As filed with the Securities and Exchange Commission on December 14, 2017

Registration No. 333-206640

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPDR® Long Dollar Gold Trust

a series of

WORLD CURRENCY GOLD TRUST

SPONSORED BY WGC USA ASSET MANAGEMENT COMPANY, LLC

(Exact name of Registrant as specified in its charter)

Delaware	6221	36-7650517
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o WGC USA Asset Management

Company, LLC

685 Third Avenue, 27th Floor

New York, New York 10017

(212) 317-3800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

WGC USA Asset Management Company, LLC

685 Third Avenue, 27th Floor

New York, New York 10017

(212) 317-3800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher D. Menconi, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, NW Washington, DC 20004 (202) 739-3000	David A. Sirignano, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, NW Washington, DC 20004 (202) 739-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-206640) originally filed on August 28, 2015 (the “Registration Statement”), which previously registered 5,000,000 Shares of Beneficial Interest, is being filed pursuant to the undertakings in the Registration Statement to update and supplement the information contained in the Registration Statement, which was previously declared effective by the Securities and Exchange Commission (the “SEC”), on January 25, 2017. This Post-Effective Amendment is being filed to update the contents of the prospectus contained in the Registration Statement pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended.

PROSPECTUS

5,000,000 Shares of Beneficial Interest

SPDR® LONG DOLLAR GOLD TRUST, A SERIES OF WORLD CURRENCY GOLD TRUST

The World Currency Gold Trust (the “Trust”) is organized as a Delaware statutory trust with multiple series. Each series of the Trust issues shares of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such series only. A single series of the Trust, the SPDR® Long Dollar Gold Trust, is offered pursuant to this Prospectus. Unless the context otherwise requires, references in this Prospectus to the “Fund” refer to the SPDR® Long Dollar Gold Trust. References to “Shares” refer to shares of the Fund. References to “Series” refer to the Fund and/or the other Series of the Trust, as applicable.

The Fund seeks to track the performance of the Solactive GLD® Long USD Gold Index (the “Index”), less fund expenses. The Index is a transparent, rules-based index published by Solactive AG (the “Index Provider”). The Index seeks to track the daily performance of a long position in physical gold (as represented by the Gold Price) and a short position in a basket (the “FX Basket”) of non-U.S. currencies (i.e., a long USD exposure versus the FX Basket). Those non-U.S. currencies consist of the following which are weighted according to the Index: euro, Japanese yen, British pound sterling, Canadian dollar, Swedish krona and Swiss franc (each, a “Reference Currency”). If the Gold Price increases and the value of the U.S. Dollar (“USD”) against the Reference Currencies comprising the FX Basket increases, the Index Level is intended to increase. Conversely, if the Gold Price decreases and the value of the USD against the Reference Currencies comprising the FX Basket declines, the Index Level is intended to decrease. In certain cases, the appreciation of the Gold Price or the depreciation of one or more of the Reference Currencies comprising the FX Basket may be offset by the appreciation of one or more of the Reference Currencies comprising the FX Basket or the depreciation of the Gold Price, as applicable. The net impact of these changes determines the value of the Fund on a daily basis. See the Risk Factor titled “The value of the Shares relates directly to the value of the gold and the value of the Reference Currencies comprising the FX Basket against the USD. Fluctuations in the price of gold and/or the value of the Reference Currencies comprising the FX Basket could materially adversely affect an investment in the Shares.”

The Fund issues Shares on a continuous basis. The Shares may be purchased from the Fund only in one or more blocks of 10,000 Shares (a block of 10,000 Shares is called a “Creation Unit”). The Fund issues Shares in Creation Units to institutional investors referred to as “Authorized Participants” on an ongoing basis as described in “Plan of Distribution.” Creation Units are offered continuously at the net asset value (“NAV”) for 10,000 Shares on the day that an order to create a Creation Unit is accepted by the Fund. Fund Shares are listed on NYSE Arca under the symbol “GLDW.”

WGC USA Asset Management Company, LLC is the Sponsor of the Trust (the “Sponsor”) and is the Commodity Pool Operator (the “CPO”) of the Fund. The Trust was formed pursuant to an Agreement and Declaration of Trust dated as of August 27, 2014, as amended and restated on June 30, 2016 and further amended and restated on September 13, 2016 and January 6, 2017, between the Sponsor and the Trustee (referred to herein as the “Declaration of Trust”).

BNY Mellon Asset Servicing, a division of The Bank of New York Mellon (“BNYM”) is the Administrator (the “Administrator”) and Transfer Agent (the “Transfer Agent”) of the Trust. BNYM also serves as the custodian of the Trust’s cash, if any. HSBC Bank plc is the custodian (the “Custodian”) of the Trust’s Gold Bullion (as defined below). Merrill Lynch International is the Gold Delivery Provider to the Trust (the “Gold Delivery Provider”). Delaware Trust Company is the trustee of the Trust (the “Trustee”). State Street Global Advisors Funds Distributors, LLC is the marketing agent of the Trust (the “Marketing Agent”).

The Trust is an “emerging growth company” subject to reduced public company reporting requirements under U.S. federal securities laws.

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 15.

Neither the Securities and Exchange Commission nor any state securities commissions has approved or disapproved of the securities offered in this Prospectus, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Fund issues and redeems Shares from time to time in Creation Units only to Authorized Participants in exchange for the delivery to the Fund, or the distribution by the Fund, of the amount of Gold Bullion represented by the Creation Units being created or redeemed. This amount is based on the combined NAV of the number of Shares included in the Creation Units being created or redeemed, as applicable, determined on the day the order to create or redeem Creation Units is accepted, as described in “Creation and Redemption of Shares.” The Shares are sold to the public at varying prices to be determined by reference to, among other considerations, the price of gold, the price of the Reference Currencies and the trading price of the Shares on NYSE Arca at the time of each sale.

The Shares are neither interests in nor obligations of the Sponsor, the Trustee, the Administrator, the Transfer Agent, the Custodian, the Gold Delivery Provider, the Index Provider, the Marketing Agent or their respective affiliates.

The date of this Prospectus is December [●], 2017.

Commodity Futures Trading Commission Risk Disclosure Statement

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 58 AND A STATEMENT OF THE PERCENTAGE RETURNS NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 60.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 15 THROUGH 35.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE ROOM AT 100 F STREET, N.E., WASHINGTON, D.C. 20549. THE PUBLIC MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

Regulatory Notices

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUND, THE ADMINISTRATOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE BOOKS AND RECORDS OF THE FUND ARE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS ARE MAINTAINED AT THE OFFICES OF THE MARKETING AGENT OR THE SPONSOR; CREATION UNIT CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY THE ADMINISTRATOR. ALL OTHER BOOKS AND RECORDS OF THE FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS) ARE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O WGC USA ASSET MANAGEMENT COMPANY, LLC, 685 THIRD AVENUE, 27TH FLOOR, NEW YORK, NEW YORK 10017; TELEPHONE NUMBER (212) 317-3800. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR THE FUND CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT HTTP://WWW.SPDRGOLDSHARES.COM. ADDITIONAL REPORTS ARE POSTED ON THE SPONSOR’S WEBSITE IN THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL BE DISTRIBUTED TO SHAREHOLDERS OF THE FUND, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER THE WORLD CURRENCY GOLD TRUST NOR ANY SERIES THEREOF IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

This Prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares.

The information contained in the sections captioned “Overview of The Gold Industry” and “Overview of the Foreign Exchange Markets” is based on information obtained from sources that the Sponsor believes are reliable.

i

This Prospectus summarizes certain documents and other information in a manner the Sponsor believes to be accurate. In making an investment decision, you must rely on your own examination of the Trust, the gold industry, the operation of the Gold Bullion market, the operation of the currency market and the terms of the offering and the Shares, including the merits and risks involved. Although the Sponsor believes this information to be reliable, the accuracy and completeness of this information is not guaranteed and has not been independently verified.

ii

Statement Regarding Forward-looking Statements

This Prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and within the Private Securities Litigation Reform Act of 1995, as amended, which generally relate to future events or future performance. Forward-looking statements usually include the words “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “it is likely” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for gold, non-U.S. currencies and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus; general economic, market and business conditions; changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies; and other world economic and political developments. See “Risk Factors” starting on page 15. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of the Shares. Moreover, neither the Sponsor nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Except as required under Item 512 of Regulation S-K or other applicable securities laws, none of the Trust, the Sponsor or the Marketing Agent is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

iii

Prospectus Summary

This is only a summary of the Prospectus and, while it contains material information about the Fund and the Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this Prospectus which is material and/or which may be important to you. You should read this entire Prospectus, including “Risk Factors” beginning on page 15, before making an investment decision about the Shares.

Definitions used in this Prospectus can be found in the Glossary of Defined Terms in Appendix A.

TRUST STRUCTURE

The Trust

The World Currency Gold Trust (the “Trust”) was formed as a Delaware statutory trust on August 27, 2014. The Trust consists of multiple series (each, a “Series”). Each Series issues common units of beneficial interest (each, a “Share”) that represent units of fractional undivided beneficial interest in and ownership of such Series. The term of the Trust and each Series is perpetual (unless terminated earlier in certain circumstances). The Trust was organized in separate series as a Delaware statutory trust rather than as separate statutory trusts in order to achieve certain administrative and other efficiencies. The material terms of the Trust Declaration of Trust are discussed in greater detail under the section “The Declaration of Trust.”

The Fund

The Series offered pursuant to this Prospectus is the SPDR® Long Dollar Gold Trust (the “Fund”). The Fund seeks to track the performance of the Solactive GLD® Long USD Gold Index (“Index”), less the expenses of the Fund’s operations. The Shares of the Fund represent units of fractional undivided beneficial interest in and ownership of the Fund. The Fund issues Shares on a continuous basis. The Shares may be purchased from the Fund only in one or more blocks of 10,000 Shares (each block of 10,000 Shares, a “Creation Unit”). The Fund issues and redeems Shares from time to time in Creation Units to institutional investors referred to as “Authorized Participants.” Creation Units are offered continuously at the net asset value (“NAV”) for 10,000 Shares on the day that an order to create a Creation Unit is accepted by the Fund. Fund Shares trade under the ticker symbol GLDW on NYSE Arca, Inc. (“NYSE Arca”). Authorized Participants and other investors may buy and sell Shares in the secondary market. Authorized share capital is unlimited and the par value of the shares is $0.00. The principal offices of the Trust and the Fund are located at c/o WGC USA Asset Management Company, LLC, 685 Third Avenue, 27th Floor, New York, New York 10017.

The Index

The Index is designed to represent the daily performance of a long position in physical gold (as represented by the Gold Price) and a short position in the FX Basket comprised of each of the Reference Currencies (i.e., a long USD exposure versus the FX Basket). In simple terms, the Index reflects the price of Gold in U.S. dollars adjusted by the price of each Reference Currency comprising the FX Basket against the U.S. dollar. The Index is designed to measure daily Gold Bullion returns as though an investor had invested in Gold Bullion in terms of the FX Basket comprised of the Reference Currencies reflected in the Index. In general, the Index is intended to increase in value when the price of gold (as measured by the Gold Price) increases and/or when the value of the USD increases against the value of the FX Basket comprised of the Reference Currencies. In general, the Index is intended to decrease in value when the price of gold (as measured by the Gold Price) decreases and/or when the value of the USD declines against the value of the FX Basket comprised of Reference Currencies. The net impact of these changes determines the value of the Index on a daily basis.

The Index Provider maintains and calculates the Index, and has licensed to the Sponsor an exclusive right to use the Index and associated marks in connection with the Fund and in accordance with the terms of the Index

License Agreement. See “Risk Factors—Risks Related to the Fund’s Operations—Risks Related to the Service Providers—There are conflicts of interest among the Custodian, the Gold Delivery Provider, the Index Provider and their affiliates and the Fund.”

The daily price of gold in USD generally is the primary driver of Index returns. Historically, fluctuations in the price of the Reference Currencies have accounted for only a small portion of Index returns. Of course, such results are hypothetical based on back-testing of the Index and are not necessarily indicative of future results. The Index is not designed to simply reflect the price of spot trades in the Reference Currencies comprising the FX Basket (which per market convention assume delivery of the Reference Currencies). Rather, the Index assumes positions in the Reference Currencies comprising the FX Basket are rolled forward and not physically settled. The Index does this by entering on each Index Business Day into spot-next trades that are closed out on the next Index Business Day against spot transactions. The Index approximates the cost of entering into a spot-next trade by linearly interpolating the cost of that trade based on the WM/Reuters “SW—Spot Week (One Week)” forward rates and a spot transaction. The Spot Next Forward Points adjust the spot price to reflect the cost of rolling Reference Currency positions.

The performance of the Fund is expected to deviate slightly from the performance of the Index due to “tracking error.” This “tracking error” results primarily from the fees paid by the Fund to the Sponsor and to the Gold Delivery Provider.

Fund Shares

As with the Index, Shares are intended to increase in value when the price of the Gold Bullion held by the Fund increases (as measured by the Gold Price) and/or when the price of the USD increases against the value of the Reference Currencies comprising the FX Basket. Fund Shares are intended to decrease in value when the value of the Gold Bullion held by the Fund decreases (as measured by the Gold Price) and/or when the price of the USD declines against the value of the Reference Currencies comprising the FX Basket. The net impact of these changes determines the value of the Fund on a daily basis. Although investors purchase Shares of the Fund in USD, the Fund is designed to provide investors with the economic effect of holding gold in terms of the FX Basket comprised of the Reference Currencies, rather than the USD.

The Fund Is a Passive Investment Vehicle

The Fund is a passive investment vehicle and is designed to track the performance of the Index regardless of: (i) the price of gold or any Reference Currency; (ii) market conditions; and (iii) whether the Index is increasing or decreasing in value. The Fund’s holdings generally consist entirely of Gold Bullion. Substantially all of the Fund’s Gold Bullion holdings are delivered by Authorized Participants in exchange for Fund Shares. The Fund does not hold any of the Reference Currencies. The Fund generally does not hold USDs (except from time to time in very limited amounts to pay Fund expenses). The Fund’s Gold Bullion holdings are not managed and the Fund does not have any investment discretion. Because the Fund generally holds only Gold Bullion (and not USDs or the Reference Currencies), the actual economic impact of changes in the value of the Reference Currencies against the USD from day to day can be reflected in the Fund only by moving an amount of Gold Bullion ounces of equivalent value into or out of the Fund on a daily basis. Therefore, the Fund seeks to track the performance of the Index by entering into a daily transaction with the Gold Delivery Provider as described herein.

The Gold Delivery Agreement

The terms of the daily transaction with the Gold Delivery Provider are set forth in a written contract between the Fund and the Gold Delivery Provider (the “Gold Delivery Agreement”). Pursuant to the terms of the Gold

Delivery Agreement, on each Business Day, the Fund enters into a transaction to deliver Gold Bullion to, or receive Gold Bullion from, the Gold Delivery Provider. The amount of Gold Bullion transferred approximates the performance of the Fund’s holdings of Gold Bullion as though they had been denominated in the FX Basket comprised of Reference Currencies in the proportions specified in the Index. In general, if there is a currency gain (i.e., the value of the USD against the Reference Currencies comprising the FX Basket increases), the Fund receives Gold Bullion. In general, if there is a currency loss (i.e., the value of the USD against the Reference Currencies comprising the FX Basket decreases), the Fund delivers Gold Bullion. In this manner, the amount of the Gold Bullion held by the Fund is adjusted to reflect the daily change in the value of the FX Basket comprised of Reference Currencies against the USD. Merrill Lynch International, in its role as Gold Delivery Provider acts as the counterparty of the Fund with respect to the Gold Delivery Agreement. See “Risk Factors—Risks Related to the Fund’s Operations—Risks Related to the Service Providers—There are conflicts of interest among the Custodian, the Gold Delivery Provider, the Index Provider and their affiliates and the Fund.”

The Sponsor

The Sponsor of the Trust and the Fund is WGC USA Asset Management Company, LLC (“WGC AM”). The Sponsor is a Delaware limited liability company and was formed on August 1, 2014. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, WGC (US) Holdings, Inc. (“WGCUS”), the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor. WGC AM is wholly-owned by WGCUS, a corporation registered under Delaware law.

The Sponsor is responsible for establishing the Fund and for the registration of the Shares. The Sponsor generally oversees the performance of the Fund’s principal service providers, but does not exercise day-to-day oversight over such service providers. The Sponsor maintains a public website on behalf of the Fund, containing information about the Fund and the Shares. The Internet address of the Sponsor’s website is http://www.spdrgoldshares.com. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Fund’s website is not considered part of this Prospectus. The general role and responsibilities of the Sponsor are discussed in greater detail under the section “The Declaration of Trust—The Sponsor.”

The Commodity Pool Operator (“CPO”)

WGC AM is the CPO of the Fund and has been registered in such capacity with the CFTC and a member of the NFA since August 19, 2015. The Sponsor has not previously operated any other pools or traded any other accounts. The CPO is, among other things, generally responsible for monitoring the Gold Delivery Provider’s calculation of Gold Bullion due to, or due from, the Fund under the Gold Delivery Agreement. Past performance of the Fund is available on page 37.

The Trustee

Delaware Trust Company, a Delaware trust company with trust powers (“DTC”), serves as the sole trustee of the Trust (the “Trustee”). The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust and the Fund are limited to its express obligations under the Declaration of Trust. The general role and responsibilities of the Trustee are discussed in greater detail under the section “The Declaration of Trust—The Trustee.”

The Administrator

The Administrator of the Fund is BNY Mellon Asset Servicing, a division of The Bank of New York Mellon (“BNYM”). The Administrator is generally responsible for the day-to-day administration and operation of the

Fund, including the calculation of the NAV of the Fund and the NAV per Share. The general role and responsibilities of the Administrator are discussed in greater detail under the section “Description of Key Service Providers—The Administrator.”

The Transfer Agent

The Transfer Agent is BNYM, which serves as the Fund’s transfer agent in connection with Creation and Redemption transactions of Shares and acts as the Fund’s distribution disbursing agent. The Transfer Agent receives and processes orders from Authorized Participants to create and redeem Creation Units and coordinates the processing of such orders with the Custodian and the DTC. The general role and responsibilities of the Transfer Agent are discussed in greater detail under the section “Description of Key Service Providers—The Transfer Agent.”

The Custodian (Cash Only)

The custodian of the Fund’s cash, if any, is BNYM. BNYM is generally responsible for establishing and maintaining one or more cash accounts for the Fund. BNYM also maintains books and records segregating the assets of the Fund from the assets of any other series of the Trust. The general role and responsibilities of BNYM as custodian of the Fund’s cash are discussed in greater detail under the section “Description of Key Service Providers—The Custodian (Cash Only).”

The Custodian

The Custodian is HSBC Bank plc. The Custodian is responsible for the safekeeping of the Gold Bullion held by the Fund. This includes (i) the Gold Bullion bars delivered to the Fund in connection with the creation of Creation Units by Authorized Participants and (ii) the Gold Bullion delivered to the Fund pursuant to the Gold Delivery Agreement. The Custodian also facilitates the transfer of Gold Bullion into and out of the Fund through Gold Bullion accounts it maintains for Authorized Participants, the Gold Delivery Provider and the Fund. The Custodian is a market maker, clearer and approved weigher under the rules of the London Bullion Market Association (“LBMA”). The general role, responsibilities and regulation of the Custodian are further described in section “Description of Key Service Providers—The Custodian.” See also “Risk Factors—Risks Related to the Fund’s Operations—Risks Related to the Service Providers—There are conflicts of interest among the Custodian, the Gold Delivery Provider, the Index Provider or their affiliates and the Fund.”

The Gold Delivery Provider

The Gold Delivery Provider is Merrill Lynch International. The Gold Delivery Provider has entered into the Gold Delivery Agreement with the Fund.

The Marketing Agent

The Marketing Agent is State Street Global Advisors Funds Distributors, LLC. The Sponsor has entered into the Marketing Agent Agreement with the Marketing Agent to assist the Sponsor in marketing the Shares. The Marketing Agent is a registered broker-dealer with the SEC and is a member of FINRA.

The Trust Is an Emerging Growth Company

The Trust is an “emerging growth company” subject to reduced public company reporting requirements under U.S. federal securities laws. The Trust has not elected to make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). This election is irrevocable. However, under the JOBS Act, emerging growth companies like the Trust are subject to reduced public company reporting requirements, as more fully described in “Risk Factors—Regulatory Risks—The Trust is an emerging growth company subject to reduced public company reporting requirements.”

The Trust expects to remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year on which the fifth anniversary of its initial public offering of Shares occurs and (ii) the Trust becomes a “large accelerated filer” within the meaning of the Exchange Act. Other conditions that may trigger a loss of “emerging growth company” status, such as certain issuances of non-convertible debt and having annual gross revenues of $1.07 billion or more, are not expected to apply to the Trust due to the limited nature of its operations.

FUND OBJECTIVE

Gold Bullion typically is priced and traded throughout the world in USDs. The Fund has been established as an alternative to traditional dollar-based gold investing. Although investors purchase shares of the Fund with USDs, the Fund is designed to provide investors with the economic effect of holding gold in terms of a specific basket of Reference Currencies rather than the USD. The Reference Currencies are the euro, Japanese yen, British pound sterling, Canadian dollar, Swedish krona and Swiss franc. Specifically, the Fund seeks to track the performance of the Solactive GLD® Long USD Gold Index, less the expenses of the Fund’s operations. The Index is designed to represent the daily performance of a long position in physical gold and a short position in the FX Basket comprised of each of the Reference Currencies (i.e., a long USD exposure versus the FX Basket). It is designed to measure daily Gold Bullion returns as though an investor had invested in gold in terms of the FX Basket comprised of the Reference Currencies reflected in the Index. Accordingly, both the Index and the Fund seek to provide Gold Bullion returns as though an investor had invested in gold in terms of the FX Basket comprised of the Reference Currencies.

In general, the USD value of an investment in the Fund is expected to increase when both the price of gold goes up and the value of the USD increases against the value of the Reference Currencies comprising the FX Basket (as weighted in the Index). Conversely, the USD value of an investment, in general, is expected to decrease when the price of gold goes down and the value of the USD decreases against the value of the Reference Currencies comprising the FX Basket (as weighted in the Index). If the price of gold increases and the value of the USD decreases against the value of the Reference Currencies comprising the FX Basket, or vice versa, the net impact of these changes will determine the value of the Fund on a daily basis.

The Fund is a passive investment vehicle and is designed to track the performance of the Index regardless of (i) the value of gold or any Reference Currency; (ii) market conditions; and (iii) whether the Index is increasing or decreasing in value. The Fund’s holdings generally consist entirely of gold. Substantially all of the Fund’s Gold Bullion holdings are delivered by Authorized Participants in exchange for Fund Shares. The Fund does not hold any of the Reference Currencies. The Fund generally does not hold USDs (except from time to time in very limited amounts to pay expenses). The Fund’s Gold Bullion holdings are not managed and the Fund does not have any investment discretion.

The Fund’s net asset value (“NAV”) goes up or down each Business Day based primarily on two factors. The first is the change in the price of gold measured in USDs from the prior Business Day. This drives the value of the Fund’s Gold Bullion holdings measured in USDs up (as gold prices increase) or down (as gold prices fall). The second is the change in the value of the Reference Currencies comprising the FX Basket against the USD from the prior Business Day. This drives the value of the Fund’s Gold Bullion holdings measured in the Reference Currencies comprising the FX Basket up (when the value of the USD against the Reference Currencies comprising the FX Basket increases) or down (when the value of the USD against the Reference Currencies comprising the FX Basket declines). The value of gold and the Reference Currencies comprising the FX Basket are based on publicly available, transparent prices—for gold, the LBMA Gold Price AM, and for currencies, the WMR Fix.

Because the Fund generally holds only Gold Bullion (and not USDs or the Reference Currencies), the actual economic impact of changes to the value of the Reference Currencies against the USD from day to day can be reflected in the Fund only by moving an amount of Gold Bullion ounces of equivalent value in or out of the Fund. Therefore, the Fund seeks to track the performance of the Index by entering into a transaction each Index Business Day with the Gold Delivery Provider. The terms of this transaction are set forth in a written contract between the Fund and the Gold Delivery Provider referred to as the “Gold Delivery Agreement.” Pursuant to the terms of the Gold Delivery Agreement, the Fund enters into a transaction to deliver Gold Bullion to, or receive Gold Bullion from, the Gold Delivery Provider each Business Day. The amount of Gold Bullion transferred approximates the performance of the Fund’s holdings of Gold Bullion as though they had been denominated in the Reference Currencies comprising the FX Basket in the proportions in which the Reference Currencies comprising the FX Basket are reflected in the Index. In general, if there is a currency gain (i.e., the value of the USD against the Reference Currencies comprising the FX Basket increases), the Fund receives Gold Bullion. In general, if there is a currency loss (i.e., the value of the USD against the Reference Currencies comprising the FX Basket decreases), the Fund delivers Gold Bullion. In this manner, the amount of Gold Bullion held by the Fund is adjusted to reflect the daily change in the value of the Reference Currencies comprising the FX Basket against the USD. The Gold Delivery Agreement requires Gold Bullion ounces equal to the value of the Gold Delivery Amount to be delivered to the custody account of the Fund or Gold Delivery Provider, as applicable.

The Fund does not intend to enter into any other Gold Bullion transactions other than with the Gold Delivery Provider as described in the Gold Delivery Agreement (except that Authorized Participants will deliver or receive Gold Bullion from the Fund in connection with the purchase or redemption of Creation Units and the Fund will sell Gold Bullion to cover Fund expenses), and the Fund does not intend to hold any Reference Currency or enter into any currency transactions.

Potential advantages of investing in the Shares include:

•	Ease and Flexibility of Investment. The Shares are listed and traded on NYSE Arca and provide institutional and retail investors with indirect access to the Gold Bullion market referenced in terms of the FX Basket comprised of the Reference Currencies. The Shares may be bought and sold on NYSE Arca and other securities exchanges like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts or other investment accounts. Through a single transaction, the Shares permit investors to achieve exposure to bullion and the specified Reference Currencies reflected in the Index. Unlike a dollar-denominated direct investment in gold or a dollar-denominated investment in a gold exchange-traded fund which does not provide exposure to a non-U.S. currency, an investor in the Fund is not required to engage in foreign exchange transactions in order to get exposure to gold in terms of the FX Basket comprised of the Reference Currencies. Instead, an investor can gain such exposure through a single transaction, thereby avoiding the difficulty of engaging in such foreign exchange transactions.

•	Expenses. The Sponsor expects that, for many investors, costs associated with buying and selling the Shares in the secondary market and the payment of the Trust’s ongoing expenses will be lower than the combined costs associated with (i) buying and selling Gold Bullion and storing and insuring Gold Bullion in a traditional allocated account, and (ii) entering into foreign exchange transactions to get exposure to gold in terms of the FX Basket comprised of the Reference Currencies.

•

Reduced Counterparty Risk. Unlike a product that derives its exposure by entering into unsecured or partially secured derivative transactions for substantial periods of time, the Fund gets exposure to gold in Reference Currency terms through the Gold Delivery Agreement. Under normal circumstances Gold Bullion typically is delivered to the Fund by the Gold Delivery Provider on a T+2 basis, the standard settlement cycle for Gold, and therefore the Fund’s counterparty risk pursuant to the Gold Delivery Agreement generally is limited to two days of changes in the price of the Reference Currencies comprising the FX Basket against the U.S. Dollar. Historically, changes in the price of the Reference Currencies have accounted for only a small portion of Index returns, typically less than 1 percentage point on any day (though this may vary depending on market conditions). Consequently, under normal circumstances the Sponsor anticipates that the failure by the Gold Delivery Provider to settle its obligations on a T+2 basis generally would have no more than a 1 or 2 percent impact on the price of the Fund on any given day. However, under unusual circumstances, such as during periods of significant economic stress or volatility, fluctuations in the prices of one or more Reference Currencies could have a more significant impact on the price of the Fund and counterparty risk would therefore be potentially more significant. Of course, such results are hypothetical based on back-testing of the Index and there can be no guarantee these historical correlations will continue.

•	Portfolio Diversification. Gold has historically been seen as a potential portfolio diversifier in times of market stress. The Shares may help to diversify an investor’s portfolio because historically the Index has exhibited low to negative correlation with both equities and conventional bonds. Of course, such results are hypothetical based on back-testing of the Index and are not necessarily indicative of future results.

•	Transparency. The pricing of the Shares is transparent because Share prices are published by the Listing Exchange and on the Sponsor’s website at http://www.spdrgoldshares.com and, unlike other products that seek to provide investors with the performance of gold in terms of foreign currencies by engaging in active management to get foreign currency exposure, the Fund follows a passive index. The Index values and other key information about the Index are publicly available.

Investing in the Shares does not insulate the investor from certain risks, including price volatility. See “Risk Factors.”

An investor who purchases the Shares will not be liable for obligations of this Commodity Pool in excess of the amount of the investor’s investment in the Shares.

NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

GREGORY S. COLLETT HAS NOT OPERATED TRADING PROGRAMS COMPARABLE TO THE FUND WITHIN THE PRIOR FIVE YEARS AND, THEREFORE, THERE ARE NO PERFORMANCE DISCLOSURES RELATING TO HIS TRADING HISTORY. NEITHER JOSEPH R. CAVATONI, WILLIAM J. SHEA, ARAM SHISHMANIAN, ROCCO MAGGIOTTO, NEAL WOLKOFF, NOR WGC (US) HOLDINGS INC. HAS OPERATED TRADING PROGRAMS COMPARABLE TO THE FUND PREVIOUSLY; THEREFORE, THERE ARE NO PERFORMANCE DISCLOSURES RELATING TO THEIR TRADING HISTORY.

BREAKEVEN POINT PER UNIT OF INITIAL INVESTMENT

For a hypothetical investment in a Share to break even 12 months after investment, assuming a selling price of $120.11, the investment would have to generate 0.50% return or $0.60. See “Breakeven Analysis.”

OPERATION OF THE FUND

The following chart provides a simplified depiction of the operation of the Fund. Specifically, the chart illustrates that the Fund operates in the following manner: (1) Shares of the Fund are listed on the NYSE Arca and investors buy and sell Shares of the Fund through broker-dealers and other intermediaries; (2) Authorized Participants buy and sell Shares in the secondary market, largely in response to changing demand for Fund Shares; (3) Authorized Participants create and redeem Shares for Gold Bullion at the NAV per Share; and (4) the Gold Delivery Provider makes and takes delivery of Gold Bullion to and from the Fund to reflect changes in the value of the Fund’s Gold Bullion holdings in terms of the FX Basket comprised of the Reference Currencies.

PRINCIPAL OFFICES

The Fund’s office is located at 685 Third Avenue, 27th Floor, New York, New York 10017 and its telephone number is 212-317-3800. The Sponsor’s office is located at 685 Third Avenue, 27th Floor, New York, New York 10017 and its telephone number is 212-317-3800. The Trustee’s office is located at 2711 Centerville Rd, Suite 400, Wilmington, DE 19808. The Administrator’s office is located at 2 Hanson Place, Brooklyn, New York 11217. The Transfer Agent’s office is located at 2 Hanson Place, Brooklyn, New York 11217. The Custodian’s office is located at 8 Canada Square, London, E14 5HQ, United Kingdom. The Gold Delivery Provider’s office is located at Merrill Lynch International, 2 King Edward Street, London, EC1A 1HQ, United Kingdom. The Marketing Agent’s office is located at 1 Iron Street, Boston, Massachusetts 02210.

The Offering

Offering	The Shares represent units of fractional undivided beneficial interest in and ownership of the Fund.

Use of Proceeds	Proceeds received by the Fund from the issuance and sale of Creation Units will consist of Gold Bullion deposits. During the life of the Fund such proceeds will only be (1) held by the Fund, (2) transferred by the Fund to or from the Gold Delivery Provider pursuant to the Gold Delivery Agreement, (3) disbursed or sold as needed to pay the Fund’s ongoing expenses and (4) distributed to Authorized Participants in connection with the redemption of Creation Units. See the section “Description of Key Service Providers—The Gold Delivery Provider and the Gold Delivery Agreement” for more details.

NYSE Arca Symbol	GLDW

CUSIP	98146B 104

Creation and Redemption	The Fund issues and redeems the Shares from time to time, but only in large aggregations of Shares (as of the date of this Prospectus, 10,000 Shares) referred to as Creation Units. Creation Units may be created or redeemed only by Authorized Participants. The creation and redemption of Creation Units require the delivery to the Fund or the distribution by the Fund of the amount of Gold Bullion represented by the Creation Units being created or redeemed. The dollar amount of a Creation Unit is a function of the NAV of the number of Shares included in the Creation Unit. Authorized Participants may sell the Shares included in the Creation Units they create to other investors. See the section “Operation of the Fund—Creation and Redemption of Shares” for more details.

Net Asset Value

The NAV of the Fund is the aggregate value of the Fund’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses). The NAV of the Fund is calculated based on the price of gold per ounce applied against the number of ounces of gold owned by the Fund. For purposes of calculating NAV, the number of ounces of gold owned by the Fund (i) is adjusted up or down on a daily basis as set forth in the Gold Delivery Agreement to reflect the Gold Delivery Amount; and (ii) reflects the amount of gold delivered into (or out of) the Fund on a daily basis by Authorized Participants creating and redeeming Shares. Except as otherwise described herein, in determining the NAV of the Fund, the Administrator generally will value the Gold Bullion held by the Fund on the basis of the LBMA Gold Price AM. If no LBMA Gold Price AM is made on a particular evaluation day or if the LBMA Gold Price AM has not been announced by 12:00 p.m. New York time on a particular evaluation day (including a Business Day that is not an Index Business Day), the next most recent LBMA Gold Price AM is used in the determination of the NAV of the Fund, unless the Sponsor determines that such price is inappropriate to use as the basis for such determination. If the Sponsor determines that such price is inappropriate to use, it shall identify an alternate basis for evaluation of the Gold Bullion held by the Fund.

Although the Fund does not hold the Reference Currencies, the Gold Delivery Provider generally values the Reference Currencies based on the rates in effect as of the WMR FX Fixing Time, which is generally 9:00 AM London Time, though other pricing sources may be used if this rate is delayed. The Administrator determines the NAV of the Fund on each Business Day as of 12:00 PM New York Time.

The Administrator also determines the NAV per Share, which equals the NAV of the Fund, divided by the number of outstanding Shares.

Purchases and Sales in the Secondary Market	The Shares of the Fund are listed and traded on NYSE Arca and other national securities exchanges.

Creation Units of Shares in the Fund may be created or redeemed only by Authorized Participants. It is expected that Creation Units in the Fund will be created when there is sufficient demand for Shares in the Fund as when, for example, the market price per Share is at a premium to the NAV per Share. Authorized Participants are expected to sell such Shares to the public at prices that are expected to reflect, among other factors, the intra-day value of gold and the FX Basket comprised of the Reference Currencies and the supply of and demand for Shares at the time of sale. Similarly, it is expected that Creation Units in the Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on NYSE Arca or other national securities exchanges, at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

The market price of the Shares of the Fund is not identical to the end-of-day NAV per Share. However, the market price per Share is expected to be close to the intra-day value of the Fund, which is provided on the Fund’s website at http://www.spdrgoldshares.com. Investors are able to use the indicative intra-day value per Share as a reference to help determine if they want to purchase or sell Shares in the secondary market. The indicative intra-day value per Share of the Fund is based on the prior day’s final NAV, adjusted four times per minute throughout the trading day to reflect the continuous estimated price changes of the Fund’s investments in gold and the value of the Reference Currencies to provide a continuously updated estimated NAV per Share. Retail investors may purchase and sell Shares through traditional brokerage accounts or other intermediaries. Purchases or sales of Shares may be subject to customary brokerage commissions and other transaction charges. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Fund Expenses	The Fund’s only ordinary recurring expenses are the Sponsor’s annual fee of 0.33% of the NAV of the Fund and the Gold Delivery Provider’s annual fee of 0.17% of the NAV of the Fund, so that the Fund’s total annual expense ratio is expected to be equal to 0.50%. The Sponsor’s annual fee accrues daily and is payable by the Fund monthly in arrears. The Gold Delivery Provider’s annual fee accrues and is payable by the Fund daily. Fund expenses reduce the NAV of the Fund.

Sponsor Fees	The Sponsor receives an annual fee equal to 0.33% of the daily NAV of the Fund. The Sponsor’s compensation is paid in consideration of the Sponsor’s (i) services under the Sponsor Agreement and the Declaration of Trust and (ii) the payment by the Sponsor of the ordinary fees and expenses of the Fund, including but not limited to, the fees charged by the Administrator, the Custodian, the Index Provider, the Marketing Agent and the Trustee. The Sponsor is not required to pay any extraordinary expenses not incurred in the ordinary course of the Fund’s business. Extraordinary expenses are fees and expenses that are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. In addition, the Sponsor is not required to pay any charges, fees, transaction or other costs in connection with any gold delivery agreement or ISDA agreement in connection with the delivery of Gold Bullion to or from the Fund. The Fund is responsible for the payment of such expenses to the extent any such expenses are incurred. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Gold Delivery Agreement	The Gold Delivery Agreement is an agreement between the Fund and the Gold Delivery Provider pursuant to which Gold is delivered to or from the Fund to reflect the Fund’s currency gains and losses. The amount of Gold Bullion transferred essentially is equivalent to the Fund’s profit or loss as if the Fund had exchanged the Reference Currencies comprising the FX Basket, in the proportion in which they are reflected in the Index, for USDs in an amount equal to the Fund’s holdings of Gold Bullion on such day. In general, if there is a currency gain (i.e., the value of the USD against the Reference Currencies comprising the FX Basket increases), the Fund will receive Gold Bullion. In general, if there is a currency loss (i.e., the value of the USD against the Reference Currencies comprising the FX Basket decreases), the Fund will deliver Gold Bullion. In this manner, the amount of Gold Bullion held by the Fund is adjusted to reflect the daily change in the value of the Reference Currencies comprising the FX Basket against the USD.

Voting Rights	Shareholders have no voting rights except as the Sponsor may consider desirable and so authorize in its sole discretion.

Termination Events	The Sponsor may terminate and liquidate the Fund or the Trust for any reason in its sole discretion. The Sponsor would likely terminate and liquidate the Fund if one of the following events occurs:

•   DTC, the securities depository for the Shares, is unwilling or unable to continue as the securities depository for the Shares and the Sponsor determines that no suitable replacement is available;

•   The Shares are de-listed from NYSE Arca and are not listed for trading on another U.S. national securities exchange within five Business Days from the date the Shares are de-listed; or

•   The Trust fails to qualify for treatment, or ceases to be treated, for U.S. federal income tax purposes, as a grantor trust.

For additional information relating to resignation of the Custodian, termination of the Index License Agreement and termination of the Gold Delivery Agreement, see “Risk Factors—Risks Relating to the Fund’s Operations—Risks Related to the Custodian—Resignation of the Custodian would likely lead to the termination of the Fund if no successor is appointed,” “Risk Factors—Risks Related to the Fund’s Operations—Risks Relating to the Fund—Loss of intellectual property rights related to the Fund, or competing claims over ownership of those rights, could adversely affect the Fund and an investment in the Shares” and “Risk Factors—Risks Related to the Fund’s Operations—Risks Relating to the Gold Delivery Provider,” respectively.

Upon the termination of the Fund, the Sponsor will, within a reasonable time after the termination of the Fund, sell all of the Gold Bullion not already distributed to Authorized Participants redeeming Creation Units, if any, and, after paying or making provision for the Fund’s liabilities, distribute the proceeds to the Shareholders. See “The Declaration of Trust—Termination of the Trust.”

Authorized Participants	Creation Units may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a DTC Participant, (3) have entered into an agreement to create and redeem Fund Shares, referred to as a “Participant Agreement,” and (4) have established an unallocated Gold Bullion account with the Custodian, or the Authorized Participant Unallocated Account. The Participant Agreement provides the procedures for the creation and redemption of Creation Units and for the delivery of Gold Bullion required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator or the Sponsor. See “Creation and Redemption of Shares” for more details.

Clearance and Settlement	The Shares are evidenced by global certificates that the Trust issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are DTC Participants, or indirectly through entities that are DTC Participants.

Risk Factors

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, including the Fund’s financial statements and the related notes.

RISKS RELATED TO AN INVESTMENT IN SHARES

RISKS RELATED TO GOLD AND THE FX BASKET COMPRISED OF THE REFERENCE CURRENCIES

The value of the Shares relates directly to the value of the gold and the value of the Reference Currencies against the USD comprising the FX Basket. Fluctuations in the price of gold and/or the value of the Reference Currencies comprising the FX Basket could materially adversely affect an investment in the Shares.

The Shares are designed to closely track the performance of the price of gold in terms of the Reference Currencies comprising the FX Basket, and the value of the Shares relates directly to the value of the gold and the value of the Reference Currencies against the USD comprising the FX Basket, less the Fund’s liabilities (including estimated accrued expenses). The price of gold and the price of each Reference Currency against the USD comprising the FX Basket have fluctuated widely in the past.

Several factors may affect the price of gold, including but not limited to:

•	Global gold supply and demand, which is influenced by such factors as forward selling by gold producers, purchases made by gold producers to unwind gold hedge positions, central bank purchases and sales, and production and cost levels in major gold-producing countries such as South Africa, China, the United States and Australia.

•	A significant change in the attitude of speculators and investors toward gold. Should the speculative community take a negative view toward gold, it could cause a decline in world gold prices, negatively affecting the price of the Shares.

•	A significant increase in gold hedging activity by gold producers. Should there be an increase in the level of hedge activity of gold producing companies, it could cause a decline in world gold prices, adversely affecting the price of the Shares.

•	Global or regional political, economic or financial events and situations.

•	Investors’ expectations with respect to the rate of inflation.

•	Currency exchange rates.

•	A widening of interest rate differentials between the cost of money and the cost of gold could negatively affect the price of gold, which, in turn, could negatively affect the price of the Shares.

•	A combination of rising money interest rates and a continuation of the current low cost of borrowing gold could improve the economics of selling gold forward. This could result in an increase in hedging by gold mining companies and short selling by speculative interests, which would negatively affect the price of gold. Under such circumstances, the price of the shares would be similarly affected.

•	Investment and trading activities of hedge funds and commodity funds.

•	Investor confidence.

If gold markets continue to be subject to sharp fluctuations, this may result in potential losses if you need to sell your Shares at a time when the price of gold is lower than it was when you made your investment. Even if you are able to hold Shares for the long-term, you may never experience a profit, since gold markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

In addition, investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

Several factors may affect the value of the Reference Currencies comprising the FX Basket or the USD and, in turn, the amount of Gold Bullion to be transferred in and out of the Fund pursuant to the Gold Delivery Agreement, including, but not limited to:

•	Debt level and trade deficit of the U.S. and the relevant non-U.S. countries;

•	Inflation rates of the U.S. and the relevant non-U.S. countries and investors’ expectations concerning inflation rates;

•	Interest rates of the U.S. and the relevant non-U.S. countries and investors’ expectations concerning interest rates;

•	Global or regional political, economic or financial events and situations;

•	Sovereign action to set or restrict currency conversion;

•	Monetary policies and other related activities of central banks within the U.S. and other relevant foreign markets; and

•	Global investment and spending patterns.

These factors interrelate in complex ways. The effect of one factor on the market value of the Fund may offset or enhance the effect of another factor. Daily increases in the value of the Reference Currencies comprising the FX Basket against the USD will negatively affect the daily performance of Shares of the Fund. Conversely, daily decreases in the value of the Reference Currencies comprising the FX Basket against the USD will positively affect the daily performance of Shares of the Fund.

Future governmental decisions may have a significant impact on the price of gold and the value of the Reference Currencies comprising the FX Basket, which may result in a significant decrease or increase in the value of the net assets and the net asset value of the Fund.

Generally, gold prices reflect the supply and demand of available gold. Governmental decisions, such as the executive order issued by the President of the United States in 1933 requiring all persons in the United States to deliver gold to the Federal Reserve or the abandonment of the gold standard by the United States in 1971, have been viewed as having a significant impact on the supply and demand of gold and the price of gold. Future governmental decisions may have an impact on the price of gold, and may result in a significant decrease or increase in the value of the net assets and the net asset value of the Fund.

Governmental intervention with respect to a particular country’s currency can have a significant impact on the value of such currency. For example, in July 2005, the Chinese government began to permit the Renminbi to float against the USD, which was a shift from the country’s previous policy to the managed floating exchange rate regime, which is still in effect. Moreover, even after shifting to the managed floating exchange rate regime, the People’s Bank of China continues to intervene in the foreign exchange market by buying USDs against the Renminbi. In addition, countries may also devalue their currency. Venezuela, for example, devalued its currency, the Venezuelan bolívar, in 2010, 2013 and 2014. It cannot be predicted whether governmental intervention regarding a country’s currency will occur, and in cases in which it does occur, it is unknown what impact the intervention will have on a country’s currency. China and Venezuela are used as examples only; neither the Renminbi nor the Venezuelan bolívar is a Reference Currency.

The sale of the Fund’s Gold Bullion to pay expenses at a time of low gold prices or at a time when the value of a Reference Currency is increasing against the USD could adversely affect the value of the Shares.

The Sponsor sells Gold Bullion to pay Fund expenses on an as-needed basis irrespective of then-current gold prices or currency valuations. The Fund is not actively managed, and no attempt will be made to buy or sell gold to protect against or to take advantage of fluctuations in the price of gold or the value of currencies. Consequently, the Fund’s gold may be sold or delivered out of the Fund at a time when the gold price is low, or at a time when the value of a Reference Currencies comprising the FX Basket is increasing against the USD, resulting in a negative effect on the value of the Shares.

DERIVATIVES RISK

The Gold Delivery Agreement comes within the definition of a “swap” as set forth in Section 1a(47) of the Commodity Exchange Act of 1936, as amended, and the rules promulgated thereunder. As a result, the transactions pursuant to the Gold Delivery Agreement may be deemed a commodity interest under the CEA and a “swap” for these purposes. Based on this analysis, the approximate percentage of the Fund’s assets subject to treatment as commodity interests is potentially 100%. However, this amount is lower on a daily basis as only a small percentage of the Fund’s assets (i.e., the amount equivalent to the change in value of the Reference Currencies comprising the FX Basket against the USD) would move into or out of the Fund on any day pursuant to the Gold Delivery Agreement.

Because the Gold Delivery Agreement and the transactions contemplated by the Gold Delivery Agreement come within the CEA’s “swap” definition, the Fund is subject to the jurisdiction of the CFTC. The Gold Delivery Agreement is a negotiated, bilateral contract for delivery of physical Gold Bullion; it will not be traded on an organized exchange and the Gold Bullion delivered pursuant to the Gold Delivery Agreement will not be cleared by a clearing organization. Pursuant to the Gold Delivery Agreement, the Gold Delivery Provider determines the notional exposure for each Reference Currency comprising the FX Basket based upon their respective Index weights.

REGULATORY DEVELOPMENTS

Regulatory developments, including the adoption and implementation of new legislation, may cause changes to the Fund’s operations and profitability. Market participants in the U.S. derivatives markets, and the markets themselves, are subject to comprehensive regulation by the CFTC and self-regulatory organizations, such as the NFA. Future regulatory developments could cause changes to the Fund’s ability to implement its investment strategies. The regulation of swap transactions in the U.S. is a rapidly changing area of law and is subject to further developments by government and judicial action. It is impossible to predict the impact of any future regulatory change on the Fund, but a regulatory change could be substantial and adverse to the Fund.

As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), signed into law on July 21, 2010, the regulation of derivatives has significantly changed. Title VII of the Dodd-Frank Act establishes a new legal framework for OTC derivatives, which has significantly increased the CFTC’s and SEC’s authority over U.S. derivatives markets and market participants. For example, the Dodd-Frank Act mandates that certain swaps be traded on a designated contract market or swap execution facility and cleared by a derivatives clearing organization. In addition, swap dealers are subject to a comprehensive registration scheme and regulation. The Dodd-Frank Act also requires that all bilateral swaps be transacted only by parties that qualify as eligible contract participants (“ECPs”). For the Fund to qualify as an ECP the Sponsor must be registered as a CPO and the Fund must have total assets exceeding $10,000,000 at the time that it enters into any swap to comply with regulatory requirements pertaining to swaps. Although the CFTC and SEC, as well as other federal regulators, responsible for promulgating rules to implement the Dodd-Frank Act have adopted many final rules that are in effect, the full impact of the Dodd-Frank Act remains uncertain.

COUNTERPARTY RISKS

The Fund may be subject to counterparty risks. To achieve the Fund’s investment objectives, the Fund has entered into the Gold Delivery Agreement, which falls within the CEA’s definition of “swap.” Swap agreements are generally traded in over-the-counter markets and have only recently become subject to regulation by the

CFTC. The CFTC’s rules governing swaps do not cover all types of swap agreements in their entirety. For example, the Gold Delivery Agreement is not subject to the requirement that it be traded on a designated contract market or swap execution facility, or cleared by a derivatives clearing organization. As a result, investors may not receive the protection of the CEA or the CFTC’s regulations in connection with the Gold Delivery Agreement. The lack of regulation in these markets could expose investors to significant losses under certain circumstances, including in the event of insolvency by participants or trading abuse.

The Fund is subject to counterparty credit risk with respect to the Gold Delivery Provider. A counterparty to an uncleared swap is generally a single financial institution rather than a derivatives clearing organization, as is the case with futures contracts. A single counterparty introduces credit risk to the Fund. For example, if the Gold Delivery Provider becomes insolvent, terminates the Gold Delivery Agreement or otherwise becomes unable to perform its obligations under the Gold Delivery Agreement, the Fund could suffer significant losses, and the value of an investor’s investment may decline, while the Fund searches for a new counterparty to perform similar obligations as the Gold Delivery Provider.

The Gold Delivery Agreement is less liquid than a futures contract because it is not traded on an exchange, does not have uniform terms and conditions, and, generally, is entered into based upon the creditworthiness of the parties and not transferable without the consent of the other counterparty. The Gold Delivery Agreement contains various conditions, covenants, representations, events of default and termination events. If a party triggers certain events or defaults on certain terms of the Gold Delivery Agreement, then the other party could terminate the Gold Delivery Agreement. In that event, it may not be possible for the Fund to enter into another swap agreement or to invest in other financial instruments necessary to achieve the desired exposure consistent with the Fund’s objective. This, in turn, may prevent the Fund from achieving its investment objective, particularly if the level of the Fund’s benchmark reverses all or part of its intraday move by the end of the day.

The Gold Delivery Provider and/or any of its affiliates may be an Authorized Participant or shareholder of the Fund, subject to applicable law.

FOREIGN CURRENCY RISK

Foreign currency exchange rates may fluctuate significantly over short periods of time and can be unpredictably affected by political developments or government intervention. The value of the foreign currencies included in the FX Basket may be affected by several factors, including: monetary policies of central banks within the relevant foreign countries or markets; global or regional economic, political or financial events; inflation or interest rates of the relevant foreign countries and investor expectations concerning inflation or interest rates; debt levels and trade deficits of the relevant foreign countries.

RISKS RELATED TO GOLD

An adverse development may lead to a decrease in Gold Bullion trading prices.

An adverse development with respect to one or more factors such as global gold supply and demand, investors’ inflation expectations, exchange rate volatility and interest rate volatility may lead to a decrease in Gold Bullion trading prices. A decline in prices of gold would have a negative impact on the net asset value of the Fund.

Substantial sales of gold by the official sector could adversely affect an investment in the Shares.

The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold gold as part of their reserve assets. The official sector holds a significant amount of gold, most of which is static, meaning that it is held in vaults and is not bought, sold, leased or swapped or otherwise mobilized in the open market. Since 1999, most sales have been made in a coordinated manner under the terms of the Central Bank Gold Agreement, as amended, under which 18 of the world’s major central banks (including the

European Central Bank) agree to limit the level of their gold sales and lending to the market. In the event that future economic, political or social conditions or pressures require members of the official sector to liquidate their gold assets all at once or in an uncoordinated manner, the demand for gold might not be sufficient to accommodate the sudden increase in the supply of gold to the market. Consequently, the price of gold could decline significantly, which would adversely affect an investment in the Shares.

Crises may motivate large-scale sales of gold which could decrease the price of gold and adversely affect an investment in the Shares.

The possibility of large-scale distress sales of gold in times of crisis may have a negative impact on the price of gold and adversely affect an investment in the Shares. For example, the 2008 financial credit crisis resulted in significantly depressed prices of gold largely due to forced sales and deleveraging by institutional investors such as hedge funds and pension funds. Crises in the future may impair gold’s price performance which would, in turn, adversely affect an investment in the Shares.

Purchasing activity in the gold market associated with the delivery of Gold Bullion to the Fund in exchange for Creation Units may cause a temporary increase in the price of gold. This increase may adversely affect an investment in the Shares.

Purchasing activity associated with acquiring the Gold Bullion required for deposit into the Fund in connection with the creation of Creation Units may temporarily increase the market price of gold, which would likely result in higher prices for the Shares. Temporary increases in the market price of gold may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of gold that may result from increased purchasing activity of gold connected with the issuance of Creation Units. Consequently, the market price of gold may decline immediately after Creation Units are created. If the price of gold declines, it will have a negative impact on the value of the Shares.

The price of gold may be affected by the sale of gold by exchange traded funds, or ETFs, or other exchange traded vehicles tracking gold markets.

To the extent existing ETFs, or other exchange-traded vehicles tracking gold markets, represent a significant proportion of demand for physical Gold Bullion, large redemptions of the securities of these ETFs or other exchange traded vehicles could negatively affect physical Gold Bullion prices and the price and NAV of the Shares.

The value of the Gold Bullion held by the Fund will be determined using the LBMA Gold Price AM. Potential discrepancies in the calculation of the LBMA Gold Price AM, as well as any future changes to the LBMA Gold Price AM, could affect the value of the Gold Bullion held by the Fund and could have an adverse effect on the value of a methodology used to calculate the investment in the Shares.

The LBMA Gold Price is determined twice each Business Day (10:30 a.m. and 3:00 p.m. London time) by the participants in a physically settled, electronic and tradable auction administered by the IBA. The IBA oversees a bidding process that determines the price of gold by matching buy and sell orders submitted by the participants for the applicable auction time. The NAV of the Fund is determined each day that the Fund’s principal market, NYSE Arca, is open for regular trading, based on the price of gold per ounce applied against the number of ounces of gold owned by the Fund. In determining the Fund’s NAV, the Administrator generally will value the Gold Bullion held by the Fund using the 10:30 a.m. LBMA Gold Price, which is commonly referred to as the LBMA Gold Price AM. If no LBMA Gold Price AM is made on a particular evaluation day or if the LBMA Gold Price AM has not been announced by 12:00 p.m. New York time on a particular evaluation day (including a Business Day that is not an Index Business Day), the next most recent LBMA Gold Price AM is used in the determination of the NAV of the Fund, unless the Sponsor determines that such price is inappropriate to use as the basis for such determination. While the Trust, the Sponsor, and the Administrator do not participate in establishing the LBMA Gold Price AM, an affiliate of the Custodian, HSBC Bank plc, is a direct participant in establishing the LBMA Gold Price AM.

In the event that the LBMA Gold Price AM does not prove to be an accurate benchmark and the LBMA Gold Price AM varies materially from the price determined by other mechanisms, the NAV of the Fund and the value of an investment in the Shares could be adversely affected. Any future developments in the benchmark, to the extent they have a material impact on the LBMA Gold Price AM, could adversely affected the NAV of the Fund and the value of an investment in the Shares. Further, the calculation of the LBMA Gold Price AM is not an exact process. Rather, it is based upon a procedure of matching orders from participants in the auction process and their customers to sell gold with orders from participants in the auction process and their customers to buy gold at particular prices. The LBMA Gold Price AM does not therefore purport to reflect each buyer or seller of gold in the market, nor does it purport to set a definitive price for gold at which all orders for sale or purchase will take place on that particular day or time. All orders placed into the auction process by the participants will be executed on the basis of the price determined pursuant to the LBMA Gold Price AM auction process (provided that orders may be cancelled, increased or decreased while the auction is in progress). It is possible that electronic failures or other unanticipated events may occur that could result in delays in the announcement of, or the inability of the system to produce, an LBMA Gold Price AM on any given date.

If concerns about the integrity or reliability of the LBMA Gold Price AM arise, even if eventually shown to be without merit, such concerns could adversely affect investor interest in gold and therefore adversely affect the price of gold and the value of an investment in the Shares. Because the NAV of the Fund is determined using the LBMA Gold Price AM, discrepancies in or manipulation of the calculation of the LBMA Gold Price AM could have an adverse impact on the value of an investment in the Shares. Furthermore, any concern about the integrity or reliability of the pricing mechanism could disrupt trading in gold and products using the LBMA Gold Price AM, such as the Shares. In addition, these concerns could potentially lead to both changes in the manner in which the LBMA Gold Price AM is calculated and/or the discontinuance of the LBMA Gold Price AM altogether. Each of these factors could lead to less liquidity or greater price volatility for gold and products using the LBMA Gold Price AM, such as the Shares, or otherwise could have an adverse impact on the trading price of the Shares.

Because the Fund invests only in gold, an investment in the Fund may be more volatile than an investment in a more broadly diversified portfolio.

The Fund invests only in gold. As a result, the Fund’s holdings are not diversified. Accordingly, the Fund’s net asset value may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over short or long periods of time. The price of gold can be volatile because gold is comparatively less liquid than other commodities. Fluctuations in the price of gold are expected to have a direct impact on the value of the shares.

An investment in the Fund may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of loss associated with an investment in the Fund. Investors should review closely the objective and strategy and redemption provisions of the Fund, as discussed herein, and familiarize themselves with the risks associated with an investment in the Fund.

An investment in the Shares may be adversely affected by competition from other methods of investing in gold.

The Fund competes with other financial vehicles, including traditional debt and equity securities issued by companies in the gold industry and other securities backed by or linked to gold, direct investments in gold and investment vehicles similar to the Fund. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in gold directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

RISKS RELATED TO THE REFERENCE CURRENCIES COMPRISING THE FX BASKET

Currency exchange rates can be volatile and difficult to predict. This volatility could materially and adversely affect the performance of the Shares.

Currency exchange rates are influenced by the factors identified above and may also be influenced by, among other things: changing supply and demand for a particular currency; monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries); changes in balances of payments and trade; trade restrictions; and currency devaluations and revaluations. Also, governments from time to time intervene in the currency markets, directly and by regulation, in order to influence prices directly. These events and actions are unpredictable. The resulting volatility in the USD/Reference Currency exchange rates could materially and adversely affect the performance of the Shares.

The value of any currency, including the Reference Currencies, relative to the USD may be affected by complex political and economic factors.

The exchange rate of each Reference Currency in terms of the USD is subject at any moment to the supply and demand for the currencies, and changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the various countries, including economic and political developments in other countries. Currency exchange rates may be particularly affected by the relative rates of inflation, interest rate levels, balance of payments and the extent of governmental surpluses or deficits in non-U.S. countries and in the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of such non-U.S. countries, the United States and other countries important to international trade and finance.

Governments may use a variety of techniques, such as intervention by the central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They also may issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. The liquidity and trading value of the currencies could be affected by the actions of governments, which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders.

The currency market is a global, around-the-clock market. Therefore, the hours of trading for the Shares will not always conform to the hours during which non-U.S. currencies and USDs are traded. Significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the Shares.

Substantial purchases of a Reference Currency by the official sector could adversely affect an investment in the Shares.

The official sector holds a significant amount of various foreign currencies that can be mobilized in the open market. In the event that future economic, political or social conditions or pressures require members of the official sector to purchase a specific foreign currency simultaneously or in an uncoordinated manner, the supply for such currency might not be sufficient to accommodate the sudden increase in the demand of the currency to the market. Consequently, the price of a Reference Currency could increase, which could adversely affect an investment in the Shares.

Because the value of the Fund relates to the prices of the Reference Currencies comprising the FX Basket, which are determined using the WMR Fix, potential discrepancies in, or manipulation of, the calculation of the WMR Fix could affect the value of the Reference Currencies comprising the FX Basket and could have an adverse effect on the value of an investment in the Shares.

Any discrepancies in, or manipulation of, the calculation of the WMR Fix could have an adverse impact on the value of an investment in the Shares. Furthermore, concerns about the integrity or reliability of the pricing mechanism could disrupt trading in the Reference Currencies comprising the FX Basket and products using the WMR Fix, such as the Shares. In addition, these concerns could potentially lead to both changes in the manner in which the WMR Fix is calculated and/or the discontinuance of the WMR Fix altogether. Each of these events could lead to less liquidity or greater price volatility for the Reference Currencies comprising the FX Basket and products using the WMR Fix, such as the Shares, or otherwise could have an adverse impact on the trading price of the Shares. The use of an alternative indicator for the price of the Reference Currencies could result in materially different pricing of transactions under the Gold Delivery Agreement, which could result in materially different valuations of the Fund’s Shares. Future changes to, or the discontinuance of, the WMR Fix may have a material effect on the Fund’s operations, including the creation or redemption of Shares, or the trading price of Shares.

RISKS RELATED TO THE INDEX

The Index is calculated without regard to the Fund. The Index Provider does not have any obligation to the Fund or its Shareholders other than as set forth in the Index License Agreement.

There is no assurance that the Index Provider will compile the Index accurately, or that the Index will be determined, composed or calculated accurately. The Index Provider does not have any obligation to take the needs of the Fund or its Shareholders into account when calculating the Index or making changes to the Index other than as set forth in the Index License Agreement. While the Index Provider does provide descriptions of what the Index is designed to achieve, the Index Provider does not provide any warranty or accept any liability in relation to the quality, accuracy or completeness of data in respect of its indices, and does not guarantee that the Index will be in line with the described index methodology.

The Fund is designed to track the performance of the Index regardless of whether the Index is increasing or decreasing in value. Consequently, the Fund does not provide any warranty or guarantee for the performance of the Index or warranty or guaranty against Index Provider errors. Errors with respect to the calculation, quality, accuracy and completeness of the Index or the data used to calculate the Index may occur from time to time and may not be identified and corrected for a period of time, if at all. Gains, losses or costs associated with the performance of the Index and Index Provider errors generally will be borne by the Fund and its Shareholders and could have a material negative impact on the performance of the Index and the Fund.

Under certain limited circumstances, the Calculation Agent for the Index has discretion in relation to the Index and is under no obligation to consider your interests as holder of the Shares.

Solactive AG acts as the Calculation Agent of the Index and is responsible for calculating and maintaining the official closing levels of the Index, maintaining the Index and developing the guidelines and policies governing its composition and calculation. The rules governing the Index may be amended at any time by Solactive AG, in its sole discretion, and the rules also permit the use of discretion by Solactive AG in relation to the Index in specific instances, including but not limited to the determination of the levels to be used in the event of market disruptions that affect its ability to calculate and publish the levels of the Index and the interpretation of rules governing the Index.

In addition, following the occurrence of certain extraordinary events, as described under “Market Disruption Events and Extraordinary Events,” the Calculation Agent for the Index has discretion, acting in good faith and in a commercially reasonable manner, to use different pricing sources on a specific date of its choosing in the event of certain extraordinary events, such as certain changes in law, or where it is reasonably necessary to do so to reflect the purpose of the Index.

Although the Calculation Agent for the Index is obligated to make all determinations and take all action in relation to the Index acting in good faith and a commercially reasonable manner, it should be noted that such discretion could have an impact, positive or negative, on the closing level of the Index. The Calculation Agent for the Index is under no obligation to consider your interests as a holder of the Shares in taking any actions that might affect the value of your Shares.

The Index is described as a “notional” or “synthetic” portfolio or strategy.

The Index’s exposures to the Gold Price and the FX Basket comprised of Reference Currencies are purely notional and will exist solely in the records maintained by or on behalf of the Calculation Agent for the Index. There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. Consequently, you will not have any claim against any of the reference assets reflected in the Index.

The Index has a limited operating history and may perform in unanticipated ways.

The Index has been calculated on a “live” basis since July 20, 2016. Therefore, the Index has limited operating history. Any back-testing or similar analysis performed by any person in respect of the Index has inherent limitations and should be considered illustrative only. Past performance is not indicative of future performance and does not guarantee future results.

The Index may be removed or replaced if certain extraordinary events occur.

Following the occurrence of certain extraordinary events, as described under “Market Disruption Events and Extraordinary Events,” the Index may cease calculation or use different pricing sources. You should realize that changing pricing sources may affect the performance of the Index, and therefore, the return on the Shares, as the replacement pricing sources may result in significantly better or worse performance of the Fund than the original pricing sources.

RISKS RELATED TO THE FUND

The Fund is a passive investment vehicle. It is not actively managed and is designed to track the Index during periods in which the Index is flat or declining as well as when the Index is rising. This means that the value of the Shares may be adversely affected by Fund losses that, if the Fund had been actively managed, it might have been possible to avoid.

The Fund does not manage its portfolio to sell Gold Bullion at times when its price is high, or acquire Gold Bullion at low prices in the expectation of future price increases. It also means that the Fund does not use any of the hedging techniques available to professional gold investors to attempt to reduce the risks of losses resulting from gold price decreases. The Fund does not attempt to manage or hedge currency gains or losses. Moreover, transfers of Gold Bullion into or out of the Fund pursuant to the Gold Delivery Agreement are not offset by Fund purchases or sales of Gold Bullion in anticipation of or in response to changes in foreign exchange rates. Any losses sustained by the Fund will adversely affect the value of the Shares.

The Fund’s performance may deviate from changes in the levels of its Index.

Although the objective of the Fund is to track the performance of the Index, less fees and expenses, the Fund’s performance will not replicate the performance of the Index for a number of reasons. Fund fees and expenses, which are not accounted for by the Index, will have a negative impact on the Fund’s performance and cause the performance of the Fund to deviate from the performance of the Index (i.e., create “tracking error” between the Fund and the Index). The Gold Delivery Amount is calculated by the Gold Delivery Provider, while the Index is calculated and published by the Index Provider. The methodologies used to calculate the Gold Delivery Amount and the Index include complicated mathematical calculations and, in the event of a disruption in the relevant markets or the occurrence of other unusual events, these methodologies allow the exercise of discretion by the Gold Delivery Provider and the Index Provider, respectively. No assurance can be given that the Gold Delivery Provider, in calculating the Gold Delivery Amount, and the Index Provider, in calculating the Index, will produce equivalent results, particularly in the event of a disruption in the relevant markets or the occurrence of other unusual events. Furthermore, the failure of the Gold Delivery Provider to perform its obligations under the Gold Delivery Agreement, the failure of the Index Provider to calculate the Index in accordance with the Index methodology, or other unusual circumstances may also create tracking error between the Fund and the Index.

The costs inherent in buying or selling Fund shares may detract significantly from investment results.

Buying or selling Shares on an exchange involves two types of costs that apply to all securities transactions effectuated on an exchange. When buying or selling Shares of the Fund through a broker or other intermediary, you will likely incur a brokerage commission or other charges imposed by that broker or intermediary. In addition, you may incur the cost of the “spread,” that is, the difference between what investors are willing to pay for Shares (the “bid” price) and the price at which they are willing to sell Shares (the “ask” price). Because of the costs inherent in buying or selling Shares, frequent trading may detract significantly from investment results and an investment in Shares may not be advisable for investors who anticipate regularly making small investments.

Because of the Fund’s expenses a Share in the Fund will need to realize a return of 0.50% in a year for the value of a Share at the end of the year to equal the initial price of a Fund Share.

The Fund pays the Sponsor the Sponsor’s Fee, which accrues daily at an annualized rate of 0.33% of the NAV of the Fund payable monthly in arrears, and pays the Gold Delivery Provider the Gold Delivery Provider’s Fee, which accrues and is payable by the Fund daily at an annual rate of 0.17% of the NAV of the Fund. Accordingly, the Fund’s total annual expense ratio is expected to be equal to 0.50%. Based on the Fund’s total annual expense ratio of 0.50%, on an annualized basis the Fund will need to realize a return of 0.50% in the first year for the value of a share at the end of the first year to equal the initial selling price (not including any customary brokerage commissions or other fees charged to intermediaries). For a hypothetical investment in a Share to break even 12 months after investment, assuming a selling price of $120.11, the investment would have to generate a return of $0.60. See “Breakeven Analysis.”

The lack of an active trading market or a halt in trading of the Shares of the Fund may result in losses on investment at the time of disposition of the Shares.

Although the Shares are listed for trading on NYSE Arca, we cannot guarantee that an active trading market for the Shares will develop. If an investor needs to sell Shares at a time when no active market for Shares exists, or there is a halt in trading of securities generally or of the Shares, this will most likely adversely affect the price the investor receives for the Shares (assuming the investor is able to sell them).

The Shares may trade at a price that is at, above or below the NAV per Share and any discount or premium in the trading price relative to the NAV per Share may widen as a result of non-concurrent trading hours between the COMEX and NYSE Arca.

The Shares may trade at, above or below the NAV per Share. The NAV per Share fluctuates with changes in the market value of the Fund’s assets. The trading price of the Shares fluctuates in accordance with changes in the NAV per Share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the COMEX and NYSE Arca. While the Shares trade on NYSE Arca until 4:00 p.m. New York time, liquidity in the global gold market may be reduced after the close of the COMEX at 1:30 PM New York time. As a result, after 1:30 p.m. New York time, trading spreads, and the resulting premium or discount, on the Shares may widen.

However, because shares can be created and redeemed in Creation Units at NAV (unlike shares of many closed-end funds, which frequently trade at appreciable discounts from, and sometimes at premiums to, their NAVs), the Sponsor believes that large discounts or premiums to the NAV of the Fund are not likely to be sustained over the long term. While the creation/redemption feature is designed to make it more likely that the Fund’s shares normally will trade on stock exchanges at prices close to the Fund’s next calculated NAV, exchange prices are not expected to correlate exactly with the Fund’s NAV due to timing reasons, supply and demand imbalances and other factors. In addition, disruptions to creations and redemptions, including disruptions at market makers or Authorized Participants, or to market participants or during periods of significant market volatility, may result in trading prices for shares of the Fund that differ significantly from its NAV.

If the process of creation and redemption of Creation Units encounters any unanticipated difficulties, the possibility for arbitrage transactions intended to keep the price of the shares closely linked to the price of gold and the Reference Currencies comprising the FX Basket may not exist and, as a result, the price of the Shares may fall.

If the process for the creation and redemption of shares by Authorized Participants (which depends on, among other things, timely transfers of Gold Bullion to and by the Custodian) encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Creation Units to take advantage of arbitrage opportunities may not do so. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of gold and may fall.

The amount of gold represented by each Share will decrease when the Fund’s Gold Bullion is sold to pay the Sponsor’s Fee and any other Fund expenses. Without increases in the price of gold and/or decreases in the price of the FX Basket comprised of Reference Currencies sufficient to compensate for this decrease, the price of the Shares will decline and you will lose money on your investment in Shares.

To the extent the Fund sells Gold Bullion to cover expenses or liabilities, the amount of Gold Bullion represented by each Share will decrease. New deposits of Gold Bullion, received in exchange for new Shares issued by the Fund, would not reverse this trend. A decrease in the amount of Gold Bullion represented by each Share results in a decrease in the price of a Share even if the price of Gold Bullion has not changed. To retain the Share’s original price, the price of gold would have to increase and/or the price of the FX Basket comprised of the Reference Currencies would have to decrease. Without those beneficial price changes, the lesser amount of Gold Bullion represented by the Share will have a correspondingly lower price. If these increases/decreases do not occur, or are not sufficient to counter the lesser amount of Gold Bullion represented by each Share, you will sustain losses on your investment in Shares.

The Fund also may be subject to certain liabilities (for example, as a result of litigation) that have not been assumed by the Sponsor. The Fund will sell Gold Bullion to pay those expenses, unless the Sponsor agrees to pay such expenses out of its own pocket.

The value of the Shares could decline if unanticipated operational or trading problems arise.

There may be unanticipated problems or issues with respect to the mechanics of the Fund’s operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

Market Disruption Events or Extraordinary Events could cause a disruption in the operation of the Index and/or the Fund and in secondary market trading of Shares.

From time to time, unexpected events may cause the operations of the Index and/or the Fund to be disrupted. These events are expected to be relatively rare, though there can be no guarantee they will not occur. These events are referred to as either “Market Disruption Events” or “Extraordinary Events” depending largely on their significance and potential impact on the Index and the Fund. The occurrence of any Market Disruption Event or Extraordinary Event could have a material adverse impact on the Index, the Fund, the trading of Shares and the value of an investment in the Shares. Examples of Market Disruption Events or Extraordinary Events include disruptions in the trading of gold or the Reference Currencies comprising the FX Basket, as well as delays or disruptions in the publication of the LBMA Gold Price or the Reference Currency prices. The occurrence of a Market Disruption Event or Extraordinary Event may result in, among other things, (i) a disruption or change in the calculation of the Index or the Gold Delivery Amount, (ii) the suspension or cancellation of creation and redemption transactions and disruptions, and/or (iii) disruptions or halts in secondary market trading. Market Disruption Events and Extraordinary Events could also cause secondary market trading of Shares to be disrupted or halted for short or even long periods of time. To the extent trading continues during a Market Disruption Event or Extraordinary Event, it is expected that trading would be more volatile and that Shares would trade at wider discounts or premiums to NAV. The occurrence of any Market Disruption Event or Extraordinary Event could have a material adverse impact on the Index and/or Fund and the performance of the Index and/or Fund.

RISKS RELATING TO THE FUND’S OPERATIONS

RISKS RELATED TO THE FUND

The Fund is exposed to various operational risks.

The Fund is exposed to various operational risks, including human error, information technology failures and failure to comply with formal procedures intended to mitigate these risks, and is particularly dependent on electronic means of communicating, record-keeping and otherwise conducting business. In addition, the Fund generally exculpates, and in some cases indemnifies, its counterparties with respect to losses arising from unforeseen circumstances and events, which may include the interruption, suspension or restriction of trading on or the closure of NYSE Arca, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions or other circumstances beyond its or its counterparties’ control. Accordingly, the Fund generally bears the risk of loss with respect to these unforeseen circumstances and events to the extent relating to the Fund or the Shares.

Although it is expected that the Fund’s direct counterparties will generally have disaster recovery or similar programs or safeguards in place to mitigate the effect of such unforeseen circumstances and events, these safeguards may not be in place for all parties whose activities may affect the performance of the Fund, and these safeguards, even if implemented, may not be successful in preventing losses associated with such unforeseen circumstances and events. Moreover, the systems and applications on which the Fund relies may not continue to operate as intended. In addition to potentially causing performance failures at, or direct losses to, the Fund, any such unforeseen circumstances and events or operational failures may further distract the counterparties or personnel on which the Fund relies, reducing their ability to conduct the activities on which the Fund is dependent. These risks cannot be fully mitigated or prevented, and further efforts or expenditures to do so may not be cost-effective, whether due to reduced benefits from implementing additional or redundant safeguards or due to increases in associated maintenance requirements and other expenses that may make it more costly for the Fund to operate in more typical circumstances.

The Fund may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Fund is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when gold prices are lower than the gold prices at the time when Shareholders purchased their Shares. In such a case, when the Fund’s Gold Bullion is sold as part of the Fund’s liquidation, the resulting proceeds distributed to Shareholders will be fewer than if gold prices were higher at the time of sale.

Redemption orders may be subject to rejection, suspension or postponement.

The Fund has the right, but not the obligation, to reject any Redemption Order if (i) the order is not in proper form as described in the Participant Agreement, (ii) the fulfillment of the order, in the opinion of its counsel, might be unlawful, (iii) if the Fund determines that acceptance of the order from an Authorized Participant would expose the Fund to credit risk, or (iv) circumstances outside the control of the Administrator, the Sponsor or the Custodian make the redemption, for all practical purposes, not feasible to process.

The Fund may, in its discretion, and will, when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date: (1) for any period during which NYSE Arca is closed other than customary weekend or holiday closings, or trading on NYSE Arca is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Gold Bullion is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders.

The Sponsor will not be liable to any person or liable in any way for any loss or damages that may result from any such rejection, suspension or postponement.

Loss of intellectual property rights related to the Fund, or competing claims over ownership of those rights, could adversely affect the Fund and an investment in the Shares.

While the Sponsor believes that all intellectual property rights needed to operate the Fund are owned by or licensed to the Sponsor or an affiliate or have been obtained, the Index Provider has the right to terminate the Index License Agreement. If the Index License Agreement is terminated, the Sponsor would attempt to license a replacement index as soon as reasonably possible. On a temporary basis during such time, the Fund would effectively be tracking the performance of the price of Gold Bullion in terms of U.S. dollars. No assurance can be given that the Sponsor would be able to find an acceptable replacement index. Furthermore, third parties may allege or assert ownership of intellectual property rights that may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Fund.

RISKS RELATED TO THE SHARES

The Shares are a new securities product and their value could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares, as well as procedures for transferring Gold Bullion into or out of the Fund pursuant to the Gold Delivery Agreement, have been developed specifically for this securities product. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the Fund’s operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The liquidity of the Shares may be affected by the withdrawal of Authorized Participants and substantial redemptions by Authorized Participants.

In the event that one or more Authorized Participants that has substantial interests in the Shares withdraws from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares. The liquidity of the Shares also may be affected by substantial redemptions by Authorized Participants related to or independent of the withdrawal from participation of Authorized Participants. In the event that there are substantial redemptions of Shares or one or more Authorized Participants with a substantial interest in the Shares withdraws from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment.

Shareholders do not have the rights enjoyed by investors in certain other investment vehicles.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors and will not receive dividends).

RISKS RELATED TO GOLD

The Fund’s Gold Bullion may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Fund’s Gold Bullion bars held by the Custodian or any subcustodian on behalf of the Fund could be lost, damaged or stolen. Access to the Fund’s Gold Bullion bars could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Fund and, consequently, an investment in the Shares.

The Fund may not have adequate sources of recovery if its Gold Bullion is lost, damaged, stolen or destroyed and recovery may be limited, even in the event of fraud, to the market value of the gold at the time the fraud is discovered.

Shareholders’ recourse against the Fund, the Administrator, the Trustee and the Sponsor under Delaware law, the Custodian under English law, and any subcustodians under the law governing their custody operations, is limited. The Fund does not insure its Gold Bullion. The Custodian has agreed to maintain insurance in support of its custodial obligations under the Allocated Bullion Account Agreement, including covering any loss of gold, on such terms and conditions as it considers appropriate which does not cover the full amount of gold. The Custodian will annually provide the Trust with a copy of the Custodian’s certificate of insurance. The Fund is not a beneficiary of any such insurance and does not have the ability to dictate the nature or amount of coverage. Therefore, Shareholders cannot be assured that the Custodian will maintain adequate insurance or any insurance with respect to the Gold Bullion held by the Custodian on behalf of the Fund. In addition, the Custodian and the Trust do not require any subcustodians to be insured or bonded with respect to their custodial activities or with respect to the Gold Bullion held by them on behalf of the Fund. Consequently, a loss may be suffered with respect to the Fund’s Gold Bullion, which is not covered by insurance and for which no person is liable in damages.

The liability of the Custodian is limited under the Custody Agreements, the Allocated Bullion Account Agreement, and the Unallocated Bullion Account Agreement. Under the Custody Agreements, the Custodian is responsible only for any loss or damage suffered by the Fund arising out of the Custodian’s own negligence, bad faith, willful misfeasance, or reckless disregard of its duties. Under the Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement, the Custodian is responsible to the Fund only for any loss or damage suffered by the Fund as a direct result of any negligence, fraud or willful default on the Custodian’s part. The Custodian’s liability under the Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement is limited to the market value of the gold held in the Fund Allocated Account at the time the Custodian discovers such negligence, fraud or willful default, provided that the Custodian promptly notifies the Administrator of its discovery.

In addition, the Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Custody Agreements by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. As a result, the recourse of the Administrator or the investor, under English law, is limited. Furthermore, under English common law, the Custodian or any subcustodian will not be liable for any delay in the performance or any non-performance of its custodial obligations by reason of any cause beyond its reasonable control.

Gold Bullion bars may be held by one or more subcustodians appointed by the Custodian until it is transported to the Custodian’s vault premises. Under the Allocated Bullion Account Agreement, except for an obligation on the part of the Custodian to use commercially reasonable efforts to obtain delivery of the Fund’s Gold Bullion bars from any subcustodians appointed by the Custodian, the Custodian is not liable for the acts or omissions, or for the solvency, of its subcustodians unless the selection of such subcustodians was made negligently or in bad faith. There are expected to be no written contractual arrangements between subcustodians that hold the Fund’s Gold Bullion bars and the Trust or the Custodian, because traditionally such arrangements are based on the LBMA’s rules and on the customs and practices of the London bullion market. In the event of a legal dispute with respect to or arising from such arrangements, it may be difficult to define such customs and practices. The LBMA’s rules may be subject to change outside the control of the Fund. Under English law, neither the Trust nor the Custodian would have a supportable breach of contract claim against a subcustodian for losses relating to the safekeeping of gold. If the Fund’s Gold Bullion bars are lost or damaged while in the custody of a subcustodian, the Fund has only limited rights, and depending on the circumstances, may have no right to recover damages from the Custodian or the subcustodian.

The obligations of the Custodian under the Allocated Bullion Account Agreement, the Unallocated Bullion Account Agreement and the Participant Unallocated Bullion Account Agreement are governed by English law. The Custodian may enter into arrangements with English subcustodians, which arrangements may also be governed by English law. The Trust is a Delaware statutory trust. Any United States, Delaware or other court situated in the United States may have difficulty interpreting English law (which, insofar as it relates to custody arrangements, is largely derived from court rulings rather than statute), LBMA rules or the customs and practices in the London custody market. It may be difficult or impossible for the Trust, on behalf of the Fund, to sue a subcustodian in a United States, Delaware or other court situated in the United States. In addition, it may be difficult, time consuming and/or expensive for the Trust, on behalf of the Fund, to enforce in a foreign court a judgment rendered by a United States, Delaware or other court situated in the United States.

If the Fund’s Gold Bullion bars are lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Fund, the responsible party may not have the financial resources sufficient to satisfy the Fund’s claim. For example, as to a particular event of loss, the only source of recovery for the Fund might be limited to the Custodian, as currently it is the sole custodian holding all of the Fund’s Gold Bullion; or one or more subcustodians, if appointed; or, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Fund.

Neither the Shareholders nor any Authorized Participant has a right under the Custody Agreements to assert a claim of the Trust against the Custodian or any subcustodian; claims under the Custody Agreements may only be asserted by the Trust on behalf of the Fund.

Gold Bullion allocated to the Fund in connection with the creation of a Creation Unit may not meet the London Good Delivery Standards and, if a Creation Unit is issued against such Gold Bullion, the Fund may suffer a loss.

Neither the Administrator nor the Custodian independently confirms the fineness of the gold allocated to the Fund in connection with the creation of a Creation Unit. The Gold Bullion allocated to the Fund by the Custodian may be different from the reported fineness or weight required by the LBMA’s standards for Gold Bullion bars delivered in settlement of a gold trade (London Good Delivery Standards), which are the standards required by the Fund. If the Administrator nevertheless issues a Creation Unit against such gold, and if the Custodian fails to satisfy its obligation to credit the Fund the amount of any deficiency, the Fund may suffer a loss.

RISKS RELATED TO THE CUSTODIAN

The Fund relies on the Custodian for the safekeeping of essentially all of the Fund’s Gold Bullion. As a result, failure by the Custodian to exercise due care in the safekeeping of the Fund’s Gold Bullion could result in a loss to the Fund.

The Fund relies on the Custodian for the safekeeping of essentially all of the Fund’s Gold Bullion. The Administrator is not liable for the acts or omissions of the Custodian. The Administrator has no obligation to monitor the activities of the Custodian other than to receive and review reports prepared by the Custodian pursuant to the Custody Agreements. In addition, the ability to monitor the performance of the Custodian may be limited because under the Custody Agreements the Trust and the Sponsor and any accountants or other inspectors selected by the Sponsor have only limited rights to visit the premises of the Custodian for the purpose of examining the Fund’s Gold Bullion and certain related records maintained by the Custodian. As a result of the above, any failure by the Custodian to exercise due care in the safekeeping of the Fund’s Gold Bullion may not be detectable or controllable by the Administrator and could result in a loss to the Fund.

Failure by the subcustodians to exercise due care in the safekeeping of the Fund’s Gold Bullion bars could result in a loss to the Fund.

Under the Allocated Bullion Account Agreement, the Custodian agreed that it will hold all of the Fund’s Gold Bullion bars in its own vault premises except when the Gold Bullion bars have been allocated in a vault other than the Custodian’s vault premises, and in such cases the Custodian agreed that it will use commercially reasonable efforts promptly to transport the Gold Bullion bars to the Custodian’s vault, at the Custodian’s cost and risk. Nevertheless, there will be periods of time when some portion of the Fund’s Gold Bullion bars will be held by one or more subcustodians appointed by the Custodian. The Allocated Bullion Account Agreement is described in “Custody Agreements.”

The Custodian is required under the Allocated Bullion Account Agreement to use reasonable care in appointing its subcustodians and will monitor the conduct of each subcustodian, and promptly advise the Fund of any difficulties or problems existing with respect to such subcustodian. However, the Gold Bullion held by a subcustodian is held in the name of the Custodian, and not in the name of the Fund, and the account with each subcustodian is only subject to the Custodian’s instructions. In the event a subcustodian fails to exercise due care in the safekeeping of the Fund’s Gold Bullion, there could be a resulting loss to the Fund, and the fund may have limited or no ability to pursue any action against the subcustodian. See “Description of the Custody Agreements” for more information about subcustodians that may hold the Fund’s Gold Bullion.

The ability of the Administrator and the Custodian to take legal action against subcustodians may be limited, which increases the possibility that the Fund may suffer a loss if a subcustodian does not use due care in the safekeeping of the Fund’s Gold Bullion bars.

If any subcustodian that holds Gold Bullion on a temporary basis does not exercise due care in the safekeeping of the Fund’s Gold Bullion bars, the ability of the Trust or the Custodian to recover damages against such subcustodian may be limited to only such recourse, if any, as may be available under applicable English law or, if the subcustodian is not located in England, under other applicable law. This is because there are expected to be no written contractual arrangements between subcustodians who may hold the Fund’s Gold Bullion bars and the Trust or the Custodian, as the case may be. If the Trust’s or the Custodian’s recourse against the subcustodian is so limited, the Fund may not be adequately compensated for the loss. For more information on the Trust’s and the Custodian’s ability to seek recovery against subcustodians and the subcustodian’s duty to safekeep the Fund’s Gold Bullion bars, see “Description of the Custody Agreements.”

Gold Bullion held in the Fund’s unallocated Gold Bullion account and any Authorized Participant’s unallocated Gold Bullion account is not segregated from the Custodian’s assets. If the Custodian becomes insolvent, its assets may not be adequate to satisfy a claim by the Fund or any Authorized Participant. In addition, in the event of the Custodian’s insolvency, there may be a delay and costs incurred in identifying the Gold Bullion bars held in the Fund’s allocated Gold Bullion account.

Gold Bullion that is part of a deposit for a purchase order or part of a redemption distribution, or which is transferred into or out of the Fund pursuant to the Gold Delivery Agreement, is held for a time in the Fund Unallocated Account and in the case of creations and redemptions, previously or subsequently, in the Authorized Participant Unallocated Account of the purchasing or redeeming Authorized Participant. During those times, the Fund and the Authorized Participant, as the case may be, will have no proprietary rights to any specific bars of Gold Bullion held by the Custodian and will each be an unsecured creditor of the Custodian with respect to the amount of Gold Bullion held in such unallocated accounts. In addition, if the Custodian fails to allocate the

Fund’s Gold Bullion in a timely manner, in the proper amounts or otherwise in accordance with the terms of the Unallocated Bullion Account Agreement, or if a subcustodian fails to so segregate Gold Bullion held by it on behalf of the Fund, unallocated Gold Bullion will not be segregated from the Custodian’s assets, and the Fund will be an unsecured creditor of the Custodian with respect to the amount so held in the event of the insolvency of the Custodian. In the event the Custodian becomes insolvent, the Custodian’s assets might not be adequate to satisfy a claim by the Fund or the Authorized Participant for the amount of Gold Bullion held in their respective unallocated Gold Bullion accounts.

In the event of the insolvency of the Custodian, a liquidator may seek to freeze access to the Gold Bullion held in all of the accounts held by the Custodian, including the Fund Allocated Account. Although the Fund would retain legal title to the allocated Gold Bullion bars, the Fund could incur expenses in connection with obtaining control of the allocated Gold Bullion bars, and the assertion of a claim by such liquidator for unpaid fees due to the Custodian could delay creations and redemptions of Creation Units.

The lack of diversification of warehouse locations for the physical Gold Bullion held by the Custodian could result in significant losses to the Fund if the Gold Bullion warehoused at such locations is lost, damaged, stolen or inaccessible.

Unless otherwise agreed between the Fund and the Custodian, custody of the Gold Bullion deposited with and held for the account of the Fund is provided by the Custodian at its London, England vault or, when Gold Bullion has been allocated in a vault other than the Custodian’s London vault premises, by or for any subcustodian employed by the Custodian for the temporary custody and safekeeping of Gold Bullion until it can be transported to the Custodian’s London vault premises. The lack of diversification of warehouse locations could result in significant losses to the Fund if the Fund’s Gold Bullion bars held by the Custodian or any subcustodian on behalf of the Fund at any single location are lost, damaged, or stolen. The lack of diversification of warehouse locations could also result in significant losses if the Gold Bullion warehoused at a single location becomes inaccessible for a substantial period of time due to natural events (such as an earthquake) or human actions (such as a terrorist attack).

The Custodian is authorized to appoint from time to time one or more subcustodians to hold the Fund’s Gold Bullion until it can be transported to the Custodian’s vault.

Resignation of the Custodian would likely lead to the termination of the Fund if no successor is appointed.

The Fund and the Custodian may each terminate any Custody Agreement. The Sponsor would likely terminate and liquidate the Fund if the Custody Agreements are terminated and no successor custodian is appointed by the Sponsor. No assurance can be given that the Sponsor would be able to find an acceptable replacement custodian.

RISKS RELATED TO THE GOLD DELIVERY PROVIDER

The Fund has entered into an agreement with the Gold Delivery Provider pursuant to which the Gold Delivery Provider has agreed to deliver to and receive from the Fund specified amounts of Gold Bullion related to changes in the value of the Reference Currencies comprising the FX Basket against the USD as applied to the Fund’s declared holdings of Gold Bullion. If the Gold Delivery Provider cannot perform its obligations under the Gold Delivery Agreement, the operations of the Fund will be adversely affected.

Under the Gold Delivery Agreement with the Fund, the Gold Delivery Provider has agreed to deliver to (and receive from) the Fund Gold Bullion in amounts intended to approximate the performance of the Fund’s holdings of Gold Bullion as though they had been denominated in the Reference Currencies comprising the FX Basket. The Gold Delivery Provider does not have any obligation to take the needs of the Fund or its Shareholders into account when calculating that amount of Gold Bullion to be delivered pursuant to the Gold Delivery Agreement. If the Gold Delivery Provider fails to deliver Gold Bullion pursuant to its obligations under the Gold Delivery

Agreement, it would have an adverse effect on our operations. In this regard, the Fund is exposed to settlement risk from the Gold Delivery Provider until the Gold Delivery Provider delivers the Gold Bullion to the Fund. The Sponsor expects that any delay in delivering Gold Bullion to the Fund by the Gold Delivery Provider would only occur for up to two days, exposing the Fund to up to two days of currency movements. Under normal circumstances the Sponsor anticipates this would have no more than a 1 or 2 percent impact on the price of the Fund. Moreover, to the extent that the Gold Delivery Provider could not honor its obligations under the Gold Delivery Agreement, such as due to bankruptcy or default under the agreement, or if the Gold Delivery Agreement is terminated, the Fund would need to find a new entity to act in the same capacity as the Gold Delivery Provider. If the Fund could not quickly find someone to act in that capacity, the operations of the Fund may be adversely affected.

In the event of an uncured default by the Gold Delivery Provider, the Fund would (1) declare an event of default and terminate the Gold Delivery Agreement, (2) seek to enter into a new agreement with a new Gold Delivery Provider, but (3) continue to operate as a physical gold ETF while the Fund used commercially reasonable efforts to enter into a new agreement within a reasonable timeframe determined by the Fund. As a result, during this period, the value of the Shares would be based solely on the value of the Gold Bullion held by the Fund, less expenses of the Fund’s operations. In other words, Shareholders would continue to have an indirect investment in Gold Bullion but without exposure to the Reference Currencies comprising the FX Basket. During this period, Shares would continue to trade on the Exchange and Authorized Participants would continue to deliver Gold Bullion to or receive Gold Bullion from the Fund in connection with the purchase or redemption of Creation Units. In short, if the Fund did not have a Gold Delivery Provider, it would perform like a standard physical gold ETF.

The Gold Delivery Agreement may be terminated by either party after an initial term of two and a half years (the “Initial Term”). The Gold Delivery Agreement requires that, at least six months prior to the end of the Initial Term, the parties attempt in good faith to agree to the terms and conditions of a new Gold Delivery Agreement or other agreement between the parties for the provision of services relating to the Fund. The Sponsor would likely terminate and liquidate the Fund if the Gold Delivery Agreement is terminated and the Sponsor is unable to appoint a successor Gold delivery agent within a reasonable amount of time. No assurance can be given that the Sponsor would be able to find an acceptable replacement Gold delivery agent. Lastly, the Gold Delivery Provider could make errors in calculating the amount of Gold Bullion to be delivered to and received from the Fund. If the Gold Delivery Amount does not accurately approximate the performance of the Fund’s holdings of Gold Bullion as though they had been denominated in the Reference Currencies, the Fund may be adversely affected.

RISKS RELATED TO THE SERVICE PROVIDERS

The service providers engaged by the Fund may not carry adequate insurance to cover claims against them by the Fund, which could adversely affect the value of net assets of the Fund.

The Administrator, the Custodian, the Gold Delivery Provider and other service providers engaged by the Fund maintain such insurance as they deem adequate with respect to their respective businesses. Investors cannot be assured that any of the aforementioned parties will maintain any insurance with respect to the Fund’s assets held or the services that such parties provide to the Fund and, if they maintain insurance, that such insurance is sufficient to satisfy any losses incurred by them in respect of their relationship with the Fund. Accordingly, the Fund will have to rely on the efforts of the service provider to recover from their insurer compensation for any losses incurred by the Fund in connection with such arrangements.

The Fund’s obligation to indemnify certain of its service providers could adversely affect an investment in the Shares.

The Fund has agreed to indemnify certain of its service providers, including the Custodian, the Gold Delivery Provider, the Sponsor and the Trustee, for certain liabilities incurred by such parties in connection with their respective agreements to provide services for the Fund. In the event the Fund is required to indemnify any of its service providers, the Fund may be required to sell Gold Bullion to cover such expenses and the Fund’s NAV would be reduced accordingly, thus adversely affecting an investment in the Shares.

There are conflicts of interest among the Custodian, the Gold Delivery Provider, the Index Provider and their affiliates and the Fund.

HSBC Bank plc and its affiliates play a variety of roles in connection with the Fund. HSBC Bank plc, the Custodian, is responsible for the safekeeping of the Gold Bullion held by the Fund and receives a fee from the Sponsor for doing so. The Custodian is also a direct participant in establishing the LBMA Gold Price AM.

In addition, the Fund delivers Gold Bullion to, or receives Gold Bullion from, Merrill Lynch International, the Gold Delivery Provider, each Business Day on which the delivery of Gold Bullion can be settled based on calculations made by the Gold Delivery Provider. The Gold Delivery Provider may exercise discretion in calculating the Gold Delivery Amount upon the occurrence of Market Disruption Events or Extraordinary Events. Furthermore, the Index is maintained and calculated by Solactive AG and Solactive AG has licensed to the Sponsor an exclusive right to use the Index and associated marks in connection with the Fund and in accordance with the terms of the Index License Agreement.

The Custodian, the Gold Delivery Provider and their affiliates, in the course of their business, trade gold and the Reference Currencies and instruments the value of which is derived from gold or the Reference Currencies on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions on behalf of customers. In particular, the Custodian, the Gold Delivery Provider and their affiliates are collectively among the largest participants, in terms of market share, in the spot market for gold and the spot and forward markets for the Reference Currencies.

Upon the resignation of the Custodian or the Gold Delivery Provider or upon the termination of the Index License Agreement between the Sponsor and the Index Provider, the Sponsor would likely terminate and liquidate the Fund if a replacement cannot be found within a commercially reasonably amount of time. See “—Risks Relating to the Fund’s Operations—Risks Related to the Custodian—Resignation of the Custodian would likely lead to the termination of the Fund if no successor is appointed,” “—Risks Related to the Fund’s Operations—Risks Relating to the Gold Delivery Provider” and “—Risks Related to the Fund’s Operations—Risks Relating to the Fund—Loss of intellectual property rights related to the Fund, or competing claims over ownership of those rights, could adversely affect the Fund and an investment in the Shares.” No assurance can be given that the Sponsor would be able to find an acceptable replacement.

As a result of the foregoing, there are conflicts of interest among the Custodian, the Gold Delivery Provider, the Index Provider and their affiliates, on the one hand, and the Fund and its Shareholders, on the other hand. As a result of these conflicts, the Custodian, the Gold Delivery Provider, the Index Provider and their affiliates may favor their own interests and the interests of their affiliates over the Fund and its Shareholders.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Fund.

The Sponsor will manage the business and affairs of the Fund. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Fund and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Fund and its Shareholders. These potential conflicts include, among others, the following:

•	The Trust on behalf of the Fund, has agreed to indemnify the Sponsor and its affiliates pursuant to the terms of the Declaration of Trust;

•	The Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Fund; and

•	The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Fund.

REGULATORY RISKS

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940.

The Fund is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such Act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Gold Bullion custody operations of the Custodian are not subject to specific governmental regulatory supervision.

The Custodian is responsible for the safekeeping of the Fund’s Gold Bullion and also facilitates the transfer of Gold Bullion into and out of the Fund. Although the Custodian is a market maker, clearer and approved weigher under the rules of the LBMA (which sets out good practices for participants in the bullion market), the LBMA is not an official or governmental regulatory body. Furthermore, although the Custodian is subject to supervision by the Board of Governors of the Federal Reserve System, and is generally regulated in the UK by the Financial Conduct Authority, such regulations do not directly cover the Custodian’s Gold Bullion custody operations in the UK. Accordingly, the Fund is dependent on the Custodian to comply with the best practices of the LBMA and to implement satisfactory internal controls for its Gold Bullion custody operations to keep the Fund’s Gold Bullion secure.

NYSE Arca may halt trading in the Shares, which would adversely affect your ability to sell your Shares.

The Shares are listed for trading on NYSE Arca under the symbol “GLDW.” Trading in the Shares may be halted due to market conditions or for other reasons. For example, trading of the Shares may be halted by NYSE Arca in accordance with NYSE Arca rules and procedures, for reasons that, in the view of NYSE Arca, make trading in the Shares inadvisable. Trading may also be halted by NYSE Arca in the event certain information about the Index, the value of the Shares or the NAV is not made available as required by such rules and procedures.

In addition, shares of the Fund may trade in the secondary market at times when the Fund does not accept orders to purchase or redeem shares. At such times, shares may trade in the secondary market with more significant premiums or discounts than might be experienced at times when the Fund accepts purchase and redemption orders.

Also, trading generally on NYSE Arca is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be dissolved if the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting.

The Trust is an emerging growth company subject to reduced public company reporting requirements.

The Trust is an “emerging growth company” as defined in the JOBS Act. The Trust has not elected to make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act, which election is irrevocable. However, for so long as the Trust remains an emerging growth company, it will be subject to reduced public company reporting requirements. Among other things, emerging growth companies are exempt from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act and certain “say on pay” provisions of the Dodd-Frank Act, and are subject to reduced disclosure requirements relating to executive compensation and audited financial statements. The Trust may take advantage of the exemptions and scaled requirements applicable to emerging growth companies.

TAX RISKS

If a U.S. investor who or that is an individual, estate or trust (each referred to in this paragraph and the next paragraph as an “individual”) sells or exchanges shares held for more than a year, any gain recognized on the sale or exchange generally will be subject to federal income tax at a maximum rate of 28% rather than the lower maximum rates applicable to most other long-term capital gains an individual recognizes.

Gains recognized by an individual from the sale of “collectibles,” which term includes gold, held for more than one year are subject to federal income tax at a maximum rate of 28% rather than the lower maximum rates applicable to most other long-term capital gains individuals recognize (currently a maximum of 20% for individuals). For these purposes, gain an individual recognizes on the sale of an interest in a “grantor trust” that holds collectibles (such as the Trust) is treated as gain recognized on the sale of the collectibles, to the extent the gain is attributable to unrealized appreciation in value of the collectibles. Therefore, any gain recognized by an individual U.S. investor attributable to a sale or exchange of shares held for more than one year, or attributable to the Fund’s sale of any gold that the investor is treated (through its ownership of shares) as having held for more than one year, generally will be subject to federal income tax at a maximum rate of 28%. The tax rates for capital gains recognized on the sale of assets held by an individual U.S. investor for one year or less, or by a taxpayer other than an individual, are generally the same as those at which ordinary income is taxed.

Gold delivered in and out of the Fund pursuant to the Gold Delivery Agreement will have tax consequences to investors.

As a grantor trust, investors in the Fund will be treated as if they directly received their respective pro rata share of the Fund’s income, which will include income received as a result of the delivery by the Gold Delivery Provider of Gold Bullion to the Fund under the Gold Delivery Agreement. The character of this income will be determined on the basis of the particular circumstances of each investor. Each investor will receive an increase in its tax basis for its pro rata share of the fair market value of Gold Bullion received by the Fund from the Gold Delivery Provider. The payment by the Fund to the Gold Delivery Provider under the Gold Delivery Agreement will be treated as the disposition of Gold Bullion in the amount of such payment and may result in gain or loss to such investors. For further discussion and special rules which may affect non-U.S. Investors, see the discussion at United States Federal Tax Consequences below.

Changes to federal income tax laws could affect the taxation of Investors and the Fund.

Numerous changes to the federal income tax laws are currently being proposed, including the recently announced Tax Cuts and Jobs Act. These proposals include significant changes to the taxation of business entities and individuals. Additionally, these proposals could affect the taxation of Fund investors, including the repeal of like-kind exchanges for property such as gold, which may affect the desirability of investing in the Fund. We cannot predict whether, when, or to what extent any proposals, such as the Tax Cuts and Jobs Act, will become law, or the long-term effect of proposed tax reform on the federal income tax laws applicable to the Fund and its investors. Prospective investors are urged to consult with their tax advisors regarding the effect of potential changes to the federal income tax laws on an investment in the Fund.

Use of Proceeds

Proceeds received by the Fund from the issuance and sale of Creation Units will consist of Gold Bullion deposits. During the life of the Fund, such proceeds will only be (1) held by the Fund, (2) transferred to or from the Gold Delivery Provider pursuant to the Gold Delivery Agreement, (3) disbursed or sold as needed to pay the Fund’s ongoing expenses and (4) distributed to Authorized Participants in connection with the redemption of Creation Units. See the section “Description of Key Service Providers—The Gold Delivery Provider and the Gold Delivery Agreement” for more details.

Performance of GLDW

PERFORMANCE OF SPDR® Long Dollar Gold Trust (TICKER: GLDW)

Name of Pool: SPDR® Long Dollar Gold Trust

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 30, 2017

Aggregate Gross Capital Subscriptions as of September 30, 20171: $26,550,290

NAV as of September 30, 20172: $14,373,180

NAV per Share as of September 30, 20173: $119.77

Worst Monthly Drawdown4: (3.21)% June 2017

Worst Peak-to-Valley Drawdown5: (6.12)% February 2017—July 2017

Monthly Rate of Return	2017(%)
January	0.60
February	5.20
March	(1.39)
April	0.57
May	(1.80)
June	(3.21)
July	(0.40)
August	2.61
September	(1.18)
Compound Rate of Return[6]	0.74%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information below.

Footnotes to Performance Information

1.	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool (including amounts that investors subsequently redeemed).

2.	“NAV” is the NAV of the pool as of September 30, 2017.

3.	“NAV per Share” is the NAV of the pool divided by the total number of Shares outstanding as of September 30, 2017.

4.	“Worst Monthly Drawdown” is the largest single month loss sustained during the most recent five calendar years and year to date (if applicable). “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5.	“Worst Peak-to-Valley Drawdown” is the largest percentage decline in the NAV per Share during the most recent five calendar years (and to the extent applicable, for a period beyond the most recent five calendar years if the starting date of the peak value extends beyond this period). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end NAV per Share that occurs without such month-end NAV per Share being equaled or exceeded as of a subsequent month-end. For example, if the NAV per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the NAV per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6.	“Compound Rate of Return” is based on the NAV per share of $118.90 on January 30, 2017, the pool’s first day of trading, and is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

Overview of the Gold Industry

THE MARKET FOR GOLD

As the market for gold and movements in the price of gold are expected to directly affect the price of the Shares, investors should have some understanding of gold markets and historical gold prices. Of course, investors should also be aware that prior market conditions and historical movements in the price of gold are not indicators of future market conditions or future gold prices.

The following chart provides historical background on the price of gold. The chart illustrates movements in the price of gold in USDs per ounce over the period from January 1, 2007 to September 30, 2017. The price of gold in the chart is based on the London PM Gold Fix and the LBMA Gold Price PM. The LBMA Gold Price replaced the previously established London Gold Fix on March 20, 2015. The chart would have shown substantially similar results if the price of gold in the chart was based on the London Gold AM Fix and the LBMA Gold Price AM, respectively.

Daily gold price (USD/oz) from 1/1/2007 to 9/30/2017*

*	Based on the London Gold PM Fix (prior to 3/20/2015) and LBMA Gold Price PM (from 3/20/2015 onwards).

Source: Bloomberg, ICE Benchmark Administration, World Gold Council

GOLD SUPPLY AND DEMAND

Gold is a physical asset that is accumulated rather than consumed. As a result, virtually all the gold that has ever been mined still exists today in one form or another. Gold Focus 2017, published by Metals Focus estimates that existing above-ground stocks of gold amounted to in excess 183,000 tonnes (approximately 5.8 billion ounces) at the end of 2016.1

[1]	Gold Focus 2017 is published by Metals Focus, Ltd. which is a precious metals research consultancy based in London. Metals Focus Data Ltd., an affiliate of the Sponsor, provides the supply and demand data to Metals Focus, Ltd. When used in this Prospectus, “tonne” refers to one metric ton, which is equivalent to 1,000 kilograms or 32,151 troy ounces.

The following table sets forth a summary of the world gold supply and demand for the last 5 years. It is based on information reported in the Gold Focus 2017.

World Gold Supply and Demand, 2012–2016

Tonnes	2012	2013	2014	2015	2016
Supply
Mine Production	2,933	3,077	3,148	3,220	3,255
Recycling	1,711	1,263	1,189	1,120	1,296
Net Hedging Supply	—	—	105	13	33
Total Supply	4,645	4,340	4,442	4,353	4,584
Demand
Jewellery Fabrication	2,198	2,748	2,517	2,448	1,989
Industrial Demand	363	350	349	332	323
Net Physical Investment	1,287	1,702	1,038	1,048	1,032
Net Hedging Demand	47	25	—	—	—
Net Central Bank Buying	582	646	584	577	377
Total Demand	4,478	5,471	4,487	4,404	3,722
Market Balance	167	(1,131)	(45)	(51)	862
Net Investments in ETFs	307	(916)	(184)	(128)	532
Market Balance less ETFs	(140)	(216)	139	77	330
Gold Price (US$/oz, PM fix)	1,669	1,411	1,266	1,160	1,251

Source: Metals Focus Gold Focus 2017

SOURCES OF GOLD SUPPLY

Based on data from Gold Focus 2017, gold supply averaged 4,473 tonnes (t) per year between 2012 and 2016. Sources of gold supply include both mine production and recycled above-ground stocks and, to a lesser extent, producer net hedging. The largest portion of gold supplied to the market is from mine production, which averaged approximately 3,127t per year from 2012 through 2016. The second largest source of annual gold supply is recycling gold, which is gold that has been recovered from jewelry and other fabricated products and converted back into marketable gold. Recycled gold averaged approximately 1,316t annually between 2012 through 2016.

SOURCES OF GOLD DEMAND

Based on data from Gold Focus 2017, gold demand averaged 4,513t per year between 2012 and 2016. Gold demand generally comes from four sources: jewelry, industry (including medical applications), investment and the official sector (including central banks and supranational organizations). The largest source of demand comes from jewelry fabrication, which accounted for approximately 53% of the identifiable demand from 2012 through 2016 followed by net physical investment, which represents identifiable investment demand, which accounted for approximately 27%.

Gold demand is widely dispersed throughout the world with significant contributions from India and China. In many countries there are seasonal fluctuations in the levels of demand for gold—especially jewelry. However, as a result of variations in the timing of seasons throughout the world, seasonal fluctuations in demand do not appear to have a significant impact on the global gold price.

Between 2012 and 2016, according to Gold Focus 2017, central bank purchases averaged 553t per year. The prominence given by market commentators to this activity coupled with the total amount of gold held by the official sector has resulted in this area being one of the more visible shifts in the gold market.

OPERATION OF THE GOLD BULLION MARKET

The global trade in gold consists of OTC transactions in spot, forwards, and options and other derivatives, together with exchange-traded futures and options.

GLOBAL OVER-THE-COUNTER MARKET FOR GOLD

The OTC market trades on a continuous basis and accounts for most global gold trading. Market makers and participants in the OTC market trade with each other and their clients on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in the transaction. The three products relevant to LBMA market making are Spot (S), Forwards (F) and Options (O)(4).2 There are thirteen LBMA Market Makers who provide the service in one, two or all three products. Of the thirteen LBMA Market Makers, there are five Full Market Makers and eight Market Makers. The five Full Market Makers quoting prices in all three products are Citibank N.A., Goldman Sachs International, HSBC, JP Morgan Chase Bank and UBS AG. The eight LBMA Market Makers who provide two-way pricing in either one or two products are ICBC Standard Bank (S), Merrill Lynch International Plc (S, O), Morgan Stanley & Co International (S, O), Societe Generale (S), Standard Chartered Bank (S, O), Bank of Nova Scotia-ScotiaMocatta (S, F), Toronto-Dominion Bank (F) and BNP Paribas SA (F).

The OTC market provides a relatively flexible market in term of quotes, price, size, destinations for delivery and other factors. Bullion dealers customize transactions to meet their clients’ requirements. The OTC market has no formal structure and no open-outcry meeting place.

The main centers of the OTC market are London, New York and Zurich. Mining companies, central banks, manufacturers of jewelry and industrial products, together with investors and speculators, tend to transact their business through one of these centers. Centers such as Dubai and several cities in the Far East also transact substantial OTC market business. Bullion dealers have offices around the world and most of the world’s major bullion dealers are either members or associate members of the LBMA.

In the OTC market, the standard size of gold trades ranges between 5,000 and 10,000 ounces. Bid-offer spreads are typically $0.50 per ounce. Transaction costs in the OTC market are negotiable between the parties and therefore vary widely, with some dealers willing to offer clients competitive prices for larger volumes, although this will vary according to the dealer, the client and market conditions. Cost indicators can be obtained from various information service providers as well as dealers.

Liquidity in the OTC market can vary from time to time during the course of the 24-hour trading day. Fluctuations in liquidity are reflected in adjustments to dealing spreads—the difference between a dealer’s “buy” and “sell” prices. The period of greatest liquidity in the gold market generally occurs at the time of day when trading in the European time zones overlaps with trading in the United States, which is when OTC market trading in London, New York and other centers coincides with futures and options trading on the Commodity Exchange Inc. (the “COMEX”).

THE LONDON GOLD BULLION MARKET

Although the market for physical gold is global, most OTC market trades are cleared through London. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of gold. The LBMA also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.

[2]	http://www.lbma.org.uk/membership.

The term “loco London” refers to gold bars physically held in London that meet the specifications for weight, dimensions, fineness (or purity), identifying marks (including the assay stamp of an LBMA acceptable refiner) and appearance set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA. Gold bars meeting these requirements are known as “London Good Delivery Bars.” All of the Gold Bullion will be London Good Delivery Bars meeting the requirements of London Good Delivery Standards.

The unit of trade in London is the troy ounce, whose conversion between grams is: 1,000 grams = 32.1507465 troy ounces and 1 troy ounce = 31.1034768 grams. A London Good Delivery Bar is acceptable for delivery in settlement of a transaction on the OTC market. Typically referred to as 400-ounce bars, a London Good Delivery Bar must contain between 350 and 430 fine troy ounces of gold, with a minimum fineness (or purity) of 995 parts per 1,000 (99.5%), be of good appearance and be easy to handle and stack. The fine gold content of a gold bar is calculated by multiplying the gross weight of the bar (expressed in units of 0.025 troy ounces) by the fineness of the bar.

THE LBMA GOLD PRICE

The LBMA Gold Price is determined twice each Business Day (10:30 a.m. and 3:00 p.m. London time) through an auction which provides reference gold prices for that day’s trading. The LBMA Gold Price was initiated on March 20, 2015 and replaced the London Gold Fix. The auction that determines the LBMA Gold Price is a physically settled, electronic and tradeable auction, with the ability to settle trades in U.S. dollars, euros or British pounds. The IBA provides the auction platform and methodology as well as the overall administration and governance for the LBMA Gold Price. Many long-term contracts are expected to be priced on the basis of either the morning (AM) or afternoon (PM) LBMA Gold Price, and many market participants are expected to refer to one or the other of these prices when looking for a basis for valuations.

Participants in the IBA auction process submit anonymous bids and offers which are published on screen and in real-time. Throughout the auction process, aggregated gold bids and offers are updated in real-time with the imbalance calculated and the price updated every 45 seconds until the buy and sell orders are matched. When the net volume of all participants falls within a pre-determined tolerance, the auction is deemed complete and the applicable LBMA Gold Price is published. Information about the auction process (such as aggregated bid and offer volumes) will be immediately available after the auction on the IBA’s website.

The Financial Conduct Authority, or FCA, in the U.K. regulates the LBMA Gold Price.

FUTURES EXCHANGES

Although the Fund will not invest in gold futures, information about the gold futures market is relevant as such markets are a source of liquidity for the overall market for gold and affect the price of gold.

The most significant gold futures exchange is COMEX, part of the CME Group. It began to offer trading in gold futures contracts in 1974 and for most of the period since that date, it has been the largest exchange in the world for trading precious metals futures and options. TOCOM (Tokyo Commodity Exchange) is another significant futures exchange and has been trading gold since 1982. Trading on these exchanges is based on fixed delivery dates and transaction sizes for the futures and options contracts traded. Trading costs are negotiable. As a matter of practice, only a small percentage of the futures market turnover ever comes to physical delivery of the gold represented by the contracts traded. Both exchanges permit trading on margin. Margin trading can add to the speculative risk involved given the potential for margin calls if the price moves against the contract holder. Both COMEX and TOCOM operate through a central clearance system and in each case, the exchange acts as a counterparty for each member for clearing purposes.

Over recent years China has become an important source of gold demand and its futures markets have grown. Gold futures contracts are traded on the Shanghai Gold Exchange and the Shanghai Futures Exchange.

MARKET REGULATION

The global gold markets are overseen and regulated by both governmental and self-regulatory organizations. In addition, certain trade associations have established rules and protocols for market practices and participants.

Overview of the Foreign Exchange Markets

The foreign exchange market (“FX Market”), in which traders are able to buy, sell, exchange, and speculate on currencies, is one of the world’s largest, most liquid and most actively traded financial markets. According to the Bank for International Settlements (“BIS”) Triennial Central Bank Survey 2016, trading in global foreign exchange markets averaged $5.1 trillion per day in April 2016.

Currencies in the FX Market are traded in pairs and the transacted rate represents the rate to exchange one currency for another currency. The USD is the dominant currency in the FX Market. The exchange of the USD for another currency accounts for an estimated 88% of global FX Market activity. The most actively traded currency pairs are the Euro/USD (EUR/USD), USD/Japanese Yen (USD/YEN), and British Pound Sterling/USD (GBP/USD). Participants in the FX Market include banks, investment firms, commercial companies, central banks, hedge funds, and retail customers.

There are three major kinds of transactions in the traditional foreign exchange markets: spot transactions, forwards and foreign exchange swaps. “Spot” trades are foreign exchange transactions that settle with physical delivery of a currency typically within two Business Days with the counterparty to the trade. “Forward” trades are transactions that settle on a date beyond spot, and can be either deliverable forwards, which require the delivery of the currency at the settlement of the transaction, or non-deliverable forwards which are not settled by physical delivery of the foreign currency, but rather through cash settlement. “Swap” transactions are transactions in which two parties exchange principal and interest in one currency for the principal and interest of another currency on one or more specified dates over an agreed period. There also are transactions in currency options, which trade both over-the-counter and, in the United States, on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange. Foreign exchange forward, swap and option transactions are subject to the jurisdiction of the CFTC and are regulated as swaps, other than currency options that are traded on the Philadelphia Stock Exchange, which are regulated as securities by the SEC. Currency futures are transactions in which an institution buys or sells a standardized amount of foreign currency on an organized exchange for delivery on one of several specified dates. Currency futures are traded in a number of regulated markets, including the International Monetary Market division of the Chicago Mercantile Exchange, the Singapore Exchange Derivatives Trading Limited (formerly the Singapore International Monetary Exchange (“SIMEX”)) and the London International Financial Futures Exchange (“LIFFE”).

Participants in the foreign exchange market have various reasons for participating. Multinational corporations and importers need foreign currency to acquire materials or goods from abroad. Banks and multinational corporations sometimes require specific wholesale funding for their commercial loan or other foreign investment portfolios. Some participants hedge open currency exposure through off-balance-sheet products.

The primary market participants in foreign exchange are banks (including government-controlled central banks), investment banks, money managers, multinational corporations and institutional investors. The most significant participants are the major international commercial banks that act both as brokers and as dealers. In their dealer role, these banks maintain long or short positions in a currency and seek to profit from changes in exchange rates. In their broker role, the banks handle buy and sell orders from commercial customers, such as multinational corporations. The banks earn commissions when acting as agent. They profit from the spread between the rates at which they buy and sell currency for customers when they act as principal.

Objective of the Fund

OVERVIEW

The Fund has been established as an alternative to traditional dollar-based gold investing. Although investors purchase shares of the Fund with USDs or, in the case of Authorized Participants, through the contribution of Gold Bullion, the Fund is designed to provide investors with the economic effect of holding gold in terms of the Reference Currencies, rather than the USD. Specifically, the investment objective of the Fund is to track the performance of the Solactive GLD® Long USD Gold Index, less Fund expenses. The Solactive GLD® Long USD Gold Index, or the “Index,” represents the daily performance of a long position in physical gold and a short position in the FX Basket comprised of the Reference Currencies as weighted in the Index (i.e., a long USD exposure versus the FX Basket). The Index is designed to measure daily gold returns as though an investor had invested in gold in terms of the FX Basket comprised of the Reference Currencies. In general, the USD value of an investment in the Fund would therefore be expected to increase when both the price of gold goes up and the value of the USD increases against the value of the Reference Currencies comprising the FX Basket (as weighted in the Index). Conversely, the USD value of an investment, in general, would be expected to decrease when the price of gold goes down and the value of the USD decreases against the value of the Reference Currencies comprising the FX Basket (as weighted in the Index). If the price of gold increases and the value of the USD decreases against the value of the Reference Currencies comprising the FX Basket, or vice versa, the net impact of these changes will determine the value of the Fund on a daily basis.

The Fund is a passive investment vehicle and is designed to track the performance of the Index regardless of (i) the value of gold or any Reference Currency; (ii) market conditions; and (iii) whether the Index is increasing or decreasing in value. The Fund’s holdings generally consist entirely of Gold Bullion. Substantially all of the Fund’s Gold Bullion holdings are delivered by Authorized Participants (defined below) in exchange for Fund Shares. The Fund does not hold any of the Reference Currencies. The Fund generally does not hold USDs (except from time to time in very limited amounts to pay expenses). The Fund’s Gold Bullion holdings are not managed and the Fund does not have any investment discretion.

THE CASE FOR INVESTING IN GOLD REFERENCED IN NON-U.S. CURRENCIES

Gold has unique properties as an asset class. Gold can be used in portfolios to help protect global purchasing power, reduce portfolio volatility and minimize losses during periods of market shock. It has historically been perceived as a high-quality liquid asset to be used when selling other assets would cause losses. Investors have traditionally made use of gold’s lack of correlation with other assets to diversify their portfolios and hedge against stock market, bond, currency and other risks.

Gold’s ability to serve as a potential portfolio diversifier is due to its historically low-to-negative correlation with stocks and bonds. The economic forces that determine the price of gold are different from the forces that determine the prices of most financial assets. For example, the price of a stock often depends on the earnings or growth potential of the issuing company or the confidence investors have in its management. The price of a bond depends primarily on its credit rating, its yield and the yields of competing fixed income investments. The price of gold, however, depends on different factors, including the supply and demand for gold, the strength or weakness of the USD, the rate of inflation and interest rates and the political environment. Gold does not depend on a promise to pay on the part of any government or corporation, as is the case with investments in money market instruments as well as in the corporate and government bond markets. Gold cannot be repudiated, as is the case with paper assets. Gold is not subject to the risk of default or bankruptcy. Gold cannot be created at will as can paper-backed assets.

Some of gold’s investment attributes are shared with traditional portfolio diversifiers, which include non-U.S. equities, emerging markets securities, real estate investment trusts, and domestic and foreign bonds. However, gold historically has had little correlation with these traditional diversifiers and low-to-negative correlation with the Standard & Poor’s 500 Index, which is widely regarded as the standard for measuring the stock market performance of large capitalized U.S. companies. In the search for effective diversification, investors have begun to turn to a variety of non-traditional diversifiers. These non-traditional diversifiers include hedge and private equity funds, commodities, timber and forestry, fine art and collectibles. Gold has historically been perceived as having one or more of the following advantages over each of these non-traditional diversifiers: greater liquidity, lower risk and lower management and holding costs.

An investment in the Shares may amplify gold’s portfolio diversification effect because of the potential impact of the Reference Currencies on the value of the Shares. In periods of stock market stress, investors have tended to seek safety in USD-denominated assets, which has tended to increase the value of the USD. Thus, during periods of stock market stress, gold purchased with USDs has tended to act as a portfolio diversifier, but gold purchased with foreign currencies has tended to provide even better diversification because investors were able to hold onto their appreciating USDs. Although investors purchase the Shares with USDs, the Gold Delivery Agreement is designed to provide investors with the economic effect of holding gold in terms of the Reference Currencies rather than in terms of USDs. Accordingly, the Fund is designed to provide investors with greater portfolio diversification than holding gold in USD terms only. Of course, there can be no guarantee that the Fund will meet this objective.

An investment in the Shares will perform better when the USD is strengthening than would an investment in Gold in USD terms. Accordingly, when the USD is strengthening, an investment in the Shares may allow investors to add gold’s portfolio diversification effect to their portfolios in a more effective way than an investment in gold in USD terms.

For example, during periods of stock market stress, based on historical data over the last 10 years, had the Index been in existence, it would have outperformed gold in USD terms and therefore helped to better diversify an investor’s portfolio during this period. For example, from December 31, 2007 to March 31, 2009, which roughly covers a period of significant losses in the stock market, gold in USD terms rose approximately 9.9% whereas the Index rose approximately 22.5%. Conversely, during periods where the stock market performed relatively well, gold in USD terms has tended to outperform the Index. Although many factors can drive the performance of both gold and the Reference Currencies comprising the FX Basket, the Index has tended to outperform gold in USD terms during periods of stock market stress because during those periods investors have tended to engage in a flight to quality and invest in both gold and USD-denominated assets. Of course, since these results are based on a limited sample period, and are for a period when the Index was not calculated in real-time, results for a longer period, or for future periods, could be different. Past performance is not indicative of future performance and is no guarantee of future results.

All forms of investment carry some degree of risk. In addition, the Shares have certain unique risks, as described in “Risk Factors” starting on page 15. Holding gold directly also has risks.

STRATEGY BEHIND THE SHARES

The Shares are intended to offer investors a new and different opportunity to participate in the gold market and to obtain exposure to the daily price of gold measured in the daily price of the Reference Currencies comprising the FX Basket against the USD through a single investment. Historically, the logistics of buying, storing and insuring gold have constituted a barrier to entry for some institutional and retail investors alike. Additionally, investors who wanted to have exposure to gold in terms of the Reference Currencies comprising the FX Basket would have to enter into multiple foreign exchange transactions, which can be difficult and inconvenient. The offering of the Shares is intended to overcome these barriers to entry. The logistics of storing and insuring gold are dealt with by the Custodian and the related expenses are built into the price of the Shares. Similarly, the logistics of having exposure to gold in terms of the Reference Currencies comprising the FX Basket are dealt with by having the Gold Delivery Provider make delivery to (or take delivery from) the Fund amounts of gold that represent changes in the value of the Reference Currencies comprising the FX Basket and the USD. Therefore, an investor in the

Shares does not have any additional tasks or transaction costs over and above those associated with any other publicly traded security. Fund fees and expenses will, however, have a negative impact on the Fund’s performance and create tracking error between the Fund and the Index.

The Shares are intended to provide institutional and retail investors with an alternative and simple means of gaining investment benefits similar to those of holding Gold Bullion, while at the same time providing exposure to the value of the Reference Currencies comprising the FX Basket against the USD. The Shares are intended to appreciate when the value of gold increases and/or when the Reference Currencies comprising the FX Basket fall in value against the USD. The Shares are intended to depreciate in value when the value of gold decreases and/or when the value of the Reference Currencies comprising the FX Basket rise in value against the USD.

THE PERFORMANCE OF THE FUND UNDER VARIOUS SCENARIOS

Chart 5 on page 108 of this Prospectus illustrates how the Fund is intended to perform if (1) the price of gold increases and the value of the USD (“USD”) against the Reference Currencies comprising the FX Basket decreases; (2) the price of gold increases and the value of the USD against the Reference Currencies comprising the FX Basket increases; (3) the price of gold decreases and the value of the USD against the Reference Currencies comprising the FX Basket decreases; and (4) the price of gold decreases and the value of the USD against the Reference Currencies comprising the FX Basket increases. The chart does not take into account any fees and expenses of the Fund. Of course, there can be no guarantee of future results and past performance is not indicative of future performance.

Description of the Solactive GLD® Long USD Gold Index

GENERAL

The Index is maintained and calculated by Solactive AG, the Index Provider. The description of the strategy and methodology underlying the Index included in this Prospectus is based on rules published by the Index Provider (the “Index Rules”), and is qualified by the full text of the Index Rules. The Index Rules, and not this description, will govern the calculation and constitution of the Index and other decisions and actions related to its maintenance. The Index is the intellectual property of the Index Provider, and the Index Provider reserves all rights with respect to its ownership of the Index. The Index is published by the Index Provider under the ticker symbol “SOLGLDWE.”

The Index is described as a “notional” or “synthetic” portfolio or strategy because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Index references certain assets (i.e., gold and the Reference Currencies comprising the FX Basket), the performance of which will be used as a reference point for calculating the daily performance of the Index (the “Index Level”). The Index seeks to track the daily performance of a long position in physical gold and a short position in the Reference Currencies comprising the FX Basket (as weighted in the Index) relative to USDs (i.e., a long USD exposure versus the FX Basket). If the Gold Price (as defined below) increases and the Reference Currencies comprising the FX Basket depreciate against the USD, the Index Level is intended to increase. Conversely, if the Gold Price decreases and the Reference Currencies comprising the FX Basket appreciate against the USD, the Index Level is intended to decrease. In certain cases, the appreciation of the Gold Price or the depreciation of the FX Basket comprised of the Reference Currencies may be offset by the appreciation of the FX Basket comprised of the Reference Currencies or the depreciation of the Gold Price, as applicable. The net impact of these changes determines the Index Level on a daily basis. The Index value is disseminated each Index Business Day at approximately 6:00 a.m. New York time.

The term “Reference Currencies” refers to the following non-U.S. currencies: the euro, Japanese yen, British pound sterling, Canadian dollar, Swedish krona and Swiss franc. Rather than viewing the Index in terms of percentage weightings of gold and Reference Currencies comprising the FX Basket, it is more accurate to view the index as being weighted 100% in gold with an overlay of the Reference Currencies comprising the FX Basket that essentially reflects how the gold is performing in terms of the Reference Currencies comprising the FX Basket. Just as gold price in terms of U.S. dollars is not weighted partially in gold and partially in U.S. dollars, the Index is not weighted partially in gold and partially in the Reference Currencies comprising the FX Basket.

VALUATION OF GOLD IN THE INDEX: THE GOLD PRICE

The daily price of gold generally is the primary driver of Index returns. Fluctuations in the value of the Reference Currencies comprising the FX Basket have historically typically accounted for less than 1% of the daily Index returns. The Index values gold on a daily basis using the “Gold Price.” The Gold Price generally is the LBMA Gold Price AM. The “LBMA Gold Price” means the price per troy ounce of gold stated in USDs as set via an electronic auction process run twice daily at 10:30 a.m. and 3:00 p.m. London time each Business Day as calculated and administered by the IBA and published by the LBMA on its website. The “LBMA Gold Price AM” is the 10:30 a.m. LBMA Gold Price. IBA, an independent specialist benchmark administrator, provides the price platform, methodology and the overall administration and governance for the LBMA Gold Price.

VALUATION OF REFERENCE CURRENCIES COMPRISING THE FX BASKET IN THE INDEX

Pursuant to the Index methodology, the FX Basket was comprised of the following non-U.S. currencies with the following weights for purposes of the Index:

Euro (EUR/USD) (57.6%)

Japanese yen (USD/JPY) (13.6%)

British pound sterling (GPB/USD) (11.9%)

Canadian dollar (USD/CAD) (9.1%)

Swedish krona (USD/SEK) (4.2%)

Swiss franc (USD/CHF) (3.6%)

At the close of each Index Business Day, the weight of each Reference Currency comprising the FX Basket is reset to the target weight for that Reference Currency as described above. Each Reference Currency comprising the FX Basket is expressed in the Index in terms of a number of foreign currency units relative to one USD (e.g., a number of JPY per one USD) or in terms of a number of USDs per one unit of the reference currency (e.g., a number of USDs per one Euro). In order to reflect the currency returns, the Index references the Spot Rates and Spot Next Forward Points associated with each Reference Currency. See “—The Reference Currencies—Spot Rates of Each Reference Currency” and “—The Reference Currencies—Spot Next Forward Points of Each Reference Currency” below.

For purposes of calculating the Index, the Index references the WMR Spot Rates and Spot Next Forward Points associated with each Reference Currency comprising the FX Basket.

Determination of the Reference Currency Weights

The weights of each Reference Currency comprising the FX Basket were determined by the U.S. Federal Reserve in 1978 and used in its “index of the weighted-average foreign exchange value of the U.S. dollar” (see August 1978 Federal Reserve Bulletin, Volume 64, Number 8, p. 700). The weights were fixed and reflected the weighted average of the exchange values of the U.S. Dollar against 10 major foreign currencies. The weight of each currency in the index was equal to the country’s average share of total trade (imports plus exports) for the five years 1972 to 1976. The base period of the index is March 1973, which corresponds to the start of the period of generalized floating of the exchange rate.

The U.S. Federal Reserve revised the weights in 1998 in its “new summary measures of the foreign exchange value of the dollar” (see October 1998 Federal Reserve Bulletin, Volume 84, Number 10, p. 811). The U.S. Federal Reserve made this change shortly before the Euro replaced five of the currencies initially included in the index (German deutsche mark, French franc, Italian lira, Dutch guilder and Belgium franc). The weights attributed to the Euro are equal to the aggregated weights of the five currencies it substituted. Since that time, the U.S. Federal Reserve has not made other changes to the currency weights.

The pre-determined weightings attributed to the Reference Currencies comprising the FX Baskets are fixed. However, in certain exceptional cases (e.g., if the country of a Reference Currency replaces or phases out a Reference Currency), the Index Provider may remove a Reference Currency from the FX Basket. In such instance, the weights of the remaining Reference Currencies comprising the FX Basket would be affected.

The Spot Rate of Each Reference Currency Comprising the FX Basket

A “Spot Rate” is the rate at which a Reference Currency comprising the FX Basket can be exchanged for USDs on an immediate basis, subject to the applicable settlement cycle. In other words, if you wanted to convert USDs into Euros, you could enter into a spot transaction at the Spot Rate (subject to the bid/ask) and you would receive Euros in a number of days, depending on the settlement cycle of that currency. Generally, the settlement of a “spot” transaction is two currency business days (except in the case of Canadian dollars, which settle on the next Business Day). The following table sets forth the Reference Currencies comprising the FX Basket (each of which is measured against USDs), the applicable Reuters Page for each Spot Rate referenced by the Index and the market convention for quoting such currency.

Reference Currency	Reuters Page	Market Convention for Quotation
EUR/USD	USDEURFIX=WM	Number of USD per one EUR
USD/JPY	USDJPYFIX=WM	Number of JPY per one USD
GBP/USD	USDGBPFIX=WM	Number of USD per one GBP
USD/CAD	USDCADFIX=WM	Number of CAD per one USD
USD/SEK	USDSEKFIX=WM	Number of SEK per one USD
USD/CHF	USDCHFFIX=WM	Number of CHF per one USD

The Index generally references the Spot Rate for each Reference Currency as of 9:00 a.m. London time, but may use different fixing times for certain reasons as described in the Index Rules.

The World Markets Company plc (“WM”) provides an exchange rate service that publishes Spot Rates at fixed times throughout the global trading day. WM does not use a panel or polling solicitation process to obtain underlying data in the benchmark calculation process. WM uses transactional data to set “Trade Rates,” reflecting data from actual transactions entered into on an arm’s length basis between buyers and sellers in that market, where that data is available and reflects sufficient liquidity.

The Thomson Reuters Market Data System is the primary infrastructure used to source spot foreign exchange rates used in the calculation of the rates. Other systems may be used where the appropriate rates are not available on the Thomson Reuters architecture.

Over a five-minute fix period, actual trades executed and bid and offer order rates from the order matching systems are captured every second from 2 minutes 30 seconds before to 2 minutes 30 seconds after the time of the fix. From each data source, a single traded rate will be captured—this will be identified as a bid or offer depending on whether the trade is a buy or sell. A pre-defined spread set for each currency at each fix to reflect liquidity at different times of day will be applied to the Trade Rate to calculate the opposite bid or offer. All captured trades will be subjected to validation checks. This may result in some captured data being excluded from the fix calculation.

Spot Next Forward Points of Each Reference Currency Comprising the FX Basket

As noted, in most spot currency transactions, settlement is two currency business days after the trade date. A spot-next trade effectively extends the spot settlement cycle by one Business Day (i.e., the “next” day) and a Spot-Next Forward Point represents the difference in price between a spot transaction and a spot-next trade. Combining a spot-next trade with a spot transaction allows for exposure to the currency without taking delivery. By entering on each Index Business Day into notional spot-next trades that are closed the next Index Business Day against spot transactions, the Index is exposed to the Reference Currencies comprising the FX Basket without having to take delivery of these currencies. The Index approximates the cost of entering into a spot-next trade by linearly interpolating the cost of that trade based on the WM/Reuters “SW—Spot Week (One Week)” forward rates and a spot transaction.

The following table sets forth the Reference Currencies comprising the FX Basket (each of which is measured against USDs) and the applicable Reuters Page for each SW—Spot Week (One Week) forward rate referenced by the Index.

Reference Currency	Reuters Page
EUR/USD	USDEURSWFIX=WM
USD/JPY	USDJPYSWFIX=WM
GBP/USD	USDGBPSWFIX=WM
USD/CAD	USDCADSWFIX=WM
USD/SEK	USDSEKSWFIX=WM
USD/CHF	USDCHFSWFIX=WM

The Index references the SW—Spot Week (One Week) forward rate for each Reference Currency as of 9:00 a.m. London time.

EXPOSURE OF THE INDEX TO THE REFERENCE CURRENCIES COMPRISING THE FX BASKET

The exposure of the Index to the Reference Currencies comprising the FX Basket is based on the pre-determined weightings as described above. The Reference Currencies comprising the FX Basket are reset to these pre-determined weightings at the close of each Index Business Day.

INDEX PROVIDER

The Index Provider will act in good faith and in a commercially reasonable manner in respect of determinations, interpretations and calculations made by it pursuant to the Index Rules.

All determinations, interpretations and calculations of the Index Provider relating to the Index Rules are final, conclusive and binding, and no person will be entitled to make any claim against the Index Provider in respect thereof. The Index Provider will not:

(a)	be under any obligation to revise any determination, interpretation or calculation made or action taken for any reason in connection with the Index Rules or the Index; or

(b)	have any responsibility to any person for any determination, interpretation or calculation made or anything done (or omitted) (whether as a result of negligence or otherwise) in respect of the Index, the publication of the Index Level (or failure to publish such level) or any use to which any person may put the Index or the Index Levels.

CALCULATION OF THE INDEX LEVELS

On each Publication Day, the Index Provider calculates the Index Level in accordance with the terms set forth in the Index Rules. The Index Level was set equal to 636.75 (the “Initial Index Level”) on January 3, 2007 (the “Index Start Date”), and the Index has been calculated live since July 20, 2016 (the “Index Live Date”).

No assurance can be given that the Index will be successful or that the Index will generate positive returns or will accurately reflect the price of gold relative to the Reference Currencies comprising the FX Basket. See “Risk Factors” starting on page 15.

PUBLICATION OF THE INDEX LEVELS

The Index Provider publishes (in a manner determined by the Index Provider from time to time) the Index Level as of each Index Business Day in accordance with the Index Rules. If an Index Business Day is not a Publication Day, the Index Provider does not publish the Index Level and the Index Provider resumes publishing the Index Level on the immediately following Publication Day, subject to the consequences of the occurrence of a Market Disruption Event or Extraordinary Event. A “Publication Day” is any day that (a) is an Index Business Day and (b) is not on a day on which a Market Disruption Event or Extraordinary Event has occurred or is continuing.

On any Index Business Day in which a Market Disruption Event or Extraordinary Event has occurred or is continuing, the Index Provider generally will calculate the Index based on the following fallback procedures: (i) where the Market Disruption Event is based on the Gold Price, the Index will be kept at the same level as the previous Index Business Day and updated when the Gold Price is no longer disrupted; (ii) where the Gold Price is not disrupted but one of the Reference Currency prices is disrupted, the Index will be calculated in the ordinary course except that the disrupted Reference Currency will be kept at its value from the previous Index Business Day and updated when it is no longer disrupted; and (iii) if both the Gold Price and a Reference Currency price are disrupted, the Index will be kept at the same level as the previous Index Business Day and updated when such prices are no longer disrupted.

Notwithstanding anything to the contrary, the Index Provider may cease publication of the Index Level at any time in its sole discretion, and nothing in this Prospectus shall be construed as an agreement by the Index Provider to continue to calculate the Index Level if the Index Provider has elected to cease publication.

The Index Provider publishes an Index Level that is rounded to ten decimal points.

AMENDMENTS TO THE INDEX RULES

The Index Rules for the Index may be amended from time to time by the Index Provider pursuant to the terms of the Index Rules. Pursuant to the terms of the Index Rules, the Index Provider may only change the rules to maintain compliance with the relevant laws and regulations applicable with the regard to an index provider or index administrator, and to ensure the continued integrity of the Index. The Index Provider will use reasonable efforts to provide at least two Index Business Days prior notice before the day on which amendments to the Index will become effective.

Although the Index Rules are intended to be comprehensive and accurate, ambiguities may arise and errors or omissions may have been made. If an ambiguity, error or omission arises, the Index Provider will resolve or address such ambiguity, error or omission in its sole discretion and, if necessary, the Index Provider will amend the Index Rules to reflect such resolution.

Operation of the Fund

Because the Fund generally holds only Gold Bullion (and not USDs or the Reference Currencies comprising the FX Basket), the actual economic impact of changes to the value of the Reference Currencies comprising the FX Basket against the USD from day-to-day can be reflected in the Fund only by moving an amount of Gold Bullion ounces of equivalent value into or out of the Fund. Therefore, the Fund seeks to track the performance of the Index by entering into a transaction each Business Day with the Gold Delivery Provider pursuant to which Gold Bullion is moved into or out of the Fund. The terms of this transaction are set forth in the Gold Delivery Agreement. The Fund has not and does not intend to enter into any other Gold Bullion transactions other than with the Gold Delivery Provider as described in the Gold Delivery Agreement (except that Authorized Participants will deliver or receive Gold Bullion from the Fund in connection with the purchase or redemption of Creation Units and the Fund will sell Gold Bullion to cover Fund expenses). The Fund does not hold any non-U.S. currency or any financial instruments linked to a non-U.S. currency or index, other than the Fund’s rights and obligations under the Gold Delivery Agreement.

Gold Bullion held by the Fund will only be sold (1) on an as-needed basis to pay Fund expenses; (2) in the event the Fund terminates and liquidates its assets; or (3) as otherwise required by law or regulation. The sale of Gold Bullion by the Fund, and the transfer of Gold Bullion out of the Fund pursuant to the Gold Delivery Agreement, is a taxable event to Shareholders. See “United States Federal Tax Consequences—Taxation of U.S. Shareholders.”

THE GOLD DELIVERY AGREEMENT

Pursuant to the terms of the Gold Delivery Agreement, the Fund enters into a transaction to deliver Gold Bullion to, or receive Gold Bullion from, the Gold Delivery Provider each Business Day. The amount of Gold Bullion transferred essentially is equivalent to the Fund’s profit or loss as if the Fund had exchanged the Reference Currencies comprising the FX Basket, in the proportion in which they are reflected in the Index, for USDs in an amount equal to the Fund’s holdings of Gold Bullion on such day. In general, if there is a currency gain (i.e., the value of the USD against the Reference Currencies comprising the FX Basket increases), the Fund will receive Gold Bullion. In general, if there is a currency loss (i.e., the value of the USD against the Reference Currencies comprising the FX Basket decreases), the Fund will deliver Gold Bullion. In this manner, the amount of Gold Bullion held by the Fund is adjusted to reflect the daily change in the value of the Reference Currencies comprising the FX Basket against the USD. The Gold Delivery Agreement requires Gold Bullion ounces equal to the value of the Gold Delivery Amount to be delivered to the custody account of the Fund or Gold Delivery Provider, as applicable. The fee that the Fund pays the Gold Delivery Provider for its services under the Gold Delivery Agreement is accrued daily and reflected in the calculation of the Gold Delivery Amount.

Subject to the terms of the Gold Delivery Agreement, the Gold Delivery Provider (i) calculates the Gold Delivery Amount on each Business Day and (ii) delivers Gold Bullion ounces equal to the USD value of the Gold Delivery Amount into or out of the Fund generally within two Business Days, provided that such days are also days on which the delivery of Gold Bullion can be settled. The Gold Delivery Amount is the amount of Gold Bullion ounces to be delivered into or out of the Fund to reflect price movements in the Reference Currencies comprising the FX Basket against the USD on each Business Day (assuming no “Market Disruption Event” or “Extraordinary Event” has occurred or is continuing as described in more detail below).

CALCULATION OF THE GOLD DELIVERY AMOUNT

On each Business Day (assuming no “Market Disruption Event” or “Extraordinary Event” has occurred or is continuing as described in more detail below), the Gold Delivery Provider determines in good faith and with reasonable due diligence (1) the total number of outstanding and to be issued Shares on such day less any Shares for which a redemption order is received by the Administrator prior to such day, (2) the daily change in the Index level with respect to the Fund’s NAV and the Gold Delivery Provider’s annual fee of 0.17% of the Fund’s NAV, and (3) the Gold Delivery Amount based upon the values calculated in (1) and (2) and pursuant to formulas contained in the Gold Delivery Agreement. The Gold Delivery Provider generally makes these calculations outside of U.S. market hours (by 6:30 a.m. New York time).

If the Gold Delivery Amount is a positive number (meaning that the Fund has experienced a currency gain on the notional short position in the FX Basket comprised of Reference Currencies), the Gold Delivery Provider will transfer to the Fund’s custody account an amount of Gold Bullion (in ounces) equal to the Gold Delivery Amount. If the Gold Delivery Amount is a negative number (meaning that the Fund has experienced a currency loss on the notional short position in the FX Basket comprised of Reference Currencies), the Fund will transfer to the Gold Delivery Provider’s custody account an amount of Gold Bullion (in ounces) equal to the Gold Delivery Amount. The fee that the Fund pays the Gold Delivery Provider for its services under the Gold Delivery Agreement is accrued daily and reflected in the calculation of the Gold Delivery Amount.

Creation and Redemption of Shares

The Gold Delivery Agreement also specifies how the amount of Gold Bullion representing a Creation Unit is determined in connection with creation and redemption transactions (see “Creation and Redemption of Shares”).

MARKET DISRUPTION EVENTS AND EXTRAORDINARY EVENTS

From time to time, unexpected events may cause the calculation of the Index and/or the operation of the Fund to be disrupted. These events are expected to be relatively rare, but there can be no guarantee that these events will not occur. These events are referred to as either “Market Disruption Events” or “Extraordinary Events.” The occurrence of a Market Disruption Event for ten consecutive Index Business Days generally would be considered an Extraordinary Event. Market Disruption Events generally include disruptions in the trading of gold or the Reference Currencies comprising the FX Basket, delays or disruptions in the publication of the LBMA Gold Price or the Reference Currency prices, and unusual market or other events that are tied to either the trading of gold or the Reference Currencies comprising the FX Basket or otherwise have a significant impact on the trading of gold or the Reference Currencies comprising the FX Basket. For example, market conditions or other events which result in a material limitation in, or a suspension of, the trading of physical gold generally would be considered Market Disruption Events, as would material disruptions or delays in the determination or publication of the LBMA Gold Price AM. Similarly, market conditions which prevent, restrict or delay the Gold Delivery Provider’s ability to convert a Reference Currency to USDs or deliver a Reference Currency through customary channels generally would be considered a Market Disruption Event, as would material disruptions or delays in the determination or publication of WMR spot prices for any Reference Currency comprising the FX Basket. The complete definition of a Market Disruption Event is set forth in “Market Disruption Events and Extraordinary Events.”

PRINCIPALS AND KEY PERSONNEL OF THE CPO

The principals of the CPO are Joseph R. Cavatoni, who serves as Principal Executive Officer, President, Chief Financial Officer and Treasurer; Gregory S. Collett, who serves as the Vice President; William J. Shea, who serves as Chairman of the Board of Directors of the CPO (the “Board”) and is a member of the Board’s Audit Committee; Aram Shishmanian, who serves as a Director of the Board; Rocco Maggiotto, who serves as a Director of the Board and is Chairman of the Board’s Audit Committee; and Neal Wolkoff, who serves as a Director of the Board and is a member of the Board’s Audit Committee. The CPO and principals do not have an ownership or beneficial interest in the Fund, nor do they engage in, or intend to engage in, proprietary commodity interest trading.

Joseph R. Cavatoni, age 49, is the Principal Executive Officer, President, Chief Financial Officer and Treasurer, and, since February 2017 has been a principal of, the Sponsor. He joined the World Gold Council as Managing Director USA and ETFs in September 2016. From October 2016 to the present, he has served as Principal

Executive Officer of World Gold Trust Services, LLC (“WGTS LLC”), sponsor of the SPDR® Gold Trust and an affiliate of the Sponsor. Prior to that, from April 2009 to December 2015 he served with BlackRock, Inc., a publicly traded investment management firm, first as the head of iShares Capital Markets in Asia Pacific (2009) and as Head of iShares Capital Markets and Product Development in the same region (2009-2011). From November 2011 to December 2015, Mr. Cavatoni served as a BlackRock Managing Director and Head of iShares Capital Markets, Americas. From August 2003 to April 2009, Mr. Cavatoni served with UBS Securities Asia Limited, first as Executive Director, Head of Swaps, Asia (2003-2006) and then as Managing Director, Head of Equity Finance APAC (2006-2009). Prior to that, Mr. Cavatoni was on garden leave during June and July 2003. Prior to joining UBS Securities Asia Limited, he served with Merrill Lynch & Company, Inc. from June 1994 to May 2003 as Senior Credit Analyst, Credit and Risk Management Team in New York (1994-1995), Vice President, Credit and Risk Management Team, Hong Kong (1995-2000) and Director, Head of Prime Brokerage Asia, Japan and Australia (2000-2003). Mr. Cavatoni received his Bachelor of Business Administration degree from The George Washington University and his Master of Business Administration degree from Northwestern University and the Hong Kong University of Science and Technology.

Gregory Collett, age 46, joined the World Gold Council in April 2014 and currently serves as Director of Investment Products for WGC USA, Inc., a wholly-owned, indirect subsidiary of the World Gold Council. In that capacity, his responsibilities include overseeing the SPDR® Gold Trust (Symbol: GLD), the largest exchange-traded fund in the world backed by physical gold. Mr. Collett became a registered Associated Person and Listed Principal of the Sponsor on August 19, 2015 and August 13, 2015, respectively. From January 2010 to March 2014, Mr. Collett was a partner with the law firm of Collett Clark LLP, where he primarily handled financial industry transactions and disputes involving commodity futures. Prior to founding a law firm in January 2010, Mr. Collett pursued personal endeavors after voluntarily departing Deutsche Bank in June 2008. From October 2002 through June 2008, Mr. Collett worked for Deutsche Bank where he launched the Powershares DB line of commodity and currency ETFs and ETNs. In that capacity, Mr. Collett held the title of Director and Chief Operating Officer of DB Commodity Services LLC, which was the managing owner and commodity pool operator of the ETFs. Mr. Collett became a registered Associated Person of Deutsche Bank Securities Inc. on December 22, 2006 and a Listed Principal of DB Commodity Services LLC on June 12, 2006. He withdrew his registration as an Associated Person of Deutsche Bank Securities Inc. and Listed Principal of DB Commodity Services LLC on June 20, 2008. Before joining Deutsche Bank, Mr. Collett was an associate with the law firm of Sidley Austin LLP from March 2000 to October 2002 and an attorney-advisor for the Commodity Futures Trading Commission. Mr. Collett received his J.D. from George Washington University Law School in 1997 and his B.A. from Colgate University in 1993.

William J. Shea, age 69, is Chairman of the Board of Directors of the Sponsor and a member of the Board’s Audit Committee, and a principal of the CPO since February 2017. He was appointed to the Board when it was formed in January 2017. In January 2013, he was appointed to the Board of Directors of WGTS LLC, the sponsor of the largest exchange-traded fund in the world backed by physical gold and an affiliate of the Sponsor. He serves as Chairman of WGTS LLC’s Board of Directors and is a member of its Audit Committee. From March 1998 to the present, he has served on the Board of Directors of Caliber ID, Inc., which provides medical equipment supporting imaging and diagnosis at the cellular level in the treatment of skin cancer and other diseases, and was appointed Chairman in December 2010. Mr. Shea has been a member of the boards of AIG SunAmerica, a mutual funds company, from December 2004 to September 2016, and has served as Chairman of the Board of Demoulas Supermarkets, Inc., a privately held retail grocery store chain in New England, from March 1999 to the present. He was a board member of Boston Private Financial Holdings, a public bank holding company, and its related bank from June 2005 to May 2014 and a board member of NASDAQ OMXBX/the Boston Stock Exchange, a US stock exchange, from March 1998 to December 2014.

The Sponsor has concluded that Mr. Shea should serve as Director because of the knowledge and extensive experience he gained in a variety of leadership roles with different financial institutions and an international public accounting firm, his extensive experience in business restructurings, and the experience he has gained serving as a director of WGTS LLC.

Aram Shishmanian, age 66, is a Director on the Board of Directors of the Sponsor and a principal of the CPO since February 2017. He was appointed to the Board when it was formed in January 2017. In January 2013, he was appointed to the Board of Directors of WGTS LLC, the sponsor of the largest exchange-traded fund in the world backed by physical gold and an affiliate of the Sponsor. Since January 2009, he has also served as Chief Executive Officer of the World Gold Council, the ultimate parent of the Sponsor.

The Sponsor has concluded that Mr. Shishmanian should serve as Director because of the knowledge and extensive experience he gained in a variety of leadership roles with different financial institutions, his extensive experience as a management consultant and as a director on other boards, and the experience he has gained serving as a director of WGTS LLC.

Rocco Maggiotto, age 67, is a Director on the Board of Directors of the Sponsor, Chairman of the Board’s Audit Committee and a principal of the CPO since February 2017. He was appointed to the Board when it was formed in January 2017. In January 2013, he was appointed to the Board of Directors of WGTS LLC, sponsor of the largest exchange-traded fund in the world backed by physical gold and an affiliate of the Sponsor. He also serves as Chairman of the Audit Committee of WGTS LLC’s Board of Directors. Mr. Maggiotto is the Chief Executive Officer and Co-Founder of PWRCierge, LLC, an independent power company providing Cogeneration solutions and other energy management solutions for Continuing Care Retirement Communities and other non-profit institutions. He has served in this capacity from October 2012 to the present. From June 2012 to the present, Mr. Maggiotto has been the Managing Principal of Manchester Consulting Group, which consults with financial institutions. From June 2006 to June 2012, Mr. Maggiotto was Executive Vice President and Global Head of Customer and Distribution Management for Zurich Financial Services’ $35 billion General Insurance Business. He was responsible for the development and implementation of Zurich’s customer and distribution management strategies, its global industry practices and its relationships with the global broker organizations and served as Chairman of General Insurance’s Growth Agenda.

The Sponsor has concluded that Mr. Maggiotto should serve as Director because of the knowledge and extensive experience he gained in a variety of leadership roles with different financial institutions and international public accounting firms, his extensive experience as a director on other boards, and the experience he has gained serving as a director of WGTS LLC.

Neal Wolkoff, age 62, is a Director on the Board of Directors of the Sponsor, a member of the Board’s Audit Committee and a principal of the CPO since February 2017. He was appointed to the Board when it was formed in January 2017. In January 2013, he was appointed to the Board of Directors of WGTS LLC, the sponsor of the largest exchange-traded fund in the world backed by physical gold and an affiliate of the Sponsor. He also serves as a member of the Audit Committee of WGTS LLC’s Board of Directors. In November 2003, Mr. Wolkoff founded, and since that date has served as CEO of Wolkoff Consulting Services, LLC, a consulting firm. From December 2016 to the present, he has been a Principal in Health Care Financial Exchange Inc., a Delaware c-corporation, which is in the business of designing financial products for the healthcare industry. From July 2014 to December 2016, he was a member of U.S. Health Futures, LLC, which is in the business of designing financial products for the healthcare industry. Previously, from October 2008 to February 2012, he served as the Chief Executive Officer of ELX Futures, L.P., founded by major dealer banks and trading firms to compete in the area of interest rate futures.

The Sponsor has concluded that Mr. Wolkoff should serve as Director because of the knowledge and extensive experience he gained in a variety of leadership roles at a major stock exchange and futures exchange, the experience he gained as a trial attorney, his extensive experience as a director on other boards, and the experience he has gained serving as a director of WGTS LLC.

WGC (US) Holdings Inc. is an affiliate of the World Gold Council and the Sponsor’s sole member. The World Gold Council is the market development organization for the gold industry with 19 members with mining operations in 40 countries. With its unique insight into the global gold market, the World Gold Council sees unrealized potential for gold across society and intervenes to create new possibilities for the use of gold. Working with various organizations across the gold supply chain, the World Gold Council attempts to stimulate demand, develop innovative uses of gold and takes new products to market. As the global industry authority on gold, the World Gold Council offers comprehensive analysis of the industry, giving decision makers useful information and insight into the drivers of gold demand.

The Sponsor has a code of ethics (the “Code of Ethics”) that applies to its executive officers and agents, including its Principal Executive Officer and Chief Financial Officer, who perform certain functions with respect to the Trust that, if the Trust had executive officers would typically be performed by them. The Code of Ethics is available free of charge upon request by writing the Sponsor at 685 Third Avenue, 27th Floor, New York, NY 10017 or calling the Sponsor at (212) 317-3800. The Sponsor’s Code of Ethics is intended to be a codification of the business and ethical principles that guide the Sponsor, and to deter wrongdoing, promote honest and ethical conduct, avoid conflicts of interest, and foster compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to the Code of Ethics.

Fund Expenses

The Fund’s only ordinary recurring expenses are expected to be the fee paid to the Sponsor at an annual rate of 0.33% of the daily net asset value of the Fund and the fee paid to the Gold Delivery Provider at an annual rate of 0.17% of the daily net asset value of the Fund, so that the Fund’s total annual expense ratio is expected to be equal to 0.50%.

In exchange for the Sponsor’s fee the Sponsor has agreed to assume the ordinary fees and expenses incurred by the Fund, including but not limited to the following: fees charged by the Administrator, the Custodian, the Index Provider, Marketing Agent and the Trustee, NYSE Arca listing fees, typical maintenance and transaction fees of the DTC, SEC and CFTC registration fees, printing and mailing costs, audit fees and expenses, up to $100,000 per annum in legal fees and expenses and applicable license fees. The Sponsor shall bear expenses in connection with the issuance and distribution of the securities being registered. The Sponsor is not required to pay any extraordinary expenses not incurred in the ordinary course of the Fund’s business. Extraordinary expenses are fees and expenses that are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses that are not currently anticipated obligations of the Fund. In addition, the Sponsor shall not be required to pay any charges, fees, transaction or other costs in connection with any gold delivery agreement or ISDA agreement in connection with the delivery of Gold Bullion to or from the Fund. The Fund is responsible for the payment of such expenses to the extent any such expenses are incurred. In addition, the Fund remains responsible for the Gold Delivery Provider’s Fee. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. The Fund sells Gold on an as-needed basis to pay the Sponsor’s fee.

In certain exceptional cases the Fund will pay for some expenses. These exceptions include expenses not assumed by the Sponsor (described in the immediately preceding paragraph), taxes and governmental charges, expenses and costs of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or action taken by the Trustee or the Sponsor to protect the Trust or the interests of Shareholders, indemnification of the Sponsor under the Depositary Agreement, and legal expenses in excess of $100,000 per year.

Shareholders do not have the option of choosing to pay their proportionate share of the Fund’s expenses in lieu of having their share of expenses paid by the sale of the Fund’s Gold. Each sale of Gold by the Fund will be a taxable event to Shareholders. See “United States Federal Tax Consequences—Taxation of U.S. Shareholders.”

SALES OF GOLD

The Sponsor will sell the Fund’s Gold Bullion as necessary to pay the Fund’s expenses. When selling Gold Bullion to pay expenses, the Sponsor endeavors to sell the smallest amounts of Gold Bullion needed to pay expenses in order to minimize the Fund’s holdings of assets other than Gold Bullion and endeavors to sell at the LBMA Gold Price AM. The Sponsor will place orders with Gold Bullion dealers (which may include the Custodian) through which the Sponsor expects to receive the most favorable price and execution of orders. The Sponsor shall not be liable for depreciation or loss incurred by reason of any sale. See “United States Federal Tax Consequences—Taxation of U.S. Shareholders” for information on the tax treatment of Gold Bullion sales.

The Sponsor will sell the Fund’s Gold Bullion if that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Fund.

Any property received by the Fund other than Gold Bullion, cash or an amount receivable in cash (such as, for example, an insurance claim) will be promptly sold or otherwise disposed of by the Sponsor and the resulting proceeds will be credited to the Fund’s cash account and/or converted into Gold Bullion.

Gold Bullion will also be delivered into or out of the Fund in accordance with the Gold Delivery Agreement. For more information, see the section herein titled “The Gold Delivery Provider and the Gold Delivery Agreement.”

CASH ACCOUNT AND RESERVE ACCOUNT

The Sponsor will cause the Fund to maintain a cash account in which proceeds of Gold Bullion sales and other cash received by the Fund may be held. The Sponsor may withdraw funds from the cash account to establish a reserve account for any taxes, other governmental charges and contingent or future liabilities.

Breakeven Analysis

The following table indicates the approximate percentage and dollar returns required for the value of an investment in a Share of the Fund to equal the amount originally invested 12 months after the investment was made. This analysis assumes that the Shares have a constant month-end NAV, that the NAV per Share is equal to $120.11, which was the NAV per Share determined on November 27, 2017, and that such NAV per Share is the “Selling Price” shown in the table below. Note that the actual NAV per Share of the Fund is likely to change on a daily basis.

The table, as presented, is only an approximation. The capitalization of the Fund may directly affect the amounts of one or more of these charges. The Sponsor’s Fee and the Gold Delivery Provider Fee are calculated as a percentage of the Net Asset Value of the Fund. The table does not reflect the additional transaction fees and costs required for the creation and redemption of Creation Units.

THE INFORMATION CONTAINED IN THIS BREAKEVEN ANALYSIS REFLECTS ESTIMATES DETERMINED AS OF NOVEMBER 27, 2017. ACTUAL RESULTS MAY VARY SIGNIFICANTLY.

Expense(1)	$	%
Selling Price	120.11

Sponsor’s Fee(2)	$0.40	0.33%
Gold Delivery Provider Fee(3)	$0.20	0.17%
Organization and Offering Expenses(4)	$0	0.00%
Fund Operating Expenses(5)	$0	0.00%

12-Month Breakeven(6)	$0.60	0.50%

(1)	Dollar amounts are rounded to the nearest cent and percentages are rounded to two decimal places.
(2)	The Fund pays the Sponsor the Sponsor’s Fee, which accrues daily at an annualized rate of 0.33% of the NAV of the Fund, payable by the Fund monthly in arrears. The Sponsor’s Fee is paid in consideration of the services provided by the Sponsor, including procuring the services of the Fund’s other service providers and its payment of certain related fees and expenses that would otherwise have been payable by the Fund.
(3)	The Fund pays the Gold Delivery Provider the Gold Delivery Provider’s Fee, which accrues and is payable by the Fund daily at an annual rate of 0.17% of the NAV of the Fund. The Fund will pay any charges, fees, transaction or other costs in connection with any gold delivery agreement or ISDA agreement in connection with the delivery of Gold Bullion to or from the Fund to the extent any such expenses are incurred. Other than the Gold Delivery Provider Fee, such expenses are not anticipated.
(4)	The Sponsor is responsible for paying Organization and Offering Expenses, which consist of the costs and expenses incurred in connection with organizing the Fund and the initial issuance and distribution of the Shares. Organization and Offering Expenses include SEC and CFTC registration fees, printing and mailing costs, listing and licensing fees, legal fees and expenses, accounting fees and expenses and the fees and expenses of certain other service providers to the Fund incurred in connection with the initial issuance and distribution of the Shares. The Fund does not separately bear the costs of Organization and Offering Expenses. Additional information relating to Organization and Offering Expenses may be found under “Fund Expenses.”
(5)	The Sponsor is responsible for paying ongoing Fund Operating Expenses other than the Sponsor Fee and the Gold Delivery Provider Fee, which consist of the following: (1) fees paid to the Trustee; (2) fees paid to the Custodian, Administrator and other service providers; and (3) various Fund administration fees, including printing and mailing costs, legal and audit fees, registration fees and NYSE Arca listing fees. The Sponsor is not responsible for paying extra ordinary expenses of the Fund. Additional information relating to Fund Operating Expenses may be found under “Fund Expenses.”

(6)	You may pay customary brokerage commissions in connection with purchases of Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the breakeven table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges. This breakeven analysis does not include fees charged in connection with the creation/redemption process, currently totaling $500, as such fees are only payable by Authorized Participants in creation and redemption transactions.

Description of the Trust

The Trust is organized as a Delaware statutory trust consisting of multiple separate Series. Delaware Trust Company, a Delaware trust company with trust powers is the sole Trustee of the Trust. Each Series issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Series. The Trust was organized into separate series as a Delaware statutory trust rather than as multiple separate trusts in order to achieve certain administrative efficiencies. As of the date of this Prospectus, the Trust has established six series, five of which have not commenced operations and have no assets or liabilities. The other series, the SPDR® Long Dollar Gold Trust (the “Fund”) is offered pursuant to this Prospectus. As of the date of this Prospectus, the other Series of the Trust are not being offered. The assets of the Fund include only Gold Bullion, Gold Bullion receivables and cash, if any, including, without limitation, Gold Bullion delivered to the Fund in connection with Creation transactions or by the Gold Delivery Provider pursuant to the Gold Delivery Agreement.

The Trust was formed and is operated in a manner such that each Series is liable only for obligations attributable to such Series. This means that Shareholders of the Fund are not subject to the losses or liabilities of any other Series and Shareholders of the other Series are not subject to the losses or liabilities of the Fund. Accordingly, the debts, liabilities, obligations and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to the Fund or a Series are enforceable only against the assets of the Fund or such Series, as applicable, and not against any other Series or the Trust generally. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally. For the avoidance of doubt, the Inter-Series Limitation on Liability applies to all series of the Trust, including both the Fund and any other Series.

The Fund expects to create and redeem Shares from time to time but only in Creation Units (a Creation Unit equals a block of 10,000 Shares). The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Creation Units. The creation and redemption of Creation Units requires the delivery to the Fund or the distribution by the Fund of the amount of Gold Bullion represented by the Creation Units being created or redeemed. The total amount of Gold Bullion required for the creation of Creation Units will be based on the combined NAV of the number of Creation Units being created or redeemed. The initial amount of Gold Bullion required for deposit with the Fund to create Shares is 1,000 ounces per Creation Unit. The number of ounces of Gold Bullion required to create a Creation Unit or to be delivered upon redemption of a Creation Unit is expected to change over time depending on Index performance net of the fees charged by the Fund and the Gold Delivery Provider. Creation Units may be created or redeemed only by Authorized Participants, who will pay a transaction fee of $500 for each order to create or redeem Creation Units. Authorized Participants may sell to other investors all or part of the Shares included in the Creation Units they purchase from the Fund. See “Plan of Distribution.” The number of Shares in a Creation Unit, and the transaction fee associated with such Creation Units, may be changed by the Sponsor at any time in its sole discretion.

Investors may obtain on a 24-hour basis gold pricing information based on the spot price for an ounce of gold from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from Gold Bullion dealers. In addition, the Sponsor’s website at http://www.spdrgoldshares.com provides ongoing pricing information for gold spot prices and the Shares. Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Fund as calculated each Business Day by the Administrator is posted on the Sponsor’s website. The Fund has no fixed termination date and the Sponsor may terminate the Fund for any reason in its sole discretion. See “The Declaration of Trust—Termination of the Trust.”

Description of Key Service Providers

THE SPONSOR

The Sponsor is a Delaware limited liability company formed on August 1, 2014. The Sponsor is responsible for establishing the Trust and for the registration of the Shares. The Sponsor generally oversees the performance of the Fund’s principal service providers, but does not exercise day-to-day oversight over such service providers. The Sponsor, with assistance and support from the Administrator, is responsible for preparing and filing periodic reports on behalf of the Fund with the SEC and will provide any required certification for such reports. The Sponsor will designate the independent registered public accounting firm of the Fund and may from time to time employ legal counsel for the Fund. The Sponsor is a CPO of the Fund, is registered in such capacity with the CFTC and is registered as a member of the National Futures Association. The Sponsor is responsible for administering the Gold Delivery Agreement. The Sponsor has not previously operated any other pools or traded any other accounts. The Sponsor is an affiliate of World Gold Trust Services LLC, the sponsor of the SPDR® Gold Trust. To assist the Sponsor in marketing the Shares, the Sponsor has entered into the Marketing Agent Agreement with the Marketing Agent and the Fund. See “—The Marketing Agent” for more information about the Marketing Agent. The Sponsor maintains a public website on behalf of the Fund (http://www.spdrgoldshares.com), which contains information about the Fund and the Shares. Information about the Fund’s past performance is available on page 37.

The CFTC and the NFA regulate the activities of CPOs and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a CPO to deliver a prospectus to a prospective pool participant prior to or when it delivers the pool subscription agreement to the participant, provide NFA and pool participants annual financial statements, provide pool participants monthly or quarterly account statements, and keep accurate, current and orderly records with respect to each pool it operates. The Sponsor will deliver a prospectus to each Authorized Participant and make the prospectus available on a website and comply with applicable CFTC requirements, including those related to disclosure and recordkeeping. The CFTC may suspend the registration of a CPO if the CFTC finds that the operator has violated the CEA or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of an entity’s registration as a CPO would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund. The Fund is not registered with the CFTC in any capacity.

Shareholders are afforded certain rights for reparations under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. WGC is a member of the NFA. NFA members are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers.

THE TRUSTEE

Delaware Trust Company, a Delaware trust company, is the sole Trustee of the Trust and the Fund. The Trustee’s principal offices are located at 2711 Centerville Rd, Suite 400, Wilmington, DE 19808. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust and the Fund are limited to its express obligations under the Certificate of Trust and the Declaration of Trust. The rights and duties of the Trustee and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration of Trust.

The Trustee accepts service of legal process on behalf of the Trust and the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust or the Shareholders. The Declaration of Trust provides that the Trustee is compensated by the Sponsor, as appropriate. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this Prospectus is a part, and only the assets of the Fund are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

The Trustee has no duty or liability to supervise or monitor the performance of the service providers to the Fund, nor does the Trustee have any liability for the acts or omissions of such service providers. The Shareholders have no voice in the day-to-day management of the business and operations of the Fund and the Trust.

THE ADMINISTRATOR

The Trust, on behalf of the Fund, has appointed BNYM as the Administrator of the Fund and has entered into an Administration Agreement in connection therewith (the “Administration Agreement”). BNYM, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, Brooklyn, New York 11217. BNYM is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System.

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund. These services include receiving and processing orders from Authorized Participants to create and redeem Creation Units, net asset value calculations, accounting and other fund administrative services. The Administrator retains, separately for the Fund, certain financial books and records, including Creation Unit creation and redemption books and records; Fund accounting records; books and records regarding Gold Bullion transfers under the Gold Delivery Agreement; ledgers with respect to assets; liabilities, capital, income and expenses; the registrar; transfer journals; and related details and trading and related documents received from custodians.

The term of the Administration Agreement is one year from its effective date and will automatically renew for additional one-year terms unless any party provides written notice of termination (with respect to the Fund) at least 90 days prior to the end of any one-year term or unless earlier terminated as provided below:

•	Either party terminates prior to the expiration of the initial term in the event that (i) the other party breaches any material provision of the Administration Agreement, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice; (ii) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (iii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; (iv) a party makes a general assignment for the benefit of creditors; or (v) a party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due.

•	The Trust may terminate the Administration Agreement prior to the expiration of the initial term upon 90 days’ prior written notice in the event that the Sponsor determines to liquidate the Trust and terminate its registration with the SEC.

The Administrator’s monthly fees are paid by the Sponsor. The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own accounts, as agents for their customers and for accounts over which they exercise investment discretion. The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

THE TRANSFER AGENT

The Trust, on behalf of the Fund, has appointed BNYM as the Transfer Agent of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith (the “Transfer Agency and Service Agreement”).

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent serves as the Fund’s transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement. The Transfer Agent receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Creation Units in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund.

The term of the Transfer Agency and Service Agreement is one year from its effective date and will automatically renew for additional one-year terms unless any party provides written notice of termination (with respect to the Fund) at least 90 days prior to the end of any one-year term or unless earlier terminated as provided below:

•	Either party terminates prior to the expiration of the initial term in the event that (i) the other party breaches any material provision of the Transfer Agency and Service Agreement, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice; (ii) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (iii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; (iv) a party makes a general assignment for the benefit of creditors; or (v) a party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due.

•	The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon 90 days’ prior written notice in the event that the Sponsor determines to liquidate the Trust or the Fund and terminate its registration with the SEC other than in connection with a merger or acquisition of the Trust.

THE CUSTODIAN (CASH ONLY)

The Trust, on behalf of the Fund, has appointed BNYM to serve as the custodian of the Fund’s cash, if any, and has entered into a Custody Agreement in connection therewith (the “BNYM Custody Agreement”).

Pursuant to the BNYM Custody Agreement, BNYM has agreed to establish and maintain one or more cash accounts for the Fund. BNYM shall also maintain books and records segregating the assets of the Fund from the assets of any other series of the Trust. With respect to all cash held pursuant to the BNYM Custody Agreement, BNYM shall, unless otherwise instructed to the contrary, (a) receive all income and other payments and advise the Fund as promptly as practicable of any such amounts due but not paid; and (b) endorse for collection checks, drafts or other negotiable instruments.

The term of the BNYM Custody Agreement is one year from its effective date and will automatically renew for additional one-year terms unless any party provides written notice of termination (with respect to the Fund) at least 90 days prior to the end of any one-year term or unless earlier terminated as provided below:

•	Either party terminates prior to the expiration of the initial term in the event that (i) the other party breaches any material provision of the BNYM Custody Agreement, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice; (ii) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (iii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; (iv) a party makes a general assignment for the benefit of creditors; or (v) a party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due.

•	The Trust may terminate the BNYM Custody Agreement prior to the expiration of the initial term upon 90 days’ prior written notice in the event that Sponsor determines to liquidate the Trust or the Fund and terminate its registration with the SEC.

THE CUSTODIAN

HSBC Bank plc serves as the Custodian of the Fund’s Gold Bullion. HSBC Bank plc is a financial institution registered under the laws of England and Wales. Its London office is located at 8 Canada Square, London, E14 5HQ, United Kingdom. While the UK operations of the Custodian are regulated by the FCA in the United Kingdom, the custodial services provided by the Custodian are presently not a regulated activity subject to the rules of the FCA.

The Custodian is responsible for safekeeping the Fund’s Gold Bullion. The Custodian facilitates the transfer of Gold Bullion into and out of the Fund through the unallocated Gold Bullion accounts it maintains for each Authorized Participant and the Gold Delivery Provider and the unallocated and allocated Gold Bullion accounts it maintains for the Fund. The Custodian is responsible for allocating specific bars of Gold Bullion to the Fund Allocated Account. The Custodian provides the Fund with regular reports detailing the Gold Bullion transfers into and out of the Fund Unallocated Account and the Fund Allocated Account and identifying the Gold Bullion bars held in the Fund Allocated Account.

The Custodian and its affiliates may from time to time purchase or sell Gold Bullion or Shares for their own accounts, as agents for their customers and for accounts over which they exercise investment discretion.

Unless otherwise agreed by the Fund, the Custodian will hold the Gold Bullion deposited with and held for the account of the Fund at its London, England vault, except when the Gold Bullion has been allocated in the vault of a subcustodian solely for temporary custody and safekeeping. If held by a subcustodian, the Custodian has agreed that it will use commercially reasonable efforts promptly to transport the Gold Bullion from the subcustodian’s vault to the Custodian’s vault, at the Custodian’s cost and risk. The Custodian is a market maker, clearer and approved weigher of gold under the rules of the LBMA.

The Custodian, as instructed by the Sponsor or the Fund, is authorized to accept, on behalf of the Fund, deposits of Gold Bullion in unallocated form. Acting on standing instructions given by the Sponsor or the Fund, the Custodian allocates Gold Bullion deposited in unallocated form with the Fund by selecting bars of Gold Bullion for deposit to the Fund Allocated Account from unallocated bars which the Custodian holds or by instructing a subcustodian to allocate bars from unallocated bars held by the subcustodian. All Gold Bullion allocated to the Fund must conform to the rules, regulations, practices and customs of the LBMA, and the Custodian must replace any non-conforming Gold Bullion with conforming Gold Bullion as soon as practical.

The Gold Bullion bars in an allocated Gold Bullion account are specific to that account and are identified by a list which shows, for each Gold Bullion bar, the refiner, assay or fineness, serial number and gross and fine weight. Gold Bullion held in the Fund’s allocated account is the property of the Fund and is not traded, leased or loaned under any circumstances.

The Gold Bullion bars held in an unallocated account are not segregated from the Custodian’s assets. The account holder therefore has no ownership interest in any specific bars of Gold Bullion that the unallocated account’s bullion dealer holds or owns. The account holder is an unsecured creditor of the bullion dealer, and credits to an unallocated account are at risk of the bullion dealer’s insolvency, in which event it may not be possible for a liquidator to identify any Gold Bullion held in an unallocated account as belonging to the account holder rather than to the bullion dealer.

The Trust, on behalf of the Fund, and the Custodian have entered into Custody Agreements that establish the Fund Unallocated Account and the Fund Allocated Account. The Fund Unallocated Account is used for several purposes. First, it is used to facilitate the transfer of Gold Bullion deposits and Gold Bullion redemption distributions between Authorized Participants and the Fund in connection with the creation and redemption of Creation Units. Second, the Fund Unallocated Account is also used in connection with the transfer of Gold Bullion into or out of the Fund pursuant to the Gold Delivery Agreement. Finally, the Fund Unallocated Account is used for sales of Gold Bullion to pay Fund Expenses, and when Gold Bullion is transferred into and out of the Fund. The Custodian is instructed to allocate all Gold Bullion deposited with the Fund to the Fund Allocated Account by the close of business on each Business Day.

The Custodian is authorized to appoint from time to time one or more subcustodians to hold the Fund’s Gold Bullion until it can be transported to the Custodian’s vault. In accordance with LBMA practices and customs, the Custodian does not have written custody agreements with the subcustodians it selects. This could affect the recourse of the Fund and the Custodian against any subcustodian in the event a subcustodian does not use due care in the safekeeping of the Fund’s Gold Bullion. See “Risk Factors—The ability of the Administrator and the Custodian to take legal action against subcustodians may be limited.”

The Custodian is required to use reasonable care in selecting subcustodians and will monitor the conduct of each subcustodian, and promptly advise the Trust of any difficulties or problems existing with respect to such subcustodian. The Custodian is obliged under the Allocated Bullion Account Agreement to use commercially reasonable efforts to obtain delivery of Gold Bullion from those subcustodians appointed by it. Under the Allocated Bullion Account Agreement, except for an obligation on the part of the Custodian to use commercially reasonable efforts to obtain delivery of the Fund’s Gold Bullion bars from any subcustodians appointed by the Custodian, the Custodian is not liable for the acts or omissions, or for the solvency, of its subcustodians unless the selection of such subcustodians was made negligently or in bad faith.

Under the customs and practices of the London bullion market, allocated Gold Bullion is held by custodians and, on their behalf, by subcustodians under arrangements that permit each entity for which Gold Bullion is being held: (1) to request from the entity’s custodian (and a custodian or subcustodian to request from its subcustodian) a list identifying each Gold Bullion bar being held and the identity of the particular custodian or subcustodian holding the Gold Bullion bar and (2) to request the entity’s custodian to release the entity’s gold within two business days following demand for release. Each custodian or subcustodian is obligated under the customs and practices of the London bullion market to provide the bar list and the identification of custodians and subcustodians referred to in (1) above, and each custodian is obligated to release gold as requested. Under English law, unless otherwise provided in any applicable custody agreement, a custodian generally is liable to its customer for failing to take reasonable care of the customer’s gold and for failing to release the customer’s gold upon demand.

The Custodian does not require any subcustodians to be insured or bonded with respect to their custodial activities. The Custodian has agreed to maintain insurance in support of its custodial obligations under the

Custody Agreements, including covering any loss of gold, on such terms and conditions as it considers appropriate. The Sponsor (so long as the Sponsor is WGC AM) and the Fund may, subject to confidentiality restrictions, review this insurance coverage, and the Custodian annually provides the Trust with a copy of the Custodian’s certificate of insurance. The Fund is not a beneficiary of any such insurance and does not have the ability to dictate the nature or amount of the coverage. Therefore, Shareholders cannot be assured that the Custodian maintains adequate insurance or any insurance with respect to the Gold Bullion held by the Custodian on behalf of the Fund.

The Custodian has agreed to permit the officers and properly designated representatives of the Trustee and the independent public accountants for the Trust to access the Custodian’s records for the purpose of confirming the content of those records. Upon prior notice, any such officer or properly designated representative and any independent public accountant for the Trust is entitled to examine on the Custodian’s premises the Gold Bullion held by the Custodian and the records regarding the Gold Bullion held for the account of the Custodian at a subcustodian but no more than twice per calendar year unless otherwise agreed.

Custody Agreements

The Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement between the Trust, on behalf of the Fund, and the Custodian establishes the Fund Allocated Account and the Fund Unallocated Account, respectively. These agreements are sometimes referred to together as the “Custody Agreements.” The following is a description of the material terms of the Custody Agreements. As the Custody Agreements are similar in form, they are discussed together, with material distinctions between the agreements noted.

Transfers into the Fund Unallocated Account

The Custodian credits to the Fund Unallocated Account the amount of Gold Bullion it receives from the Fund Allocated Account, an Authorized Participant Unallocated Account, the Gold Delivery Provider’s unallocated account or from other third-party unallocated accounts representing the right to receive Gold Bullion. Unless otherwise agreed by the Custodian in writing, the only Gold Bullion the Custodian will accept in physical form for credit to the Fund Unallocated Account is Gold Bullion the Administrator has transferred from the Fund Allocated Account. No interest will be paid by the Custodian on any credit balance to the Fund Unallocated Account.

Transfers from the Fund Unallocated Account

The Custodian transfers Gold Bullion from the Fund Unallocated Account only in accordance with the Administrator’s instructions to the Custodian. A transfer of Gold Bullion from the Fund Unallocated Account may only be made, (1) by transferring Gold Bullion to a third-party unallocated account, (2) by transferring Gold Bullion to the Fund Allocated Account, or (3) by either (A) making Gold Bullion available for collection at the Custodian’s vault premises or at such other location as the Custodian may specify or (B), if separately agreed, delivering the Gold Bullion to such location as the Custodian and the Administrator agree at the Fund’s expense and risk. Any Gold Bullion made available in physical form will be in a form that complies with the rules, regulations, practices and customs of the LBMA, the Bank of England or any applicable regulatory body, or Custody Rules, or in such other form as may be agreed between the Administrator and the Custodian, and in all cases will comprise one or more whole Gold Bullion bars selected by the Custodian.

The Custody Agreements provide for the full allocation of all Gold Bullion received from the Authorized Participants, the Gold Delivery Provider or other third parties and credited to the Fund Unallocated Account at the end of each Business Day. The Sponsor may establish an overdraft facility with the Custodian under which the Custodian may make available to the Fund Unallocated Account up to 430 fine ounces of Gold Bullion in order to allow the Custodian to fully allocate all Gold Bullion credited to the Fund Unallocated Account to the Fund Allocated Account at the end of each Business Day.

Transfers into the Fund Allocated Account

With respect to Gold Bullion delivered by Authorized Participants, the Custodian receives transfers of Gold Bullion into the Fund Allocated Account only at the Administrator’s instructions by debiting Gold Bullion from the Fund Unallocated Account and crediting such Gold Bullion to the Fund Allocated Account.

Transfers from the Fund Allocated Account

The Custodian transfers Gold Bullion from the Fund Allocated Account only in accordance with the Administrator’s instructions. Generally, the Custodian transfers Gold Bullion from the Fund Allocated Account only by debiting Gold Bullion from the Fund Allocated Account and crediting the Gold Bullion to the Fund Unallocated Account.

Withdrawals of Gold Directly from the Fund Allocated Account

Upon the Administrator’s instruction, the Custodian debits Gold Bullion from the Fund Allocated Account and makes the Gold Bullion available for collection by the Administrator or, if separately agreed, for delivery by the Custodian in accordance with its usual practices at the Fund’s expense and risk. The Administrator and the Custodian expect that the Administrator will withdraw Gold Bullion physically from the Fund Allocated Account (rather than by crediting it to the Fund Unallocated Account and instructing a further transfer from that account) only in exceptional circumstances, such as if, for some unforeseen reason, it was not possible to transfer Gold Bullion in unallocated form. The Custodian is not obliged to effect any requested delivery if, in its reasonable opinion, (1) this would cause the Custodian or its agents to be in breach of the Custody Rules or other applicable law, court order or regulation, (2) the costs incurred would be excessive or (3) delivery is impracticable for any reason. When Gold Bullion is physically withdrawn from the Fund Allocated Account pursuant to the Administrator’s instruction, all right, title, risk and interest in and to the Gold Bullion withdrawn shall pass to the person to whom or for whose account such Gold Bullion is transferred, delivered or collected at the time the recipient or its agent acknowledges in writing its receipt of Gold Bullion. Unless the Administrator specifies the bars of Gold Bullion to be debited from the Fund Allocated Account, the Custodian is entitled to select the Gold Bullion bars.

Exclusion of Liability

The Custodian will use reasonable care in the performance of its duties under the Custody Agreements and is only responsible for any loss or damage suffered by the Fund as a direct result of any negligence, fraud, or willful default on the part of the Custodian in the performance of the duties under the Custody Agreements. The Custodian’s liability is further limited to the market value of the Gold Bullion held in the Fund Allocated Account and the amount of the Gold Bullion credited to the Fund Unallocated Account at the time such negligence, fraud, or willful default is discovered by the Custodian, provided that the Custodian promptly notifies the Trust of its discovery. Furthermore, the Custodian has no duty to make or take or to require any subcustodian selected by it to make or take any special arrangements or precautions beyond those required by the Custody Rules or as specifically set forth in the Custody Agreements.

In the event of a loss caused by the failure of the Custodian or a subcustodian to exercise reasonable care, the Trust, on behalf of the Fund, has the right to seek recovery from the Custodian in breach. The Custodian is not liable for any delay in performance or any non-performance of any of its obligations under the Custody Agreements by reason of any cause beyond the Custodian’s reasonable control, including any act of God or war or terrorism, any breakdown, malfunction or failure of, or in connection with, any transmission, clearing or settlement facilities, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or relevant regulatory or self-regulatory organizations or failure of any such body, authority or relevant regulatory or self-regulatory organization to perform its obligations for any reason.

Indemnity

Solely out of the Fund’s assets, the Fund will indemnify the Custodian’s directors, shareholders, officers, employees, agents, affiliates and subsidiaries (each, a “Custodian Indemnified Person”) against all costs and expenses, damages, liabilities and losses which any Custodian Indemnified Person may suffer or incur, directly or indirectly, in connection with services provided to the Fund under the Custody Agreements, except to the extent that such sums are due directly to the Custodian’s negligence, willful default or fraud or that of such Custodian Indemnified Person.

Termination

The Fund and the Custodian may each terminate any Custody Agreement upon 90 Business Days’ prior written notice. The Fund and the Custodian each may terminate any Custody Agreement immediately by written notice in the event either party determines in its commercially reasonable opinion the existence of the presentation of a winding-up order, bankruptcy or analogous event in relation to the other party.    If either the Allocated Bullion Account Agreement or the Unallocated Bullion Account Agreement is terminated, the other agreement automatically terminates.

THE GOLD DELIVERY PROVIDER AND THE GOLD DELIVERY AGREEMENT

The Fund has entered into the Gold Delivery Agreement with Merrill Lynch International. Merrill Lynch International is referred to herein as the Gold Delivery Provider. Pursuant to the terms of the Gold Delivery Agreement, the Gold Delivery Provider has agreed to deliver to (and receive from) the Fund Gold Bullion in amounts intended to reflect the change in the performance of the Fund’s holdings of Gold Bullion on each Business Day as though they had been denominated in the Reference Currencies comprising the FX Basket in accordance with the respective weights of such Reference Currencies comprising the FX Basket. This process is discussed in more detail in the section “Operation of the Fund.”

More information about Merrill Lynch International, the Gold Delivery Provider and subsidiary of Bank of America Corporation, may also be found on the SEC’s EDGAR website under CIK No. 0000070858 (for Bank of America Corporation). Bank of America Corporation consolidates the financial statements of each of its subsidiaries, including Merrill Lynch International, with its own. Bank of America Corporation will guarantee the payment obligation of Merrill Lynch International under the Gold Delivery Agreement. Please note that none of the Trust, the Sponsor or the Marketing Agent has undertaken any independent review of or due diligence on the content or information contained on any third-party website, including with respect to any financial statements.

The Fund has agreed to indemnify the Gold Delivery Provider for all losses arising from third-party claims for any alleged untrue statement of a material fact in the Trust’s registration statement. The Gold Delivery Agreement may be terminated by either party after an initial term of two and a half years. The agreement can also be terminated earlier or on shorter notice if certain litigation, regulatory, and other contingencies or defaults under the agreement occur. The Gold Delivery Agreement requires that, at least six months prior to the end of the Initial Term, the parties attempt in good faith to agree to the terms and conditions of a new Gold Delivery Agreement or other agreement between the parties for the provision of services relating to the Fund.

The Gold Delivery Agreement comes within the CEA’s definition of a “swap” as set forth in Section 1a(47) of the CEA and the rules promulgated thereunder. As a result, the transactions pursuant to the Gold Delivery Agreement may be deemed a commodity interest under the CEA and a “swap” for these purposes. Based on this analysis, the approximate percentage of the Fund’s assets subject to treatment as commodity interests is potentially 100%. However, this amount is expected to be much lower on a daily basis as only a small percentage of the Fund’s assets (i.e., the amount equivalent to the change in value of the Reference Currencies comprising the FX Basket against the USD) would move into or out of the Fund on any day pursuant to the Gold Delivery Agreement.

Because the Gold Delivery Agreement comes within the CEA’s “swap” definition, the Fund is subject to the jurisdiction of the CFTC. The Gold Delivery Agreement is a negotiated, bilateral contract for delivery of physical Gold Bullion; it is not traded on an organized exchange and the Gold Bullion delivered pursuant to the Gold Delivery Agreement will not be cleared by a clearing organization.

The Sponsor is the Commodity Pool Operator of the Fund and is registered in such capacity with the CFTC and is registered as a member of the National Futures Association. As a registered Commodity Pool Operator, the Sponsor is subject to certain disclosure requirements of the CFTC and is required to provide the CFTC with certain records and reports. A portion of the fee paid to the Sponsor by the Fund is used by the Sponsor for its compliance with CFTC rules and regulations.

THE MARKETING AGENT

The Sponsor has appointed State Street Global Advisors Funds Distributors, LLC as the Marketing Agent of the Trust and has entered into the Marketing Agent Agreement in connection therewith. State Street Global Advisors Funds Distributors, LLC, a Delaware limited liability company and a wholly-owned subsidiary of State Street Corporation, has an office at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

The Marketing Agent and its affiliates may from time to time become Authorized Participants or purchase or sell gold or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

Pursuant to the Marketing Agent Agreement, the Marketing Agent is responsible for marketing the Fund and the Shares on a continuous basis. Among other things, the Marketing Agent will assist the Sponsor in: (1) developing a marketing plan for the Fund on an ongoing basis; (2) preparing marketing materials regarding the Shares, including the content on the Fund’s website; (3) executing the marketing plan for the Fund; (4) conducting public relations activities related to the marketing of Shares; and (5) incorporating gold into its strategic and tactical exchange-traded fund research.

The Sponsor has agreed to indemnify the Marketing Agent, its partners, stockholders, members, directors, officers and employees and any affiliate of the foregoing, and their successors and assigns, against any loss, damage, expense, liability or claim that may be incurred by the Marketing Agent in connection with (1) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of which this prospectus forms a part or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) any untrue statement or alleged untrue statement of a material fact made by the Sponsor with respect to any representations and warranties or any covenants under the Marketing Agent Agreement, or failure of the Sponsor to perform any agreement or covenant therein, (3) any untrue statement or alleged untrue statement of a material fact contained in any materials used in connection with the marketing of the Shares, (4) circumstances surrounding the third party allegations relating to patent and contract disputes, or (5) the Marketing Agent’s performance of its duties under the Marketing Agent Agreement, except in the case of this clause (5), for any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Marketing Agent.

The Marketing Agent Agreement will continue in effect until July 16, 2022 and automatically renew for additional two-year terms unless earlier terminated in accordance with the terms of the Marketing Agent Agreement. The Marketing Agent’s monthly fees are paid by the Sponsor.

Description of the Shares

GENERAL

The beneficial interest in the Trust is divided into multiple Series. The Fund is one such Series. Each Share of a Series of the Trust represents an equal beneficial interest in the net assets of such Series, and each holder of Shares of a Series is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of the Shares of any Series, the applicable Shareholder will be paid solely out of the funds and property of such Series of the Trust. All Shares are fully paid and non-assessable.

SHARE SPLITS

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may cause the Fund to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Creation Unit.

DISTRIBUTIONS

No Share has any priority or preference over any other Share of the same Series with respect to dividends or distributions of the Trust or otherwise. All dividends and distributions will be made ratably among all Shareholders of a Series from the assets held with respect to such Series according to the number of Shares of such Series held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination of the Trust, as the case may be.

VOTING AND APPROVALS

Under the Declaration of Trust, Shareholders have no voting rights except as the Sponsor may consider desirable and so authorize in its sole discretion.

The Securities Depository; Book-Entry-Only System; Global Security

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its Book-Entry System in accordance with its rules and bylaws and the requirements of law.

Individual certificates are not issued for the Shares. Instead, one or more global certificates will be signed by the Administrator and the Sponsor on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Administrator on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Administrator or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Administrator and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares by giving notice to the Administrator and the Sponsor. Under such circumstances, the Administrator and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Determination of NAV

The Administrator determines the NAV of Shares of the Fund on each Business Day. The NAV of Shares of the Fund is the aggregate value of the Fund’s assets (which include gold payable, but not yet delivered, to the Fund) less its liabilities (which include accrued but unpaid fees and expenses). The NAV of the Fund is calculated based on the price of gold per ounce applied against the number of ounces of Gold Bullion owned by the Fund. For purposes of calculating NAV, the number of ounces of Gold Bullion (i) is adjusted up or down on a daily basis to reflect the Gold Delivery Amount; and (ii) reflects the amount of Gold Bullion delivered into (or out of) the Fund on a daily basis by Authorized Participants creating and redeeming Shares. The number of ounces of Gold Bullion held by the Fund is adjusted downward by the Sponsor’s fee and the expenses of the Gold Delivery Agreement.

In determining the Fund’s NAV, the Administrator generally values the Gold Bullion based on the LBMA Gold Price AM for an ounce of gold. If no LBMA Gold Price AM is made on a particular evaluation day or if the LBMA Gold Price PM has not been announced by 12:00 p.m. New York time on a particular evaluation day (including a Business Day that is not an Index Business Day), the next most recent LBMA Gold Price AM is used generally in the determination of the NAV of the Fund, unless the Sponsor determines that such price is inappropriate to use as the basis for such determination. If the Sponsor determines that such price is inappropriate to use, it shall identify an alternate basis for evaluation of the Gold Bullion held by the Fund. In such case, the Sponsor would, for example, look to the current trading price of gold from other reported sources, such as dealer quotes, broker quotes or electronic trading data, to value the Fund’s Shares.

The NAV generally is calculated as of 12:00 p.m. New York time on any Business Day. The Administrator also determines the NAV per Share. The general role, responsibilities and regulation of the Administrator are further described in “Description of Key Service Providers—The Administrator.”

Creation and Redemption of Shares

The Fund creates and redeems Shares from time to time, but only in one or more Creation Units (a Creation Unit equals a block of 10,000 Shares). The creation and redemption of Creation Units is only made in exchange for the delivery to the Fund or the distribution by the Fund of the amount of Gold Bullion represented by the Creation Units being created or redeemed. The amount of Gold Bullion required to be delivered to the Fund in connection with any creation, or paid out upon redemption, is based on the combined NAV of the number of Shares included in the Creation Units being created or redeemed as determined on the day the order to create or redeem Creation Units is properly received and accepted (as adjusted for any Market Disruption Event or Extraordinary Event).

Authorized Participants are the only persons that may place orders to create and redeem Creation Units. To become an Authorized Participant, a person must enter into a Participant Agreement with the Administrator. The Participant Agreement and the related procedures attached thereto may be amended by the Administrator and the Sponsor without the consent of any Shareholder or Authorized Participant. Authorized Participants who make deposits with the Fund in exchange for Creation Units receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares. Currently, the Authorized Participants are Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. LLC, UBS Securities LLC, and Virtu Financial.

Prior to initiating any creation or redemption order, an Authorized Participant must have entered into an agreement with the Custodian to establish an Authorized Participant Unallocated Account in London. Authorized Participant Unallocated Accounts may only be used for transactions with the Fund. An unallocated account is an account with a bullion dealer, which may also be a bank, to which a fine weight amount of Gold Bullion is credited. Transfers to or from an unallocated account are made by crediting or debiting the number of ounces of Gold Bullion being deposited or withdrawn. The account holder is entitled to direct the bullion dealer to deliver an amount of physical Gold Bullion equal to the amount of Gold Bullion standing to the credit of the unallocated account holder. Gold Bullion held in an unallocated account is not segregated from the Custodian’s assets. The account holder therefore has no ownership interest in any specific bars of Gold Bullion that the bullion dealer holds or owns. The account holder is an unsecured creditor of the bullion dealer, and credits to an unallocated account are at risk of the bullion dealer’s insolvency, in which event it may not be possible for a liquidator to identify any Gold Bullion held in an unallocated account as belonging to the account holder rather than to the bullion dealer.

Certain Authorized Participants are able to participate directly in the Gold Bullion market and the gold futures market. In some cases, an Authorized Participant may from time to time acquire gold from or sell gold to its affiliated gold trading desk, which may profit in these instances. The Sponsor believes that the size and operation of the Gold Bullion market make it unlikely that an Authorized Participant’s direct activities in the gold or securities markets will affect the price of gold or the price of the Shares. Authorized Participants must be DTC Participants and must be registered as broker-dealers under the Exchange Act, and regulated by FINRA, or must be exempt from being or otherwise must not be required to be so regulated or registered, and must be qualified to act as brokers or dealers in the states or other jurisdictions where the nature of their business so requires. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units. An order for one or more Creation Units may be placed by an Authorized Participant on behalf of multiple clients. Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

All Gold Bullion must be delivered by Authorized Participants to the Fund and distributed by the Fund in unallocated form through credits and debits between Authorized Participant Unallocated Accounts and the Fund Unallocated Account.

All Gold Bullion must be of at least a minimum fineness (or purity) of 995 parts per 1,000 (99.5%) and otherwise conform to the rules, regulations, practices and customs of the LBMA, including the specifications for a London Good Delivery Bar.

Under the Participant Agreement with respect to each Authorized Participant, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and investors should review the description of the procedures for the creation and redemption of Creation Units set forth in the Declaration of Trust, the Administration Agreement, the form of Participant Agreement and the form of Participant Unallocated Bullion Account Agreement, each of which has been filed as an exhibit to this registration statement of which this Prospectus is a part.

CREATION PROCEDURES

On any Business Day, an Authorized Participant may place an order with the Administrator to create one or more Creation Units. Purchase orders must be placed by 5:30 p.m. ET. The day on which the Administrator receives a valid purchase order is the purchase order date. By placing a purchase order, an Authorized Participant agrees to deposit Gold Bullion with the Fund, as described below. Prior to the delivery of Creation Units for a purchase order, the Authorized Participant must also have wired to the Administrator the non-refundable transaction fee due for the purchase order.

DETERMINATION OF REQUIRED DEPOSITS

The total deposit required to create each Creation Unit is referred to as the Creation Unit Gold Delivery Amount. The Creation Unit Gold Delivery Amount is the number of ounces of Gold Bullion required to be delivered to the Fund by an Authorized Participant in connection with a creation order for a single Creation Unit. The Creation Unit Gold Delivery Amount will be determined on the Business Day following the date such creation order is accepted (as adjusted by any Market Disruption Event or Extraordinary Event). It is calculated by multiplying the number of Shares in a Creation Unit by the number of ounces of Gold Bullion associated with Fund Shares on the Business Day after the day the creation order is accepted.

DELIVERY OF REQUIRED DEPOSITS

An Authorized Participant who places a purchase order is responsible for crediting its Authorized Participant Unallocated Account with the required Gold Bullion deposit amount by the end of the second Business Day in London following the purchase order date. Upon receipt of the Gold Bullion deposit amount, the Custodian, after receiving appropriate instructions from the Authorized Participant and the Administrator, will transfer on the second Business Day following the purchase order date the Gold Bullion deposit amount from the Authorized Participant Unallocated Account to the Fund Unallocated Account and the Administrator will direct DTC to credit the number of Creation Units ordered to the Authorized Participant’s DTC account. The expense and risk of delivery, ownership and safekeeping of Gold Bullion until such Gold Bullion has been received by the Fund will be borne solely by the Authorized Participant. If Gold Bullion is to be delivered other than as described above, the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts as the Sponsor determines to be desirable.

Acting on standing instructions given by the Administrator, the Custodian will transfer the Gold Bullion deposit amount from the Fund Unallocated Account to the Fund Allocated Account by allocating to the Fund Allocated

Account specific bars of Gold Bullion which the Custodian holds or instructing a subcustodian to allocate specific bars of Gold Bullion held by or for the subcustodian. The Gold Bullion bars in an allocated Gold Bullion account are specific to that account and are identified by a list which shows, for each Gold Bullion bar, the refiner, assay or fineness, serial number and gross and fine weight. Gold Bullion held in the Fund’s allocated account is the property of the Fund and is not traded, leased or loaned under any circumstances.

The Custodian will use commercially reasonable efforts to complete the transfer of Gold Bullion to the Fund Allocated Account prior to the time by which the Administrator is to credit the Creation Unit to the Authorized Participant’s DTC account; if, however, such transfers have not been completed by such time, the number of Creation Units ordered will be delivered against receipt of the Gold Bullion deposit amount in the Fund Unallocated Account, and all Shareholders will be exposed to the risks of unallocated Gold Bullion to the extent of that Gold Bullion deposit amount until the Custodian completes the allocation process. See “Risk Factors—Gold Bullion held in the Fund’s unallocated Gold Bullion account and any Authorized Participant’s unallocated Gold Bullion account will not be segregated from the Custodian’s assets.”

REJECTION OF PURCHASE ORDERS

The Fund has the right, but not the obligation, to reject a purchase order if (i) the order is not in proper form as described in the Participant Agreement, (ii) the fulfillment of the order, in the opinion of its counsel, might be unlawful, (iii) if the Fund determines that acceptance of the order from an Authorized Participant would expose the Fund to credit risk; or (iv) circumstances outside the control of the Administrator, the Sponsor or the Custodian make the purchase, for all practical purposes, not feasible to process.

REDEMPTION PROCEDURES

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Administrator to redeem one or more Creation Units. Redemption orders must be placed by 5:30 p.m. ET. A redemption order so received is effective on the date it is received in satisfactory form by the Administrator. The day on which the Administrator receives a valid redemption order is the redemption order date.

DETERMINATION OF REDEMPTION DISTRIBUTION

The redemption distribution from the Fund consists of a credit to the redeeming Authorized Participant’s Authorized Participant Unallocated Account in the amount of the Creation Unit Gold Delivery Amount. The Creation Unit Gold Delivery Amount for redemptions is the number of ounces of Gold Bullion held by the Fund to be paid out upon redemption of a Creation Unit. The Sponsor anticipates that in the ordinary course of the Fund’s operations there will be no cash distributions made to Authorized Participants upon redemptions. In addition, because the Gold Bullion to be paid out in connection with the redemption order will decrease the amount of Gold Bullion subject to the Gold Delivery Agreement, the Creation Unit Gold Delivery Amount reflects the cost to the Gold Delivery Provider of resizing (i.e., decreasing) its positions so that it can fulfill its obligations under the Gold Delivery Agreement.

DELIVERY OF REDEMPTION DISTRIBUTION

The redemption distribution due from the Fund is delivered to the Authorized Participant on the third Business Day following the redemption order date if, by 10:00 A.M. New York time on such third Business Day, the Administrator’s DTC account has been credited with the Creation Units to be redeemed. The Custodian transfers the redemption Gold Bullion amount from the Fund Allocated Account to the Fund Unallocated Account and, thereafter, to the redeeming Authorized Participant’s Authorized Participant Unallocated Account. The Authorized Participant and the Fund are each at risk in respect of Gold Bullion credited to their respective unallocated accounts in the event of the Custodian’s insolvency. See “Risk Factors—Gold held in the Fund’s unallocated Gold account and any Authorized Participant’s unallocated Gold account will not be segregated from the Custodian’s assets.”

SUSPENSION OR REJECTION OF REDEMPTION ORDERS

The Fund may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date: (1) for any period during which NYSE Arca is closed other than customary weekend or holiday closings, or trading on NYSE Arca is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Gold Bullion is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders.

The Fund has the right, but not the obligation, to reject a redemption order if (i) the order is not in proper form as described in the Participant Agreement, (ii) the fulfillment of the order, in the opinion of its counsel, might be unlawful, (iii) if the Fund determines that acceptance of the order from an Authorized Participant would expose the Fund to credit risk, or (iv) circumstances outside the control of the Administrator, the Sponsor or the Custodian make the redemption, for all practical purposes, not feasible to process.

The Sponsor will not be liable to any person or liable in any way for any loss or damages that may result from any such suspension, postponement or rejection.

CREATION AND REDEMPTION TRANSACTION FEE

An Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Creation Units. An order may include multiple Creation Units. The transaction fee may be changed from time to time at the sole discretion of the Sponsor and upon written notice to the Authorized Participant, which notice may be provided by disclosure in the Fund’s prospectus.

TAX RESPONSIBILITY

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Creation Units, regardless of whether such tax or charge is imposed directly on the Authorized Participants, and agree to indemnify the Sponsor, the Administrator and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

LIABILITY

No Shareholder of the Fund shall be subject in such capacity to any personal liability whatsoever to any person in connection with the Fund’s property or the acts, obligations or affairs of the Fund. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law.

Trading of Fund Shares

Fund Shares are listed on NYSE Arca under the ticker symbol GLDW. Fund Shares may be bought and sold in the secondary market throughout the trading day like other publicly traded securities. While the Fund’s Shares are issued in Creation Units at NAV, Shares traded in the secondary market may trade at prices that are lower or higher than their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share is a function of supply and demand, among other things, and may be influenced by non-concurrent trading hours between NYSE Arca and the COMEX, London, Zurich and Singapore. While the Shares will trade on NYSE Arca until 4:00 p.m., ET, liquidity in the global gold market will be reduced after the close of the COMEX at 1:30 p.m., ET. As a result, after 1:30 p.m., ET, trading spreads, and the resulting premium or discount, on the Shares may widen.

Most retail investors purchase and sell Shares through traditional brokerage or other intermediary accounts. Purchases or sales of Shares in the secondary market, which will not involve the Fund, may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Market Disruption Events and Extraordinary Events

From time to time, unexpected events may cause the calculation of the Index and/or the operation of the Fund to be disrupted. These events are expected to be relatively rare, but there can be no guarantee that these events will not occur. These events are referred to as either “Market Disruption Events” or “Extraordinary Events” depending largely on their significance and potential impact to the Index and Fund. Market Disruption Events generally include disruptions in the trading of gold or the Reference Currencies comprising the FX Basket, delays or disruptions in the publication of the LBMA Gold Price or the Reference Currency prices, and unusual market or other events that are tied to either the trading of gold or the Reference Currencies comprising the FX Basket or otherwise have a significant impact on the trading of gold or the Reference Currencies comprising the FX Basket. For example, market conditions or other events which result in a material limitation in, or a suspension of, the trading of physical gold generally would be considered Market Disruption Events, as would material disruptions or delays in the determination or publication of the LBMA Gold Price AM. Similarly, market conditions which prevent, restrict or delay the Gold Delivery Provider’s ability to convert a Reference Currency to USDs or deliver a Reference Currency through customary channels generally would be considered a Market Disruption Event, as would material disruptions or delays in the determination or publication of WMR spot prices for any Reference Currency comprising the FX Basket. The complete definition of a Market Disruption Event is set forth below.

A “Market Disruption Event” occurs if either an “FX Basket Disruption Event” or a “Gold Disruption Event” occurs.

An “FX Basket Disruption Event” occurs if any of the following exist on any Index Business Day with respect to the Reference Currencies comprising the FX Basket:

(i)	an event, circumstance or cause (including, without limitation, the adoption of or any change in any applicable law or regulation) that has had or would reasonably be expected to have a materially adverse effect on the availability of a market for converting such Reference Currency to US Dollars (or vice versa), whether due to market illiquidity, illegality, the adoption of or change in any law or other regulatory instrument, inconvertibility, establishment of dual exchange rates or foreign exchange controls or the occurrence or existence of any other circumstance or event, as determined by the Index Sponsor; or

(ii)	the failure of Reuters to announce or publish the relevant spot exchange rates for any Reference Currency in the FX Basket; or

(iii)	any event or any condition that (I) results in a lack of liquidity in the market for trading any Reference Currency that makes it impossible or illegal for market participants (a) to convert from one currency to another through customary commercial channels, (b) to effect currency transactions in, or to obtain market values of, such, currency, (c) to obtain a firm quote for the related exchange rate, or (d) to obtain the relevant exchange rate by reference to the applicable price source; or (II) leads to any governmental entity imposing rules that effectively set the prices of any of the currencies; or

(iv)	the declaration of (a) a banking moratorium or the suspension of payments by banks, in either case, in the country of any currency used to determine any Reference Currency exchange rate, or (b) capital and/or currency controls (including, without limitation, any restriction placed on assets in or transactions through any account through which a non-resident of the country of any currency used to determine the currency exchange rate may hold assets or transfer monies outside the country of that currency, and any restriction on the transfer of funds, securities or other assets of market participants from, within or outside of the country of any currency used to determine the applicable exchange rate.

A “Gold Disruption Event” occurs if any of the following exist on any Index Business Day with respect to gold:

(i)	(a) the failure of the LBMA to announce or publish the LBMA Gold Price (or the information necessary for determining the price of gold) on that Index Business Day, (b) the temporary or permanent discontinuance or unavailability of the LBMA or the LBMA Gold Price; or

(ii)	the material suspension of, or material limitation imposed on, trading in Gold by the LBMA; or

(iii)	an event that causes market participants to be unable to deliver gold bullion loco London under rules of the LBMA by credit to an unallocated account at a member of the LBMA; or

(iv)	the permanent discontinuation of trading of gold on the LBMA or any successor body thereto, the disappearance of, or of trading in, gold; or

(v)	a material change in the formula for or the method of calculating the price of gold, or a material change in the content, composition or constitution of gold.

The occurrence of a Market Disruption Event for ten consecutive Index Business Days generally would be considered an Extraordinary Event.

Consequences of a Market Disruption or Extraordinary Event

On any Index Business Day in which a Market Disruption Event or Extraordinary Event has occurred or is continuing, the Index Provider generally will calculate the Index based on the following fallback procedures: (i) where the Market Disruption Event is based on the Gold Price, the Index will be kept at the same level as the previous Index Business Day and updated when the Gold Price is no longer disrupted; (ii) where the Gold Price is not disrupted but one of the Reference Currency prices is disrupted, the Index will be calculated in the ordinary course except that the disrupted Reference Currency will be kept at its value from the previous Index Business Day and updated when it is no longer disrupted; and (iii) if both the Gold Price and a Reference Currency price are disrupted, the Index will be kept at the same level as the previous Index Business Day and updated when such prices are no longer disrupted. If a Market Disruption Event has occurred and is continuing for ten (10) or more consecutive Index Business Days, the Index Provider will calculate a substitute price for each index component that is disrupted. If an Extraordinary Event has occurred and is continuing, the Index Provider shall be responsible for making any decisions regarding the future composition of the Index and implement any necessary adjustments that might be required.

If the LBMA Gold Price AM is unavailable during the occurrence of a Market Disruption Event or Extraordinary Event, the Fund will calculate NAV using the last published LBMA Gold Price AM. If the Fund is unable to calculate its NAV it could affect the liquidity of the Fund which could negatively affect an investor’s ability to buy or sell Shares of the Fund. Moreover, if the Fund suspends the right of Authorized Participants to redeem shares because of its inability to calculate NAV or otherwise, the NYSE Arca may suspend trading in the Shares.

The occurrence of any Market Disruption Event or Extraordinary Event could have a material adverse impact on the Fund and the value of an investment in the Fund. Market Disruption Events and Extraordinary Events could also cause secondary market trading of Shares to be disrupted or halted for short or even long periods of time. To the extent trading continues during a Market Disruption Event or Extraordinary Event, it is expected that trading would be more volatile and that Shares would trade at wider discounts or premiums to NAV.

United States Federal Tax Consequences

The following discussion of the material United States federal income tax consequences that generally apply to the purchase, ownership and disposition of Shares by a “U.S. Shareholder” (as defined below), and certain United States federal income, gift and estate tax consequences that may apply to an investment in Shares by a “Non-U.S. Shareholder” (as defined below). The following discussion represents, insofar as it describes conclusions as to U.S. federal tax law and subject to the limitations and qualifications described therein, the opinion of Morgan, Lewis & Bockius LLP, special federal income tax counsel to the Sponsor. The discussion below is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus; no assurance can be given that future legislation, regulations, court decisions and/or administrative pronouncements will not significantly change applicable law and materially affect the conclusions expressed herein, and any such change, even though made after a Shareholder has invested in the Fund, could be applied retroactively.

The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders—including banks, thrift institutions and certain other financial institutions, insurance companies, tax-exempt organizations, brokers and dealers in securities or currencies, certain securities traders, persons holding Shares as a position in a “hedging,” “straddle,” “conversion” or “constructive sale” transaction (as those terms are defined in the authorities mentioned above), qualified pension and profit-sharing plans, individual retirement accounts (IRAs), certain other tax-deferred accounts, U.S. expatriates, persons whose “functional currency” is not the U.S. dollar, persons subject to the federal alternative minimum tax, foreign Shareholders (except as specifically provided under “Income Taxation of Non-U.S. Shareholders” and “Estate and Gift Tax Considerations for Non-U.S. Shareholders” below) and other Shareholders with special circumstances—may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who hold Shares as “capital assets” within the meaning of Code section 1221. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to an investor in light of its particular circumstances. Moreover, the discussion below does not address the effect of any state, local or foreign tax law on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	An individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

•	A business entity treated as a corporation or partnership (or other entity treated as such for those purposes) for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or any political subdivision thereof;

•	An estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	A trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

A Shareholder that is not a U.S. Shareholder as defined above is generally considered a “Non-U.S. Shareholder” for purposes of this discussion. For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including any entity treated as a partnership for United States federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in partnerships are urged to consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of Shares.

TAXATION OF THE FUND

The Fund should be treated as a “grantor trust” for federal income tax purposes. There can be no assurance that the Internal Revenue Service (“IRS”) will agree with that treatment, and it is possible that the IRS or another tax authority could assert a position contrary thereto and that a court could sustain that contrary position. If the Fund were found not to be taxable as a “grantor trust,” it would likely be taxable as a partnership (and not a publicly traded partnership taxed as an association) for U.S. federal income tax purposes and would be required to forward IRS Form K-1s to Fund Shareholders. It is not expected that the tax consequences to the Fund’s Shareholders would differ materially if the Fund were to be treated as a partnership. The balance of this disclosure assumes that the Fund will be treated as a “grantor trust” for U.S. federal income tax purposes.

As a “grantor trust” for U.S. federal income tax purposes, neither the Trust nor the Fund itself will pay U.S. federal income tax. Instead, the income and expenses of the Fund “flow through” to the Fund’s Shareholders, and the Administrator will report the Fund’s income, gains, losses and deductions to the IRS on that basis.

TAXATION OF U.S. SHAREHOLDERS

Shareholders generally will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Fund. Shareholders also will be treated as if they directly received their respective pro rata shares of the Fund’s income, if any, regardless of whether they receive any distributions from the Fund. Shareholders will also be treated as if they directly incurred their respective pro rata shares of the Fund’s expenses. In the case of a Shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Fund at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of a Shareholder that acquires its Shares by delivering Gold Bullion to the Fund, the delivery of Gold Bullion to the Fund in exchange for the underlying Gold Bullion represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the Gold Bullion held in the Fund will be the same as its tax basis and holding period for the Gold Bullion delivered in exchange therefor. For purposes of this discussion, it is assumed that all of a Shareholder’s Shares are acquired on the same date, at the same price per Share and, except where otherwise noted, that the sole asset of the Fund is Gold Bullion.

When the Fund sells Gold Bullion, for example to pay expenses (including delivery by the Fund of Gold Bullion pursuant to the Gold Delivery Agreement), a Shareholder generally will recognize gain or loss in an amount equal to the difference between (1) the Shareholder’s pro rata share of the amount realized by the Fund upon the sale and (2) the Shareholder’s tax basis for its pro rata share of the Gold Bullion that was sold, which gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder is treated as having held its share of the Gold Bullion that was sold for more than one year. A Shareholder’s tax basis for its share of any Gold Bullion sold by the Fund generally will be determined by multiplying the Shareholder’s total basis for its share of all of the Gold Bullion held in the Fund immediately prior to the sale by a fraction, the numerator of which is the amount of Gold Bullion sold and the denominator of which is the total amount of the Gold Bullion held in the Fund immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the Gold Bullion remaining in the Fund will be equal to its tax basis for its share of the total amount of the Gold Bullion held in the Fund immediately prior to the sale, less the portion of such basis allocable to its share of the Gold Bullion that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion of its pro rata share of the Gold Bullion held in the Fund at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the Shares, and (2) the Shareholder’s tax basis for the portion of its pro rata share of the Gold Bullion held in the Fund at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying Gold Bullion represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the Gold Bullion received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the Gold Bullion held in the Fund immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the Gold Bullion received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the Gold Bullion received by the Shareholder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the Gold Bullion held in the Fund immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the Gold Bullion held in the Fund immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, which is treated as the basis of the Gold Bullion received by the Shareholder in the redemption.

As noted above, the foregoing discussion assumes that all of a Shareholder’s Shares were acquired on the same date and at the same price per Share. If a Shareholder owns multiple lots of Shares (i.e., Shares acquired on different dates and/or at different prices), it is uncertain whether the Shareholder may use the “specific identification” rules that apply under Treas. Reg. § 1.1012-1(c) in the case of sales of shares of stock, in determining the amount, and the long-term or short-term character, of any gain or loss recognized by the Shareholder upon the sale of Gold Bullion by the Fund, upon the sale of any Shares by the Shareholder, or upon the sale by the Shareholder of any Gold Bullion received by it upon the redemption of any of its Shares. The IRS could take the position that a Shareholder has a blended tax basis and holding period for its pro rata share of the underlying Gold Bullion in the Fund. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, are urged to consult their own tax advisors as to the determination of the tax basis and holding period for the underlying Gold Bullion related to such Shares.

TREATMENT OF PAYMENTS TO AND FROM THE GOLD DELIVERY PROVIDER—SECTION 988 TRANSACTION

As noted above, Shareholders will be treated as if they directly received their respective pro rata shares of the Fund’s daily income or loss. Shareholders will realize income as a result of the delivery of Gold Bullion by the Gold Delivery Provider to the Fund pursuant to the Gold Delivery Agreement or incur a loss as result of the Fund’s obligation to deliver Gold Bullion to the Gold Delivery Provider pursuant to the Gold Delivery Agreement. Each Shareholder will receive an increase in its tax basis for its pro rata share of the fair market value of the Gold Bullion received by the Fund from the Gold Delivery Provider. The character of the income or loss will generally be determined on the basis of the particular circumstances of each Shareholder.

The maximum ordinary U.S. federal income tax rate for individuals is currently 39.6% and, in general, the maximum individual U.S. federal income tax rate for long-term capital gains is 20%, although in all cases the actual rates may be higher due to the phase out of certain tax deductions, exemptions and credits. For a further discussion on tax rates, please see the section below entitled “Maximum 28% Long-Term Capital Gains Tax Rate for Non-Corporate U.S. Shareholders.” The excess of capital losses over capital gains may be offset against the ordinary income of an individual taxpayer, subject to an annual deduction limitation of $3,000. For corporate taxpayers, the maximum U.S. federal income tax rate is 35%. Capital losses of a corporate taxpayer may be offset only against capital gains, but unused capital losses may be carried back three years (subject to certain limitations) and carried forward five (5) years.

The Gold Delivery Agreement is likely to be classified as a “section 988 transaction” because it is a type of financial instrument in which the amount of the payout in Gold Bullion is determined by reference to the value of one or more “nonfunctional currencies.” Neither the Trust nor the Fund has received nor requested any written guidance from the IRS regarding the tax classification of the Gold Delivery Agreement as a “section 988 transaction.”

Generally, gain or loss attributable to a “section 988 transaction” is ordinary rather than capital and sourced to the country of residence of the taxpayer. There are, however, complex rules that may enable a U.S. Shareholder to elect to treat any such foreign currency gain or loss attributable to the Gold Delivery Agreement as capital gain or loss. Note there is very limited guidance with respect to the application of the section 988 rules to a “grantor trust,” such as the Fund, and there is no assurance that the IRS would respect an election made by a Shareholder (as opposed to an election by the Fund) to treat any foreign currency gain or loss as capital gain or loss. The IRS, however, has historically and continues to take the position that a “grantor trust” such as the Fund for most purposes is treated as inseparable from its owner or owners for U.S. federal income tax purposes. Accordingly, because a Shareholder in the Fund is deemed for federal income tax purposes to be a proportionate owner of the Gold Delivery Agreement, a Shareholder may be entitled to make an election to treat any income or loss from the Gold Delivery Agreement as capital gain or loss.

There are very specific requirements that must be met to satisfy the capital gain or loss election described above including concurrent identification requirements under applicable Treasury Regulations. Shareholders are strongly urged to consult their tax advisors prior to investing in the Fund to determine whether they can satisfy the election requirements, to take the necessary steps to make timely elections, and to understand the tax consequences of the income or loss attributable to the Gold Delivery Agreement. Note that the Fund will not make an election to treat any foreign currency gain or loss as capital gain or loss.

MAXIMUM 28% LONG-TERM CAPITAL GAINS TAX RATE FOR NON-CORPORATE U.S. SHAREHOLDERS

Under current federal income tax law, gains recognized by non-corporate U.S. Shareholders from the sale of “collectibles,” including Gold Bullion, held for more than one year are taxed at a maximum rate of 28%, rather than the 20% rate applicable to most other long-term capital gains. For these purposes, gain recognized by a non-corporate U.S. Shareholder upon the sale of an interest in a trust that holds collectibles is treated as gain recognized on the sale of collectibles, to the extent that the gain is attributable to unrealized appreciation in value of the collectibles held by the trust. Therefore, any gain recognized by a non-corporate U.S. Shareholder attributable to a sale of Shares held for more than one year, or attributable to the Fund’s sale of any Gold Bullion which the Shareholder is treated (through its ownership of Shares) as having held for more than one year, generally will be taxed at a maximum federal income tax rate of 28%. The tax rates for capital gains recognized upon the sale of assets held by a non-corporate U.S. Shareholder for one year or less or by a U.S. Shareholder are generally the same as those at which ordinary income is taxed.

3.8% TAX ON NET INVESTMENT INCOME

Certain U.S. Shareholders who are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes dividends, interest, and net gains from the disposition of investment property. This tax is in addition to any regular income taxes due on such investment income. A similar tax will apply to certain shareholders that are estates or trusts. U.S. Shareholders are urged to consult their tax advisors regarding the effect, if any, this law may have on an investment in the Shares.

BROKERAGE FEES AND FUND EXPENSES

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Fund. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize gain or loss upon a sale of Gold Bullion by the Fund (as discussed above), even though some or all of the proceeds of such sale are used by the Administrator to pay Fund expenses.

Shareholders may deduct their respective pro rata shares of each expense incurred by the Fund to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Fund as miscellaneous itemized deductions. Individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed 2% of adjusted gross income. In addition, such deductions may be subject to phase-outs and other limitations under applicable provisions of the Code.

INVESTMENT BY U.S. TAX-EXEMPT SHAREHOLDERS

U.S. Tax-Exempt Shareholders are subject to United States federal income tax only on their unrelated business taxable income (“UBTI”). Unless they incur debt in order to purchase Shares, it is expected that U.S. Tax-Exempt Shareholders should not realize UBTI in respect of income or gains from the Shares. U.S. Tax-Exempt Shareholders are urged to consult their own independent tax advisors regarding the United States federal income tax consequences of holding Shares in light of their particular circumstances.

INVESTMENT BY REGULATED INVESTMENT COMPANIES

Mutual funds and other investment vehicles which are taxed as “regulated investment companies” within the meaning of section 851 of the Code are strongly urged to consult with their tax advisors concerning the likelihood that an investment in Shares will affect their qualification as a “regulated investment company.”

INVESTMENT BY CERTAIN RETIREMENT PLANS

Code section 408(m) provides that the acquisition of a “collectible” by an IRA, or a participant-directed account maintained under any plan that is tax-qualified under Code section 401(a), is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the plan account is maintained, of an amount equal to the cost to the account of acquiring the collectible. The IRS has issued private letter rulings concluding that the purchase of shares in trusts similar to the Fund by an IRA owner or plan participant will not constitute the acquisition of a collectible or be treated as resulting in a taxable distribution to the IRA owner or plan participant under section 408(m). Private letter rulings are only binding on the IRS with respect to the taxpayer to which they are issued. The Fund has neither requested nor obtained such a private letter ruling. IRA owners and plan participants are strongly urged to consult with their tax advisors before directing any such accounts to invest in the Shares since the acquisition of Shares may be considered a taxable distribution from the IRA. See also “ERISA and Related Considerations.”

U.S. INFORMATION REPORTING AND BACKUP WITHHOLDING FOR U.S. AND NON-U.S. SHAREHOLDERS

The Administrator will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Fund. The Administrator will make information available that will enable brokers and custodians through which investors hold Shares to prepare and, if required, to file certain information returns (e.g., Form 1099) with the IRS. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Fund’s annual income, expenses, gains and losses (if any).

A U.S. Shareholder may be subject to U.S. backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not U.S. persons, and some Non-U.S. Shareholders will be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act (“FATCA”), in order to avoid certain information reporting and backup withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is furnished to the IRS.

INCOME TAXATION OF NON-U.S. SHAREHOLDERS

The Fund may generate taxable income as a result of receiving Gold Bullion from the Gold Delivery Provider pursuant to the Gold Delivery Agreement, recognizing gain upon disposing of Gold Bullion to satisfy its obligation under the Gold Delivery Agreement or pursuant to any gain realized from the disposition of Gold Bullion to pay other Fund expenses. As discussed above in the section entitled “Treatment of Payments to and from the Gold Delivery Provider—Section 988 Transaction,” neither the Trust nor the Fund has received or requested any written guidance from the IRS regarding the tax classification of the Gold Delivery Agreement as a “section 988 transaction” or sought guidance regarding the tax implications to a “grantor trust” such as the Fund from engaging in a “section 988 transaction” such as the Gold Delivery Agreement. The Fund and the Administrator intend to treat the Gold Delivery Agreement as a “section 988 transaction”; however, the IRS or other applicable authorities may take a different view than the position adopted by the Fund and the Administrator. The Fund believes that income attributable to the Gold Delivery Agreement which may be characterized as “foreign currency gain or loss” should be sourced outside of the U.S. to the residence of the Non-U.S. Shareholder because the Fund is an “investment trust” treated as a grantor trust and not recognized as a separate entity for U.S. federal income tax purposes. Accordingly, any non-U.S. sourced income (including gain recognized upon the sale or other disposition of Shares) to a Non-U.S. Shareholder should not be subject to U.S. federal income tax unless (1) the Non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States and certain other conditions are met (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment). If clause (1) of the preceding sentence applies, the individual Non-U.S. Shareholder generally will be subject to a flat 30% U.S. federal income tax on any capital gain recognized upon the sale or other disposition of Shares, which may be offset by certain U.S. source losses. If clause (2) applies, the Non-U.S. Shareholder will generally be required to pay U.S. federal income tax on the income or gain derived from the ownership of the Shares in the same manner as a U.S. Shareholder, as described above. In addition, corporate Non-U.S. Shareholders may be subject to a 30% branch profits tax on their “effectively connected” earnings and profits attributable to such income or gain (subject to adjustments). If a Non-U.S. Shareholder is eligible for the benefits of a tax treaty between the United States and its country of residence, the tax treatment of any such income or gain may be modified in the manner specified by the treaty.

ESTATE AND GIFT TAX CONSIDERATIONS FOR NON-U.S. SHAREHOLDERS

Under the U.S. federal tax law, individuals who are neither citizens nor residents (as determined for federal estate and gift tax purposes) of the United States are subject to estate tax on all property that has a U.S. “situs.” Shares may well be considered to have a U.S. situs for these purposes. If they are, then Shares would be includible in the U.S. gross estate of a non-resident alien Shareholder. Currently, U.S. estate tax is imposed at rates of up to 40% of the fair market value of the taxable estate. The U.S. estate tax rate is subject to change in future years. In addition, the U.S. federal “generation-skipping transfer tax” may apply in certain circumstances. The estate of a non-resident alien Shareholder who was resident in a country that has an estate tax treaty with the United States may be entitled to benefit from such treaty.

For non-citizens and non-residents of the United States, the U.S. federal gift tax generally applies only to gifts of tangible personal property or real property having a U.S. situs. Tangible personal property (including gold) has a U.S. situs if it is physically located in the United States. Although the matter is not settled, it appears that ownership of Shares should not be considered ownership of the underlying gold for this purpose, even to the extent that gold was held in custody in the United States. Instead, Shares should be considered intangible property, and therefore they should not be subject to U.S. gift tax if transferred during the holder’s lifetime. Such Shareholders are urged to consult their tax advisors regarding the possible application of U.S. estate, gift and generation-skipping transfer taxes in their particular circumstances.

TAXATION IN JURISDICTIONS OTHER THAN THE UNITED STATES

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their tax advisors as to the tax consequences, under the laws of such jurisdiction (or any other jurisdiction not being the United States to which they are subject), of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

ERISA and Related Considerations

IN GENERAL

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and entities that are subject to ERISA or the Code section 4975 in which such plans or arrangements are invested, including certain collective investment funds or insurance company general or separate accounts (collectively, the “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code section 4975, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) whether the investment would constitute a direct or indirect non-exempt “prohibited transaction” with a “party in interest” or “disqualified person,” as described in ERISA section 406 of ERISA or Code section 4975, as applicable; (3) the Plan’s funding objectives; and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

The Shares constitute “publicly-offered securities” as defined in Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not an interest in the underlying Gold Bullion held in the Fund represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“PLAN ASSETS”

ERISA and a regulation issued thereunder by the U.S. Department of Labor (collectively, the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and/or Section 4975 of the Code (i.e., “plan assets”). These Plan Asset Rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Trust expects that the Publicly-Offered Security Exception should apply with respect to the Shares of the Fund, so that the assets of the Fund, including the Gold Bullion, should not be considered the plan assets of a Plan investing in Shares.

PROHIBITED TRANSACTIONS

Without regard to whether the assets of the Fund are considered to be the “plan assets” of investing Plans, the acquisition of Shares by a Plan from an Authorized Participant, or the sale or exchange of Shares between a Plan and another investor, if such Authorized Participant or other investor or their affiliate is a “party in interest”

as defined in ERISA section 3(14) or a “disqualified person” as defined in Code section 4975 with respect to the Plan could cause a prohibited transaction under ERISA section 406 and Code section 4975. There are certain exemptions (“prohibited transaction class exemptions” or “PTCEs” from the prohibited transaction rules that could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire Shares. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”). There is also a statutory exemption that may be available under ERISA section 408(b)(17) and Code section 4975(d)(20) to a party in interest that is a service provider to a Plan investing in the Shares for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Shares or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Shares.

In addition, Shares generally should not be purchased with the assets of a Plan if the Sponsor, the CPO, the Administrator, the Transfer Agent, the Custodian, the Gold Delivery Provider, the Trustee or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION ACTING ON BEHALF OF A PLAN SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW. SEE ALSO “UNITED STATES FEDERAL TAX CONSEQUENCES—INVESTMENT BY CERTAIN RETIREMENT PLANS.”

The Declaration of Trust

The Trust operates under the terms of the Declaration of Trust, dated as of August 27, 2014, as amended and restated on June 30, 2016 and further amended and restated on September 13, 2016 and January 6, 2017, between the Sponsor, and the Trustee. A copy of the Declaration of Trust is available for inspection at the Trustee’s office. The following is a description of the material terms of the Declaration of Trust.

THE SPONSOR

This section summarizes some of the important provisions of the Declaration of Trust that apply to the Sponsor. For a general description of the Sponsor’s role concerning the Trust, see the section “Prospectus Summary—The Sponsor.”

Liability of the Sponsor and indemnification

The Sponsor will not be liable to the Trust, the Trustee or any Shareholder for any action taken or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Gold Bullion or other assets of the Fund or the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, bad faith, or willful misconduct.

The Sponsor and each of its shareholders, members, directors, officers, employees, affiliates and subsidiaries will be indemnified by the Trust and held harmless against any losses, liabilities or expenses incurred in the performance of its duties under the Declaration of Trust without gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other person for any matters arising under the Declaration of Trust. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for in the Declaration of Trust. Such indemnity includes payment from the Trust of the costs and expenses incurred in defending against any indemnified claim or liability under the Declaration of Trust.

THE TRUSTEE

This section summarizes some of the important provisions of the Declaration of Trust that apply to the Trustee. For a general description of the Trustee’s role concerning the Trust, see the section “Prospectus Summary—The Trustee.”

Liability of the Trustee and indemnification

The Trustee will not be liable or accountable to the Trust or any other person or under any agreement to which the Trust or any Fund is a party, except for the Trustee’s breach of its obligations pursuant to the Declaration of Trust or its own willful misconduct, bad faith or gross negligence. The Trustee and each of its officers, affiliates, directors, employees, and agents will be indemnified by the Trust from and against any losses, claims, taxes, damages, reasonable expenses, and liabilities incurred with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Declaration of Trust or the transactions contemplated thereby; provided that the indemnified party acted without willful misconduct, bad faith or gross negligence.

Duties

The Trustee does not have any of the duties or liabilities of the Sponsor. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act, and (iii) any other duties specifically allocated to the Trustee in the Declaration of Trust or agreed in writing with the Sponsor from time to time.

Resignation, discharge or removal of Trustee; successor trustees

The Trustee may resign at any time by giving at least 60 days advance written notice to the Trust, provided that such resignation will not become effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. The Sponsor may remove the Trustee at any time by giving at least 60 days advance written notice to the Trustee, provided that such removal will not become effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

STATEMENTS, FILINGS AND REPORTS

Proper books of account for the Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to each Fund’s business as are required by the Securities Act, as amended; the CEA and regulations promulgated thereunder; and all other applicable rules and regulations, and as are usually entered into books of account kept by persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust.

The Trust will furnish to DTC Participants for distribution to shareholders annual reports (as of the end of each fiscal year) for the Fund as are required to be provided to shareholders by the CFTC and the NFA. These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Trust will also post monthly statements of account to the Fund’s website at http://www.spdrgoldshares.com. These monthly statements of account will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV. The Sponsor will furnish to the shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to shareholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website at http://www.spdrgoldshares.com.

FISCAL YEAR

The fiscal year of the Fund is the period ending September 30 of each year. The Sponsor has the continuing right to select an alternate fiscal year.

TERMINATION OF THE TRUST OR THE FUND

The Sponsor may terminate the Trust or the Fund in its sole discretion. The Sponsor will give written notice of the termination of the Trust or the Fund, specifying the date of termination, to Shareholders of the Trust or Fund, as applicable, at least 30 days prior to the termination of the Trust or the Fund. The Sponsor will, within a reasonable time after such termination, sell all of the Gold Bullion not already distributed to Authorized Participants redeeming Creation Units, if any, in such a manner so as to effectuate orderly sales and a minimal market impact. The Sponsor shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of the Declaration of Trust. The Sponsor may suspend its sales of the Gold Bullion upon the occurrence of unusual or unforeseen circumstances, including, but not limited to, a suspension in trading of gold.

AMENDMENTS TO DECLARATION OF TRUST

The Declaration of Trust can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Declaration of Trust supplemental thereto, or an amended and restated declaration of trust. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by Sponsor in its sole discretion.

GOVERNING LAW

The Declaration of Trust and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the Shareholders under the Declaration of Trust are governed by the laws of the State of Delaware.

Plan of Distribution

The Fund issues Shares in Creation Units to Authorized Participants from time to time in exchange for deposits of the amount of Gold Bullion represented by the Creation Units being created. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring.

Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Unit from the Fund, breaks the Creation Unit down into the constituent Shares and sells the Shares to its customers, or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter.

Currently, the Authorized Participants are Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. LLC, UBS Securities LLC, and Virtu Financial.

Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Dealers who are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by section 4(a)(3) of the Securities Act.

The Shares are qualified in states selected by the Sponsor and through broker-dealers who are members of FINRA. Investors intending to create or redeem Creation Units through Authorized Participants in transactions not involving a broker-dealer registered in an investor’s state of domicile or residence should consult their legal advisors regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Sponsor has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Administrator has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Sponsor in respect of such liabilities to the extent the Sponsor has not paid such amounts when due. In addition, Sponsor has agreed to indemnify certain parties against certain liabilities.

The Shares trade on NYSE Arca under the symbol “GLDW.”

The Marketing Agent is assisting the Sponsor in, among other things: (1) developing a marketing plan for the Fund on an ongoing basis; (2) preparing marketing materials regarding the Shares, including the content on the Fund’s website; (3) executing the marketing plan for the Fund; (4) conducting public relations activities related to the marketing of Shares; and (5) incorporating gold into its strategic and tactical exchange-traded fund research.

Legal Proceedings

None.

Legal Matters

The validity of the Shares has been passed upon for the Sponsor by Morgan, Lewis & Bockius LLP, which, as U.S. tax counsel to the Fund, has also rendered an opinion regarding the material federal income tax consequences relating to the Shares.

Experts

The financial statements included in this Prospectus and included elsewhere in the registration statement have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

The Sponsor has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the Securities Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Fund and the Shares can also be obtained from the Fund’s website. The Internet address of the Fund’s website is http://www.spdrgoldshares.com. This Internet address is only provided here as a convenience to you to allow you to access the Fund’s website, and the information contained on or connected to the Fund’s website is not part of this Prospectus or the registration statement of which this Prospectus is a part.

The Fund is subject to the informational requirements of the Exchange Act, and the Sponsor, on behalf of the Fund, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Fund pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we have filed with them, which means that we can disclose important information to you by referring you to those documents. All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, along with the financial statements and related notes thereto, filed with the SEC on November 29, 2017; and

•	The description of our common stock contained in our registration on Form 8-A12B (File No. 001-37996) filed with the SEC on January 24, 2017, including any amendment or report filed for the purpose of updating such description.

Upon written or oral request, the Sponsor will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning the Sponsor at the following address: c/o WGC USA Asset Management Company, LLC, 685 Third Avenue, 27th Floor, New York, New York 10017, telephone: (212) 317-3800. The Sponsor maintains a public website on behalf of the Fund, containing information about the Fund and the Shares. The Internet address of the Fund’s website is http://www.spdrgoldshares.com. You may access the Fund’s annual reports on Form 10-K, quarterly reports on Form 10-Q, definitive proxy statements on Schedule 14A, current reports on Form 8-K and periodic amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the Fund’s website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, the Fund’s website is not incorporated by reference in, and is not part of, this prospectus. We have not authorized anyone to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

COMPARING THE PERFORMANCE OF THE INDEX AND THE GOLD PRICE

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THE SPONSOR HAS HAD LITTLE OR NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

TABLE 1 AND CHARTS 1-4

Table 1 and Charts 1-4 below show:

(i)	The performance of the Gold Price and the Index over various periods dating back to 2007 (see Table 1 and Charts 1-2);

(ii)	The correlation of the Gold Price and the Index against the USD during this time (see Table 1);

(iii)	The correlation between the Gold Price, the Index and various asset classes during this time (see Chart 3); and

(iv)	The volatility of the Gold Price and the Index during this time (see Table 1 and Chart 4).

The results shown below with respect to the Index are hypothetical based on back-testing of the Index and are not necessarily indicative of future results. Such results also do not reflect fees and expenses necessary to operate the Fund. Though the length of the survey period is limited and is based on pre-inception Index performance, which limits the conclusions that can be drawn from the results, Table 1 and Chart 4 each show that the Index has had generally lower volatility than the Gold Price across various periods dating back to January 3, 2007. As shown in Table 1, the correlation between the Index and the USD during this period is smaller in magnitude (and often times very close to zero) than the consistently negative correlation between the Gold Price and the USD. During such time period, however, many factors have affected the fluctuations of gold, the USD and the Reference Currencies comprising the FX Basket which may affect the usefulness of the data regarding the correlation between the Index, gold, the USD and the Reference Currencies comprising the FX Basket.

In terms of returns, during the periods measured, the Index has historically outperformed the Gold Price on periods when the USD has strengthened against the Reference Currencies comprising the FX Basket. Conversely, it has historically underperformed the Gold Price over periods when the USD has weakened against the Reference Currencies comprising the FX Basket. Of course, as with all indexes and investment strategies, the past hypothetical performance of the Index is not indicative of future performance and there can be no guarantee the Index will perform in a similar manner in the future. In addition, the data regarding the Index is preliminary and subject to change.

For purposes of Table 1 and Charts 1-4, the terms “Gold” or “Gold Price” correspond to the LBMA Gold Price PM (or, for periods prior to March 20, 2015, the London Gold PM Fix). Table 1 and Charts 1-4 would have shown substantially similar results if they were based on the LBMA Gold Price AM (or, for periods prior to March 20, 2015, the London Gold PM Fix).

Table 1: Performance of gold (US$/oz) versus the Index over various periods of time*

		Annualized return		Annualized volatility†		Correlation versus US Dollar Index††
		Gold	Index	Gold	Index	Gold	Index
10-year average	9/30/2007-9/30/2017	5.6%	7.6%	19.3%	17.6%	-0.30	-0.03
5-year average	9/30/2012-9/30/2017	-6.3%	-3.0%	15.8%	13.4%	-0.28	0.00
3-year average	9/30/2014-9/30/2017	1.8%	5.6%	14.5%	12.3%	-0.32	0.03
1-year average	9/30/2016-9/30/2017	-3.0%	-4.3%	12.6%	9.6%	-0.37	-0.04

		Cumulative return		Annualized volatility†		Correlation versus US Dollar Index††
		Gold	Index	Gold	Index	Gold	Index
Great Recession	12/31/2007-3/31/2009	9.9%	22.5%	31.2%	29.2%	-0.35	-0.08
Sovereign Debt Crisis I	11/30/2009-5/30/2010	2.7%	19.8%	17.6%	19.2%	-0.27	-0.04
Sovereign Debt Crisis II	4/30/2011-6/30/2012	4.1%	14.3%	22.1%	21.6%	-0.25	0.00
2007	12/31/2006-12/31/2007	31.9%	20.4%	15.8%	13.7%	-0.46	-0.18
2008	12/31/2007-12/31/2008	4.3%	9.7%	31.5%	29.0%	-0.43	-0.15
2009	12/31/2008-12/31/2009	25.0%	21.8%	21.4%	20.0%	-0.19	0.03
2010	12/31/2009-12/31/2010	29.2%	29.9%	16.0%	16.7%	-0.21	0.09
2011	12/31/2010-12/31/2011	8.9%	12.2%	20.9%	21.9%	-0.18	0.06
2012	12/31/2011-12/31/2012	8.3%	4.7%	16.7%	13.2%	-0.44	-0.18
2013	12/31/2012-12/31/2013	-27.3%	-27.4%	21.7%	18.3%	-0.23	-0.05
2014	12/31/2013-12/31/2014	0.1%	12.0%	13.0%	11.3%	-0.29	-0.09
2015	12/31/2014-12/31/2015	-12.1%	-3.5%	14.3%	12.8%	-0.32	0.08
2016	12/31/2015-12/31/2016	8.1%	14.7%	16.5%	13.5%	-0.34	0.00
2017*	12/31/2016-9/30/2017	12.0%	2.0%	11.8%	9.0%	-0.27	0.01

*	As of September 30, 2017. Last available values used for non-trading days when applicable.

Gold corresponds to the London Gold PM Fix and the LBMA Gold Price PM in USD per ounce. The LBMA Gold Price replaced the previously established London Gold Fix on March 20, 2015. The Index corresponds to the Solactive GLD® Long USD Gold Index. The Index has been calculated on a “live” basis since July 20, 2016. Backtested data published by Solactive AG is available going back to January 3, 2007 under the Bloomberg ticker SOLGLDWE. Performance metrics and other statistics for the Index prior to July 20, 2016 should be considered as indicative.

†	Volatility computed as the standard deviation of daily returns and annualized by multiplying by the square-root of 260.
††	Correlations computed using daily returns. The ‘US Dollar Index’ is a currency benchmark that measures the performance of the US dollar against a basket of currencies comprised of: 57.6% EUR, 13.6% JPY, 11.9% GBP, 9.1% CAD, 4.2% SEK and 3.6% CHF. The currencies and weights were determined by the US Federal Reserve as a measure of the foreign exchange value of the dollar and are static. These correspond to the same currencies and weights included in the Solactive GLD® Long USD Gold Index.

Source: Bloomberg, ICE Benchmark Administration, Solactive AG, World Gold Council

CHART 1:

Performance of gold (USD/oz) and the Index since inception (1/1/2007 = 100)*

*	As of September 30, 2017. Gold corresponds to the London Gold PM Fix (prior to 3/20/2015) and the LBMA Gold Price PM (from 3/20/2015 onwards). The Index corresponds to the Solactive GLD® Long USD Gold Index.

Source: Bloomberg, ICE Benchmark Administration, Solactive AG, World Gold Council

CHART 2:

Gold (USD/oz) and Index annual returns*

*	As of September 30, 2017. Gold corresponds to the London Gold PM Fix (prior to 3/20/2015) and the LBMA Gold Price PM (from 3/20/2015 onwards). The Index corresponds to the Solactive GLD® Long USD Gold Index.

Source: Bloomberg, ICE Benchmark Administration, Solactive AG, World Gold Council

CHART 3:

Correlation between the gold (USD/oz), the Index and various asset classes*

*	Correlation computed using weekly returns between September 30, 2007 and September 30, 2017. Gold based on the London Gold PM Fix (prior to 3/20/2015) and the LBMA Gold Price PM (from 3/20/2015 onwards). The Index is based on the Solactive GLD® Long USD Gold Index. US stocks based on the S&P 500 Index, Global stocks on the MSCI All Country World Index, US bonds on the Barclays US Aggregate Index, US Treasuries on the Barclays US Treasury Index, Global bonds on the Barclays Global Bond Aggregate, and commodities based on the S&P Goldman Sachs Commodity Index.

Source: Bloomberg, ICE Benchmark Administration, Solactive AG, World Gold Council

CHART 4:

Annual gold (US$/oz) and Index volatility*

*	As of September 30, 2017. Gold corresponds to the London Gold PM Fix (prior to 3/20/2015) and the LBMA Gold Price PM (from 3/20/2015 onwards). The Index corresponds to the Solactive GLD® Long USD Gold Index.

Source: Bloomberg, ICE Benchmark Administration, Solactive AG, World Gold Council

TABLE 2

Table 2 below shows the percentage change (return) for gold (US$/oz) and the Index as a function of the direction of the USD. The results shown in Table 2 with respect to the Index are hypothetical based on back-testing of the Index and are not necessarily indicative of future results. Such results also did not reflect fees and expenses necessary to operate the Fund.

In general, the Index has historically outperformed the Gold Price on days when the USD appreciates (strengthens) against the Reference Currencies comprising the FX Basket. Conversely, the Index has historically underperformed the Gold Price in periods when the USD depreciates (weakens) against the Reference Currencies comprising the FX Basket. The net effect (total return) over a longer period of time will depend on whether there are more days in which the USD strengthens or more days in which it weakens, and the magnitude of such changes on each day. Table 2 also shows that the Index has historically had a lesser sensitivity to changes in the value of the USD than the Gold Price US$/oz has had.

For purposes of Table 2, the terms “Gold” or “Gold Price” correspond to the LBMA Gold Price PM (or, for periods prior to March 20, 2015, the London Gold PM Fix). Table 2 would have shown substantially similar results if it was based on the LBMA Gold Price AM (or, for periods prior to March 20, 2015, the London Gold AM Fix).

		Average monthly return of the Index in excess of gold†
		Full period	When the US Dollar Index is up††	When the US Dollar Index is down‡
10-year average	9/30/2007-9/30/2017	0.2%	2.2%	-1.6%
5-year average	9/30/2012-9/30/2017	0.3%	1.6%	-1.1%
3-year average	9/30/2014-9/30/2017	0.3%	1.9%	-1.4%
1-year average	9/30/2016-9/30/2017	-0.2%	2.4%	-1.7%
Great Recession	12/31/2007-3/31/2009	0.8%	3.3%	-2.1%
Sovereign Debt Crisis I	11/30/2009-4/30/2010	1.9%	1.9%	n/a
Sovereign Debt Crisis II	4/30/2011-6/30/2012	0.7%	3.6%	-1.4%
2007	12/31/2006-12/31/2007	-0.8%	-0.2%	-1.2%
2008	12/31/2007-12/31/2008	0.5%	3.1%	-2.1%
2009	12/31/2008-12/31/2009	-0.2%	4.7%	-1.8%
2010	12/31/2009-12/31/2010	0.1%	2.2%	-2.9%
2011	12/31/2010-12/31/2011	0.3%	4.2%	-1.7%
2012	12/31/2011-12/31/2012	-0.2%	1.7%	-1.6%
2013	12/31/2012-12/31/2013	0.0%	1.0%	-0.7%
2014	12/31/2013-12/31/2014	0.9%	1.5%	-0.7%
2015	12/31/2014-12/31/2015	0.8%	1.9%	-1.3%
2016	12/31/2015-12/31/2016	0.5%	2.1%	-1.0%
2017*	12/31/2016-9/30/2017	-1.3%	1.6%	-1.7%

*	As of September 30, 2017. Last available values used for non-trading days when applicable.

Gold corresponds to the London Gold PM Fix and the LBMA Gold Price PM in USD per ounce. The LBMA Gold Price replaced the previously established London Gold Fix on March 20, 2015. The Index corresponds to the Solactive GLD® Long USD Gold Index. The Index has been calculated on a “live” basis since July 20, 2016. Backtested data published by Solactive AG is available going back to January 3, 2007 under the Bloomberg ticker SOLGLDWE. Performance metrics and other statistics for the Index prior to July 20, 2016 should be considered as indicative. The US Dollar Index is a currency benchmark that measures the performance of the US dollar against a basket of currencies comprised of: 57.6% EUR, 13.6% JPY, 11.9% GBP, 9.1% CAD, 4.2% SEK and 3.6% CHF. The currencies and weights were determined by the US Federal Reserve as a measure of the foreign exchange value of the dollar and are static. These correspond to the same currencies and weights included in the Solactive GLD® Long USD Gold Index.
†	Monthly average of Index returns minus gold returns for each corresponding period.
††	Average excess return computed only during months when the US Dollar Index was up against the basket of reference currencies over each corresponding period.
‡	Average excess return computed only during months when the US Dollar Index was down against the basket of reference currencies over each corresponding period.

Source: Bloomberg, ICE Benchmark Administration, Solactive, World Gold Council

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THE SPONSOR HAS HAD LITTLE OR NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

TABLE 3

Table 3 below shows the performance of gold, the performance of the Index, and the approximate FX contribution. The approximate FX contribution is the differential between the Index return and the Gold Price in US$/oz. The results shown in Table 3 with respect to the Index are hypothetical based on back-testing of the Index and are not necessarily indicative of future results. Such results also did not reflect fees and expenses necessary to operate the Fund.

		Return
		Gold (PM)	Gold (AM)	Index	Approx. FX†
10-year average	9/30/2007-9/30/2017	5.6%	5.7%	7.6%	1.7%
5-year average	9/30/2012-9/30/2017	-6.3%	-6.3%	-3.0%	3.6%
3-year average	9/30/2014-9/30/2017	1.8%	2.1%	5.6%	3.4%
1-year average	9/30/2016-9/30/2017	-3.0%	-3.1%	-4.3%	-1.3%
Great Recession	12/31/2007-3/31/2009	9.9%	9.8%	22.5%	11.6%
Sovereign Debt Crisis I	11/30/2009-5/28/2010	2.7%	3.6%	19.8%	15.7%
Sovereign Debt Crisis II	4/29/2011-6/29/2012	4.1%	2.5%	14.3%	11.5%
2007	12/31/2006-12/31/2007	31.9%	31.6%	20.4%	-8.5%
2008	12/31/2007-12/31/2008	4.3%	3.4%	9.7%	6.1%
2009	12/31/2008-12/31/2009	25.0%	27.6%	21.8%	-4.6%
2010	12/31/2009-12/31/2010	29.2%	27.7%	29.9%	1.7%
2011	12/31/2010-12/31/2011	8.9%	11.6%	12.2%	0.5%
2012	12/31/2011-12/31/2012	8.3%	5.7%	4.7%	-0.9%
2013	12/31/2012-12/31/2013	-27.3%	-27.8%	-27.4%	0.5%
2014	12/31/2013-12/31/2014	0.1%	-0.2%	12.0%	12.2%
2015	12/31/2014-12/31/2015	-12.1%	-11.4%	-3.5%	8.9%
2016	12/31/2015-12/31/2016	8.1%	9.1%	14.7%	5.1%
2017*	12/31/2016-9/30/2017	12.0%	11.0%	2.0%	-8.1%

*	As of September 30, 2017. Last available values used for non-trading days when applicable.

Gold (PM) corresponds to the LBMA Gold Price PM and the London Gold PM Fix in USD per ounce. Gold (AM) corresponds to the LBMA Gold Price AM and the London Gold AM Fix in USD per ounce. The LBMA Gold Price replaced the previously established London Gold Fix on March 20, 2015. The Index corresponds to the Solactive GLD® Long USD Gold Index. The Index has been calculated on a “live” basis since July 20, 2016. Backtested data published by Solactive AG is available going back to January 3, 2007 under the Bloomberg ticker SOLGLDWE. Performance metrics and other statistics for the Index prior to July 20, 2016 should be considered as indicative.

†	The approximate FX contribution is the differential between the Solactive GLD® Long USD Gold Index return and the LBMA Gold Price AM (USD/oz).

The approximate FX contribution is computed as follows: (1+R(GW))=(1+R(G))×(1+R(iFX)), or equivalently (1+R(iFX))=(1+R(GW))/(1+R(G)), where for each corresponding period R(GW) is the return of the Solactive GLD® Long USD Gold Index, R(G) is the return of the LBMA Gold Price AM (US$/oz), and R(iFX) is the corresponding return of the approximate FX contribution.

Source: Bloomberg, ICE Benchmark Administration, Solactive AG, World Gold Council

TABLE 4

Table 4 below shows the approximate FX contribution per day. The approximate FX contribution is the differential between the Index return and the Gold Price in US$/oz. The results shown in Table 4 with respect to the Index are hypothetical based on back-testing of the Index and are not necessarily indicative of future results. Such results also did not reflect fees and expenses necessary to operate the Fund.

Table 4: Approximate FX contribution per day*

		Approximate FX†
		Average daily return	Average absolute daily return††	Daily return volatility‡
10-year average	9/30/2007-9/30/2017	0.01%	0.38%	0.53%
5-year average	9/30/2012-9/30/2017	0.01%	0.31%	0.43%
3-year average	9/30/2014-9/30/2017	0.01%	0.36%	0.49%
1-year average	9/30/2016-9/30/2017	0.00%	0.33%	0.44%
Great Recession	12/31/2007-3/31/2009	0.04%	0.57%	0.80%
Sovereign Debt Crisis I	11/30/2009-4/30/2010	0.11%	0.45%	0.59%
Sovereign Debt Crisis II	4/30/2011-6/30/2012	0.04%	0.41%	0.54%
2007	12/31/2006-12/31/2007	-0.03%	0.23%	0.30%
2008	12/31/2007-12/31/2008	0.03%	0.53%	0.75%
2009	12/31/2008-12/31/2009	-0.02%	0.51%	0.70%
2010	12/31/2009-12/31/2010	0.01%	0.44%	0.58%
2011	12/31/2010-12/31/2011	0.00%	0.43%	0.56%
2012	12/31/2011-12/31/2012	0.00%	0.29%	0.38%
2013	12/31/2012-12/31/2013	0.00%	0.28%	0.39%
2014	12/31/2013-12/31/2014	0.04%	0.22%	0.31%
2015	12/31/2014-12/31/2015	0.03%	0.41%	0.56%
2016	12/31/2015-12/31/2016	0.02%	0.34%	0.48%
2017*	12/31/2016-9/30/2017	-0.04%	0.31%	0.41%

*	As of September 30, 2017. Last available values used for non-trading days when applicable.

The Solactive GLD® Long USD Gold Index has been calculated on a “live” basis since July 20, 2016. Backtested data published by Solactive AG is available going back to January 3, 2007 under the Bloomberg ticker SOLGLDWE. Performance metrics and other statistics for the Index prior to July 20, 2016 should be considered as indicative.

†	The approximate FX contribution is the differential between the Solactive GLD® Long USD Gold Index return and the LBMA Gold Price AM (USD/oz).

It is computed as follows: (1+R(GW))=(1+R(G))×(1+R(iFX)) or equivalently (1+R(iFX))=(1+R(GW))/(1+R(G)), where for each corresponding period R(GW) is the return of the Solactive GLD Long USD Gold Index, R(G) is the return of the LBMA Gold Price AM (US$/oz), and R(iFX) is the corresponding return of the approximate FX contribution.

††	Average of the absolute daily return of the approximate FX over the period is computed as: (1/n)S|R(iFX)|; where R(iFX) is the approximate FX return on a given day, ‘| |’ represents the absolute value, ‘S’ is the summation of all relevant values in a period, and ‘n’ is the number of business days in each respective period.
‡	Daily volatility of the approximate FX, computed as the standard deviation of the approximate FX returns over each period.

Source: Bloomberg, ICE Benchmark Administration, Solactive AG, World Gold Council

The past performance depicted in Charts 1, 2, 3 and 4 above is not indicative of future performance and is no guarantee of future results.

Chart 5: Fund Performance Scenarios

The chart below illustrates how the Fund is intended to perform if (1) the price of gold increases and the value of the USD (“USD”) against the Reference Currencies comprising the FX Basket decreases as depicted below in the upper left quadrant “Fund NAV Increases or Decreases”; (2) the price of gold increases and the value of the USD against the Reference Currencies comprising the FX Basket increases as depicted below in the quadrant “Fund NAV Increases;” (3) the price of gold decreases and the value of the USD against the Reference Currencies comprising the FX Basket decreases as depicted below in the quadrant “Fund NAV Decreases;” and (4) the price of gold decreases and the value of the USD against the Reference Currencies comprising the FX Basket increases as depicted below in the lower right quadrant “Fund NAV Increases or Decreases.” The chart does not take into account any fees and expenses of the Fund. Of course, there can be no guarantee of future results and past performance is not indicative of future performance.

(1)

The NAV of the Fund will increase or decrease depending upon whether the increase in the price of gold has a greater or lesser impact on the NAV of the Fund than the decrease in the value of the USD against the Reference Currencies comprising the FX Basket. If the increase in the price of gold has a greater impact on the NAV of the Fund than the decrease in the USD against the Reference Currencies comprising the FX

Basket or if the value of the USD against the Reference Currencies comprising the FX Basket remains flat, the NAV of the Fund will increase. Conversely, if the decrease in the value of the USD against the Reference Currencies comprising the FX Basket has a greater impact on the NAV of the Fund than the increase in the price of gold or if the price of gold remains flat, the NAV of the Fund will decrease.
(2)	The NAV of the Fund will increase or decrease depending upon whether the increase in the value of the USD against the Reference Currencies comprising the FX Basket has a greater or lesser impact on the NAV of the Fund than the decrease in the value of the price of gold. If the increase in the value of the USD against the Reference Currencies comprising the FX Basket has a greater impact on the NAV of the Fund than the decrease in the price of gold or if the price of gold remains flat, the NAV of the Fund will increase. Conversely, if the decrease in the price of gold has a greater impact on the NAV of the Fund than the increase in the value of the USD against the Reference Currencies comprising the FX Basket or if the value of the USD against the Reference Currencies comprising the FX Basket remains flat, the NAV of the Fund will decrease.

APPENDIX A

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following quoted terms has the meaning set forth after such term:

“Administrator”—BNYM, a banking corporation organized under the laws of the State of New York.

“Allocated Bullion Account Agreement”—The agreement between the Trust and the Custodian which establishes the Fund Allocated Account. The Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement are sometimes referred to together as the “Custody Agreements.”

“Authorized Participant”—A person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a participant in DTC, (3) has entered into a Participant Agreement with the Administrator and (4) has established an Authorized Participant Unallocated Account with the Custodian. Only Authorized Participants may place orders to create or redeem one or more Creation Units.

“Authorized Participant Unallocated Account”—An unallocated Gold Bullion account established with the Custodian by an Authorized Participant. Each Authorized Participant’s Authorized Participant Unallocated Account will be used to facilitate the transfer of Gold Bullion deposits and Gold Bullion redemption distributions between the Authorized Participant and the Fund in connection with the creation and redemption of Creation Units.

“BNYM”—BNYM is the Administrator and Transfer Agent of the Trust. BNYM also serves as the custodian of the Trust’s cash, if any.

“Book-Entry System”—The Federal Reserve Treasury Book-Entry System for United States and federal agency securities.

“Business Day”—Any day the Fund’s Listing Exchange is open for business.

“Calculation Agent”—Solactive AG.

“CEA”—The Commodity Exchange Act, as amended.

“CFTC”—The Commodity Futures Trading Commission, established under the CEA. The CFTC is an independent agency of the United States Government with the mandate to regulate commodity interests, including commodity futures and option and swap markets in the United States.

“Code”—The United States Internal Revenue Code of 1986, as amended.

“Commodity Pool Operator” or “CPO”—WGC USA Asset Management Company, LLC is the CPO of the Fund and is registered in such capacity with the CFTC and a member of the NFA.

“Creation Unit”—A block of 10,000 Shares or more or such other amount as established from time to time by the Sponsor. Multiple blocks are called “Creation Units.”

“Creation Unit Gold Delivery Amount”—The total deposit of Gold Bullion required to create a Creation Unit. The Creation Unit Gold Delivery Amount is the number of ounces of Gold Bullion required to be delivered to the Fund by an Authorized Participant in connection with a creation order for a single Creation Unit. The Creation Unit Gold Delivery Amount also refers to the amount of Gold Bullion to be paid out by the Fund in connection with the redemption of a Creation Unit.

“Custodian”—HSBC Bank plc.

“Custody Agreements”—The Allocated Bullion Account Agreement together with the Unallocated Bullion Account Agreement.

“Custody Rules”—The rules, regulations, practices and customs of the LBMA, the Bank of England or any applicable regulatory body that apply to gold made available in physical form by the Custodian.

“Declaration of Trust”—The agreement and declaration of trust entered into by the Sponsor and the Trustee under which the Trust is formed and which sets forth the rights and duties of the Sponsor and the Trustee, as such agreement and declaration of trust may be amended or restated from time to time.

“DTC”—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC pursuant to the provisions of Section 17A of the Exchange Act. DTC will act as the securities depository for the Shares.

“DTC Participant”—A participant in DTC, such as a bank, broker, dealer or trust company.

“Exchange Act”—The Securities Exchange Act of 1934, as amended.

“Extraordinary Event”—The occurrence of a Market Disruption Event for ten consecutive Index Business Days.

“FCA”—The Financial Conduct Authority, an independent non-governmental body which exercises statutory regulatory power under the FS Act and which regulates the major participating members of the LBMA in the United Kingdom.

“FS Act”—The Financial Services Act 2012.

“Fund Allocated Account”—The allocated Gold Bullion account of the Trust established with the Custodian on behalf of the Fund by the Allocated Bullion Account Agreement. The Fund Allocated Account will be used to hold the Gold Bullion that is transferred from the Fund Unallocated Account to be held by the Fund in allocated form (i.e., as individually identified bars of Gold Bullion).

“Fund Unallocated Account”—The unallocated Gold Bullion account of the Trust established with the Custodian on behalf of the Fund by the Unallocated Bullion Account Agreement. The Fund Unallocated Account will be used to facilitate the transfer of Gold Bullion in and out of the Fund. Specifically, it will be used to transfer Gold Bullion deposits and Gold Bullion redemption distributions between Authorized Participants and the Fund in connection with the creation and redemption of Creation Units, in connection with the transfers of Gold Bullion to or from the Gold Delivery Provider, and in connection with sales of Gold Bullion for the Fund.

“FX Basket”—The basket of Reference Currencies with weighting determined by the Index.

“Gold Bullion”—(a) Gold Bullion meeting the requirements of London Good Delivery Standards or (b) credit to an Unallocated Account representing the right to receive Gold Bullion meeting the requirements of London Good Delivery Standards.

“Gold Delivery Agreement”—The agreement between the Trust, on behalf of the Fund, and the Gold Delivery Provider dated December 28, 2016 to calculate the Gold Delivery Amount to be moved into or out of the Fund on a daily basis and to provide for delivery and settlement of such Gold Bullion.

“Gold Delivery Amount”—The amount of Gold Bullion to be delivered into or out of the Fund on a daily basis to reflect price movements in the Reference Currencies against the USD, calculated pursuant to the Gold Delivery Agreement.

“Gold Delivery Provider”—Merrill Lynch International, a private unlimited company incorporated in England and Wales, which is a wholly-owned indirect subsidiary of Bank of America Corporation, a regulated United States entity. Merrill Lynch International is regulated by the FCA and the Prudential Regulation Authority.

“Gold Price”—Generally the LBMA Gold Price AM.

“Index”—The Solactive GLD® Long USD Gold Index, a transparent, rules-based index published by the Index Provider and licensed to the Sponsor for use by the Fund, pursuant to the Index License Agreement.

“Index Business Day”—(i) any day that is a business day in New York and London, (ii) any day (other than a Saturday or Sunday) on which the LBMA is scheduled to publish the LBMA Gold Price AM, and (iii) any day (other than a Saturday or Sunday) on which WM Company is scheduled to publish prices for each of the Reference Currency pairs comprising the FX Basket.

“Index License Agreement”—The agreement dated January 5, 2017 between the Sponsor and the Index Provider, pursuant to which the Index Provider licensed to the Sponsor an exclusive right to use the Index and associated marks in connection with the Fund and in accordance with the terms of the Index License Agreement, maintains and disseminates the Index, and serves as calculation agent for the Index.

“Index Provider”—Solactive AG.

“Indirect Participants”—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

“LBMA”—The London Bullion Market Association. The LBMA is the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of gold. Further, the LBMA coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation. The major participating members of the LBMA are regulated by the FSA in the United Kingdom under the FS Act.

“LBMA Gold Price”—The price per troy ounce of Gold Bullion for delivery in London through a member of the LBMA stated in USDs and set via an electronic auction process run twice daily at 10:30 a.m. and 3:00 p.m. London time each Business Day as calculated and administered by the ICE Benchmark Administration Limited (“IBA”), an independent specialist benchmark administrator who provides the price platform, methodology and overall administration and governance for the LBMA Gold Price.

“LBMA Gold Price AM”—The 10:30 a.m. London time LBMA Gold Price.

“Listing Exchange”—The NYSE Arca or other primary U.S. national securities exchange on which Shares are listed.

“London Good Delivery Bar”—A bar of Gold Bullion meeting the London Good Delivery Standards.

“London Good Delivery Standards”—The specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars as set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA. The London Good Delivery Standards are described in “The Gold Industry—The London Bullion Market.”

“London AM Fix”—The morning gold fixing price per troy ounce of gold for delivery in London through a member of the LBMA authorized to effect such delivery, stated in USDs. The London AM Fix was discontinued as of March 20, 2015 and is no longer calculated. The London AM Fix was replaced by the LBMA Gold Price AM.

“Market Disruption Event”—Disruptions in the trading of gold or the Reference Currencies, delays or disruptions in the publication of the LBMA Gold Price or the Reference Currency prices, and unusual market or other events that are tied to either the trading of gold or the Reference Currencies or otherwise have a significant impact on the trading of gold or the Reference Currencies.

“Marketing Agent Agreement”—The agreement between the Sponsor and the Marketing Agent under which, among other things, the Marketing Agent will assist the Sponsor with certain marketing activities.

“Marketing Agent”—State Street Global Advisors Funds Distributors, LLC, a Delaware limited liability company and a wholly-owned subsidiary of State Street Corporation.

“NAV”—The net asset value of the Fund or a Share of the Fund. See “Prospectus Summary—The Offering—Net Asset Value” for a description of how the NAV of the Fund and the NAV per Share are calculated.

“NFA”—National Futures Association, the self-regulatory organization for the U.S. derivatives industry.

“OTC”—The global Over-the-Counter market for the trading of gold which consists of transactions in spot, forwards, options and other derivatives.

“Participant Agreement”—An agreement entered into by each Authorized Participant with respect to the Fund which provides the procedures for the creation and redemption of Creation Units and for the delivery of the Gold Bullion required for such creations and redemptions.

“Participant Unallocated Bullion Account Agreement”—The agreement between an Authorized Participant and the Custodian which establishes the Authorized Participant Unallocated Account.

“Reference Currency”—A non-U.S. currency comprising part of the FX Basket with the weighting specified in the Index that is valued with respect to the U.S. dollar. The Reference Currencies are the: euro, Japanese yen, British pound sterling, Canadian dollar, Swedish krona and Swiss franc.

“SEC”—The U.S. Securities and Exchange Commission.

“Securities Act”—The Securities Act of 1933, as amended.

“Shareholders”—Owners of beneficial interests in the Shares.

“Shares”—Units of fractional undivided beneficial interest in and ownership of the Fund which are issued by the Trust.

“Sponsor”—WGC USA Asset Management Company, LLC, a Delaware limited liability company wholly-owned by WGC (US) Holdings, Inc.

“Sponsor Agreement”—The agreement between the Trust and the Sponsor setting forth, among other things, the Sponsor’s compensation for its services as Sponsor of the Trust.

“Spot Next Forward Point”—The price difference between a spot transaction and spot-next trade, which is linearly interpolated based on the WM/Reuters “SW—Spot Week (One Week)” forward rates and a spot transaction.

“Spot Rate”—The rate at which a Reference Currency can be exchanged for USDs on an immediate basis, subject to the applicable settlement cycle.

“tonne”—One metric tonne which is equivalent to 1,000 kilograms or 32,150.7465 troy ounces.

“Transfer Agent”—BNYM.

“Trust”—The World Currency Gold Trust, a statutory trust formed on August 27, 2014 under Delaware statutory law as set forth in the Declaration of Trust.

“Trustee”—Delaware Trust Company, a Delaware trust company.

“Unallocated Bullion Account Agreement”—The agreement between the Trust and the Custodian which establishes the Fund Unallocated Account. The Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement are sometimes referred to together as the “Custody Agreements.”

“U.S. Shareholder”—A Shareholder that is (1) an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes; (2) a business entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or any political subdivision thereof; (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

“WGCUS”—WGC (US) Holdings, Inc., corporation registered under Delaware law and the sole member of the Sponsor.

“Weekday”—each calendar day other than a Saturday or Sunday.

“WM”—The World Markets Company plc, which provides an exchange rate service that publishes Spot Rates at fixed times throughout the global trading day.

“WMR Fix”—the World Markets Company plc foreign exchange benchmark rate.

“WMR FX Fixing Time”—the World Markets Company plc foreign exchange fixing time, which is generally 9:00 AM London Time.

“WGC AM”—WGC USA Asset Management Company, LLC, a Delaware limited liability company wholly-owned by WGCUS. WGC AM is the Sponsor of the Trust and the CPO of the Fund.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

SPDR® Long Dollar Gold Trust

a series of

WORLD CURRENCY GOLD TRUST

SPONSORED BY WGC USA ASSET MANAGEMENT COMPANY, LLC

5,000,000 Shares of Beneficial Interest

The Shares are speculative securities that involve the risk of loss.

Past performance is not necessarily indicative of future results.

See “Risk Factors” beginning at page 15 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT

AND A STATEMENT OF ADDITIONAL INFORMATION. THESE

PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION. YOU MUST READ THE

STATEMENT OF ADDITIONAL INFORMATION

IN CONJUNCTION WITH THE

DISCLOSURE DOCUMENT,

DATED DECEMBER [●], 2017.

Privacy Policy	TWO-1
Exhibit A—Privacy Notice	TWO-2

PRIVACY POLICY

The SPDR® Long Dollar Gold Trust (the “Fund”), a single series of the World Currency Gold Trust (the “Trust”), and WGC USA Asset Management Company, LLC, the Sponsor of the Trust (the “Sponsor”), may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in shares of the Fund.

The Fund, the Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Fund, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Fund, the Trust and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom the Fund, the Trust and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Fund’s, the Trust’s and the Sponsor’s current Privacy Policy is provided to investors annually and is also available upon request.

TWO-1

EXHIBIT A

PRIVACY NOTICE

The importance of protecting an investor’s privacy is recognized by the SPDR® Long Dollar Gold Trust (the “Fund”), a series of the World Currency Gold Trust (the “Trust”), and WGC USA Asset Management Company, LLC, the Sponsor of the Trust (the “Sponsor”). The Trust, the Fund and the Sponsor protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Trust, the Fund and the Sponsor may collect the following types of information concerning investors in the Fund who are natural persons:

Information provided through the Fund’s website, (including name, address, social security number, income and other financial-related information); and

Data about investor transactions (such as the types of investments the investors have made).

How the Collected Information is Used. Any and all nonpublic personal information received by the Trust, the Fund or the Sponsor with respect to the investors who are natural persons, will not be shared with nonaffiliated third parties which are not service providers to the Trust, the Fund or the Sponsor without prior notice to such investors. Such service providers include but are not limited to the Administrators, Transfer Agent, auditors and the legal advisers of the Trust, the Fund and the Sponsor. Additionally, the Trust, the Fund and/or the Sponsor may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order.

For questions about the privacy policy, please contact the Sponsor.

TWO-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The Fund shall not bear any expenses in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor. Except for the registration fee payable to the Securities and Exchange Commission and the NYSE Arca Listing Fee, all such expenses are estimated:

Securities and Exchange Commission Registration Fee	$75,335	*
NYSE Arca Listing Fee	$7,500	*
Printing and engraving expenses	$185,000
Legal fees and expenses	$100,000
Insurance	$0
Accounting fees and expenses	$24,500
Miscellaneous	$25,000

Total	$417,335

*	Previously paid.

Item 14.	Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, manager or other person against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in the limited liability company agreement of the limited liability company.

Section 4.05 of the Declaration of Trust provides that the Sponsor and its directors, shareholders, members, officers, employees, affiliates and subsidiaries shall be indemnified from the Fund and held harmless against any loss, liability or expense incurred by an indemnified party without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of the indemnified party arising out of or in connection with the performance of its obligations under the Declaration of Trust or any actions taken in accordance with the provisions of the Declaration of Trust or (2) the indemnified party’s reckless disregard of its obligations and duties under the Declaration of Trust. The indemnity shall include payment from the Fund of the indemnified party’s costs and expenses of defending itself against any such indemnified claim or liability.

In addition, Section 18 of the Sponsor’s Second Amended and Restated Limited Liability Company Agreement provides that, to the fullest extent permitted by applicable law, a member, director or officer of the Sponsor shall be entitled to indemnification from the Sponsor for any loss, damage or claim incurred by the member, director or officer for any act or omission performed or omitted by the member, director or officer in good faith on behalf of the Sponsor and in a manner reasonably believed to be within the scope of the authority conferred on the member, director, officer by the Sponsor’s Second Amended and Restated Limited Liability Company Agreement; provided, however, that no member, director or officer shall be entitled to be indemnified if the loss, damage or claim was due to the member’s, director’s or officer’s fraud or willful misconduct. A member’s, director’s or officer’s reasonably incurred costs and expenses in defending pending or threatened actions, suits or proceedings will be paid in advance by the Sponsor if the member, director or officer provides an undertaking to repay the amounts advanced if it is ultimately determined that the member, director or officer is not entitled to be indemnified by the Sponsor. The indemnity and the advance of expenses are limited to the Sponsor’s assets, and no member of the Sponsor shall have personal liability for such indemnity. The Sponsor also intends to maintain director and officer liability insurance for the Sponsor, if available on reasonable terms.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

See Exhibit Index below, which is incorporated by reference herein.

(b) Financial Statement Schedules

Not applicable.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. F68

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Trust, incorporated by reference from Exhibit 3.1 to the Form S-1 filed on August 28, 2015

3.2	Certificate of Amendment to Certificate of Trust, incorporated by reference from Exhibit 3.2 to the Form S-1/A filed on August 30, 2016

4.1	Third Amended and Restated Agreement and Declaration of Trust, dated January 6, 2017, incorporated by reference from Exhibit 4.1 to the Form S-1/A filed on January 9, 2017

4.2	Form of Participant Agreement, incorporated by reference from Exhibit 4.2 to the Form S-1/A filed on January 9, 2017

5.1	Opinion of Morgan, Lewis & Bockius LLP as to legality, incorporated by reference from Exhibit 5.1 to the Form S-1/A filed on January 9, 2017

10.1	Custody Agreement—Allocated Bullion Account Agreement, dated October 27, 2016, incorporated by reference from Exhibit 10.1 to the Form S-1/A filed on January 9, 2017

10.2	Custody Agreement—Unallocated Bullion Account Agreement, dated October 27, 2016, incorporated by reference from Exhibit 10.2 to the Form S-1/A filed on January 9, 2017

10.3	Index License Agreement, dated January 5, 2017, incorporated by reference from Exhibit 10.3 to the Form S-1/A filed on January 9, 2017

10.4	Fund Administration and Accounting Agreement, dated January 5, 2017, incorporated by reference from Exhibit 10.4 to the Form S-1/A filed on January 9, 2017

10.5	Transfer Agency and Service Agreement, dated January 5, 2017, incorporated by reference from Exhibit 10.5 to the Form S-1/A filed on January 9, 2017

10.6	Gold Delivery Agreement, dated December 28, 2016, incorporated by reference from Exhibit 10.6 to the Form S-1/A filed on January 9, 2017

10.7	Amended and Restated Sponsor Agreement, dated October 14, 2016, incorporated by reference from Exhibit 10.7 to the Form S-1/A filed on January 9, 2017

10.8	Custody Agreement (Cash Only), dated January 5, 2017, incorporated by reference from Exhibit 10.8 to the Form S-1/A filed on January 9, 2017

10.9	Master Marketing Agent Agreement, dated July 17, 2015, incorporated by reference from Exhibit 10.10 to the Form S-1/A filed on August 30, 2016

10.10	Amendment Agreement dated July 13, 2017 to the Gold Delivery Agreement, dated December 28, 2016, incorporated by reference from Exhibit 10.1 to the Form 10-Q for the quarter ended June 30, 2016 filed on August 4, 2017

10.11	Amendment dated November 28, 2017 to Amended and Restated Sponsor Amendment dated October 14, 2016, incorporated by reference from Exhibit 10.11 to the Form 10-K for the fiscal year ended September 30, 2017 filed on November 29, 2017

23.1	Consent of KPMG LLP

99.1	Index Rules, dated September 12, 2016, incorporated by reference from Exhibit 99.1 to the Form S-1/A filed on January 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on December 14, 2017.

World Currency Gold Trust

By:	WGC USA Asset Management Company, LLC, its Sponsor

	By:	/s/ Joseph R. Cavatoni
Joseph R. Cavatoni,
Principal Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 14, 2017 by the following persons on behalf of the World Currency Gold Trust in the capacities* indicated.

Signature	Capacity

By: /s/ Joseph R. Cavatoni Joseph R. Cavatoni	Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer

By: ** Aram Shishmanian	Director

By: ** William J. Shea	Director

By: ** Rocco Maggiotto	Director

By: ** Neal Wolkoff	Director

Signature

**By: /s/ Joseph R. Cavatoni Joseph R. Cavatoni, Attorney-in-fact

*	The Registrant is a trust and the persons are signing in their capacities as officers or directors of WGC USA Asset Management Company, LLC, the sponsor of the Registrant.